UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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Prologis, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Pier 1, Bay 1

San Francisco, California 94111

March 11, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 annual meeting of stockholders of Prologis, Inc. which will be held on April 29, 2015 at 1:30 p.m., Pacific time, at our corporate headquarters in San Francisco, California. Details of the business to be conducted at the meeting and information about the annual meeting and the matters on which the stockholders will act are included in the Notice of 2015 Annual Meeting of Stockholders and Proxy Statement that follow.

Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. I urge you to promptly vote or authorize your proxy to vote electronically through the Internet, by telephone, or, if you have requested and received a printed copy of the proxy statement, by completing, signing, dating, and returning the proxy card enclosed with the proxy statement. Authorizing your proxy or returning your proxy card does not deprive you of your right to attend the meeting and vote your shares in person.

We are pleased to be furnishing proxy materials to our stockholders primarily through the Internet instead of delivery of printed materials by mail. We believe that electronic delivery expedites stockholders’ receipt of proxy materials, while also lowering the cost of delivery and reducing the environmental impact of our annual meeting.

On or about March 18, 2015, we intend to distribute to our stockholders:

(i)	either in printed form by mail or electronically by e-mail, a Notice of 2015 Annual Meeting of Stockholders and Internet Availability of Proxy Materials containing instructions on: (a) how to electronically access our 2015 Proxy Statement and 2014 Annual Report to Stockholders, which includes our 2014 Annual Report on Form 10-K; (b) how to vote; and (c) how to request printed proxy materials (if desired) and

(ii)	if requested or required, printed proxy materials which will include our 2015 Proxy Statement, our 2014 Annual Report on Form 10-K, and a proxy card.

On the mailing date, all stockholders and beneficial owners will have the ability to access all of the proxy materials on the Internet at www.proxyvote.com or http://ir.prologis.com/annuals.cfm.

We encourage you to read our 2014 Annual Report to Stockholders and hope you will find it interesting and useful.

On behalf of the board of directors, I would like to express our appreciation for your continued interest in Prologis.

Sincerely,

HAMID R. MOGHADAM
Chairman and Chief Executive Officer

This proxy statement and accompanying form of proxy are first being made available to you on or about March 11, 2015.

Every stockholder’s vote is important. Please authorize your proxy through the Internet, by telephone, or complete, sign, date, and return your proxy card.

NOTICE OF 2015 ANNUAL MEETING

OF STOCKHOLDERS

1:30 p.m., April 29, 2015

Prologis Corporate Headquarters

Pier 1, Bay 1

San Francisco, California 94111

March 11, 2015

To our Stockholders:

The 2015 annual meeting of stockholders of Prologis, Inc. will be held at our corporate headquarters at Pier 1, Bay 1, San Francisco, California 94111 on April 29, 2015 at 1:30 p.m., Pacific time, for the following purposes:

1.	To elect ten directors to our board of directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;
2.	Advisory vote to approve the company’s executive compensation for 2014;
3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year 2015; and
4.	To consider any other matters that may properly come before the meeting and at any adjournments or postponements of the meeting.

Holders of shares of our common stock of record at the close of business on March 9, 2015 are entitled to notice of and to vote at the annual meeting of stockholders and any adjournment(s) or postponement(s) thereof.

It is important that your shares be represented and voted at the annual meeting. You can vote your shares by proxy through the Internet, by telephone, or by mail using the instructions on the proxy card. Any proxy may be revoked in the manner described in the accompanying proxy statement at any time prior to its exercise at the annual meeting.

On or about March 18, 2015, we intend to distribute to our stockholders:

(i)	either in printed form by mail or electronically by e-mail, a Notice of Annual Meeting and Internet Availability of Proxy Materials containing instructions on: (a) how to electronically access our 2015 Proxy Statement and 2014 Annual Report to Stockholders, which includes our 2014 Annual Report on Form 10-K; (b) how to vote; and (c) how to request printed proxy materials (if desired) and

(ii)	if requested or required, printed proxy materials, which will include our 2015 Proxy Statement, our 2014 Annual Report on Form 10-K, and a proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 29, 2015.

Proxy materials, including the 2015 Proxy Statement and the 2014 Annual Report to Stockholders, are available at www.proxyvote.com.

On behalf of the Board of Directors,

EDWARD S. NEKRITZ

Chief Legal Officer, General Counsel, and Secretary

PROXY STATEMENT

2015 ANNUAL MEETING OF STOCKHOLDERS

Pier 1, Bay 1, San Francisco, California 94111

INFORMATION CONCERNING THE PROXY MATERIALS AND THE ANNUAL MEETING

The board of directors (the “Board”) of Prologis, Inc. is soliciting proxies to be voted at the 2015 annual meeting of stockholders and at any adjournment(s) or postponement(s) thereof. The annual meeting of stockholders will be held on April 29, 2015 at Prologis’ corporate headquarters located at Pier 1, Bay 1, San Francisco, California 94111, beginning at 1:30 p.m., Pacific time.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully. In accordance with the rules of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of the proxy materials to each stockholder of record or beneficial owner, we furnish proxy materials (our 2015 Proxy Statement and our 2014 Annual Report to Stockholders, which includes our Annual Report on Form 10-K) to many of our stockholders by providing access to such documents through the Internet. Stockholders will receive printed copies of the proxy materials if they have elected this form of delivery or they are participants in the Prologis 401(k) Savings Plan (“401(k) Plan”). Printed copies of the proxy materials will be provided upon request at no charge by submitting a written notice to Investor Relations, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

On or about March 18, 2015, the Notice of Annual Meeting and Internet Availability of Proxy Materials (“Notice of Internet Availability”) will be distributed to many of our stockholders, either in printed form by mail or electronically by email, in lieu of mailing the printed proxy materials. The Notice of Internet Availability instructs stockholders as to how they may: (i) access and review all of the proxy materials through the Internet; (ii) submit their proxy; and (iii) receive printed proxy materials. Also on or about March 18, 2015, printed proxy materials, including our 2015 Proxy Statement and our Annual Report on Form 10-K for 2014, will be mailed to all other stockholders, as requested or required. On the mailing date, all stockholders and beneficial owners will have the ability to access all of the proxy materials on the Internet at www.proxyvote.com or http://ir.prologis.com/annuals.cfm.

Stockholders may request to receive printed proxy materials by mail or electronically by e-mail on an ongoing basis by following the instructions included in the Notice of Internet Availability. Providing future proxy materials electronically by e-mail saves some of the costs associated with printing and delivering the materials and reduces the environmental impact of our annual meetings. An election to receive proxy materials electronically by e-mail will remain in effect until such time as the stockholder elects to terminate it.

Your vote is very important.    For this reason, the Board is requesting that you permit your common stock to be represented and voted at the annual meeting by the proxies named on the proxy card. To ensure that your shares are voted at the annual meeting, authorize your proxy by telephone, through the Internet, or by completing, signing, dating, and returning the proxy card provided with the printed proxy materials. If you are a stockholder of record, you may still attend the annual meeting and vote despite having previously authorized your proxy by any of these methods. Any proxy may be revoked in the manner described below at any time prior to its exercise at the annual meeting. Stockholders must bring proof of current ownership of our common stock to be admitted to and attend the 2015 annual meeting.

For shares held in “street name” through a broker or other nominee, the broker or nominee is not permitted to exercise voting discretion with respect to certain of the matters to be acted upon at the annual meeting. If specific instructions are not provided, the stockholder’s shares will not be voted on those matters. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

References in this proxy statement to “we,” “us,” “our,” the “company,” and “Prologis” refer to Prologis, Inc. and its subsidiaries, unless the context otherwise requires.

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QUESTIONS AND ANSWERS

Q:	Who may vote at the annual meeting?

A:	Holders of record of Prologis common stock at the close of business on the record date, March 9, 2015, are entitled to notice of and to vote at the annual meeting. As of March 9, 2015, there were 521,175,680 shares of our common stock outstanding. Each issued and outstanding share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

Q:	What proposals will be voted on at the annual meeting?

A:	At the annual meeting, you will be asked to consider and vote upon three proposals:

Proposal 1.     To elect ten directors to the Board to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

Proposal 2.     Advisory vote to approve the company’s executive compensation for 2014; and

Proposal 3.     To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year 2015.

We will also consider other matters that may properly come before the annual meeting.

A summary of the proposals and the voting requirements with respect to each proposal are contained elsewhere in this proxy statement.

Q:	How does the Board recommend that I vote?

A:	The Board recommends a vote:

•	for the election of each of the ten nominees to the Board named in the proxy statement (Proposal 1);

•	for the approval of the company’s executive compensation for 2014 (Proposal 2); and

•	for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year 2015 (Proposal 3).

Q:	What is the quorum requirement for the meeting?

A:	There is no right to cumulative voting. A quorum is met if a majority of the shares of common stock outstanding as of the record date are represented, in person or by proxy, at the annual meeting. Your shares are counted as present at the meeting if you are present and entitled to vote in person at the meeting, if you have properly submitted a proxy card, or if you authorize your proxy to vote your shares by telephone or through the Internet.

If you are present at the annual meeting in person or by proxy, but you abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote for purposes of determining a quorum.

Broker non-votes are also counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares of our common stock for a beneficial owner is present at the meeting, in person or by proxy, and entitled to vote, but does not

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vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions on how to vote with respect to that item from the beneficial owner.

Q:	How can I vote my shares in person at the annual meeting?

A:	If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares and a Notice of Internet Availability or printed proxy materials and a proxy card are being sent directly to you. As the stockholder of record, you have the right to vote in person at the annual meeting. If you choose to vote in person at the annual meeting, you can bring the proxy card mailed to you if you received printed proxy materials, or you can vote using a ballot that will be provided to you at the annual meeting. Even if you plan to attend the annual meeting, we recommend that you authorize your proxy to vote your shares in advance so that your vote will be counted should you later decide not to attend the annual meeting.

Most of our stockholders hold their shares in street name through a broker, bank, trustee, or other nominee rather than directly in their own name. In this case, you are considered the beneficial owner of shares held in street name, and a Notice of Internet Availability or printed proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the annual meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares, which will give you the right to vote the shares at the annual meeting. You will need to contact your broker, bank, trustee, or nominee to obtain a legal proxy. You will need to bring that legal proxy to the annual meeting in order to vote in person.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank, trustee, or nominee. In most cases, you will be able to do this by telephone, through the Internet, or by mail. If you are a stockholder of record, please refer to the summary instructions on the proxy card included with your proxy materials or the instructions on how to vote contained in the Notice of Internet Availability. If you hold your shares in street name, the voting instructions will be communicated to you by your broker, bank, trustee, or nominee. The Notice of Internet Availability also provides instructions on how you can request a printed copy of the proxy materials and proxy card if you desire.

By Telephone or through the Internet — If you have telephone or Internet access, you may submit your proxy by following the instructions included with your proxy materials or, if you requested a printed copy of the proxy materials, on the proxy card. If you provide specific voting instructions, your shares will be voted as you have instructed.

By Mail — If you requested a printed copy of the proxy materials, you may submit your proxy by mail by signing the proxy card or, for shares held in street name, by following the voting instruction card included by your broker, bank, trustee, or nominee and mailing it in the postage-paid envelope that is included. If you provide specific voting instructions, your shares will be voted as you have instructed.

The telephone and Internet proxy voting facilities for stockholders of record will close at 11:59 p.m., Eastern time, on April 28, 2015, unless the meeting is postponed or adjourned, in which case such voting facilities may remain open or be reopened until the day before the postponed or adjourned meeting.

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The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, trustee, or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive from your broker, bank, trustee, or nominee.

If you vote by telephone or through the Internet, you do not have to return a proxy card or voting instruction card.

The telephone and Internet proxy voting procedures are designed to authenticate stockholders by use of a control number and to allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the annual meeting if you later decide to attend the annual meeting in person.

Q:	How can I change my vote after I have voted?

A:	You may revoke your proxy at any time and change your vote at any time before the final vote at the annual meeting. If you are a stockholder of record, you may do this by signing and submitting a written notice to Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111, by submitting a new proxy card with a later date, by voting again by telephone or through the Internet (your latest telephone or Internet proxy is counted), or by attending the annual meeting in person and voting by ballot at the annual meeting. If you hold your shares beneficially in street name, you will need to contact your broker, bank, trustee, or nominee to determine the process for revoking a voting instruction. Merely attending the annual meeting will not revoke a proxy unless you specifically request your proxy to be revoked.

All shares that have been properly voted and not revoked will be voted at the annual meeting.

Q:	What happens if I do not give specific voting instructions?

A:	If you hold your shares directly in your name, and you sign and return a proxy card without giving specific voting instructions, the shares of common stock represented by that proxy will be voted as recommended by the Board. If you hold your shares in street name through a broker, bank, trustee, or nominee and you do not provide specific voting instructions, your broker, bank, trustee, or nominee will have discretion to vote such shares but only with respect to routine matters (Proposal 3).

If no voting instructions are received from you, and you hold your shares in street name, your broker, bank, trustee, or nominee will not turn in a proxy card for your shares on the non-routine matters proposed at our annual meeting. Non-routine matters are the election of directors (Proposal 1) and the advisory vote to approve the company’s executive compensation for 2014 (Proposal 2).

If you hold shares in your 401(k) Plan account and do not provide the trustee of the 401(k) Plan with specific voting instructions, the trustee will vote all uninstructed shares held in our 401(k) Plan in the same proportion as how instructed shares held in the 401(k) Plan are voted.

Q:	Why did I receive the Notice of Internet Availability in the mail instead of printed proxy materials?

A:	We have implemented the Notice and Access Rule enacted by the SEC for distribution of materials for our annual meeting. Accordingly, we are sending a Notice of Internet Availability to many of our stockholders of record and our beneficial owners. All stockholders will be able to access the proxy materials (2015 Proxy Statement and the 2014 Annual Report to Stockholders, including our Annual Report on Form 10-K) through the Internet at the website address noted on the Notice of Internet Availability. We believe that the electronic availability of materials is an appropriate proxy communication solution that will allow us to provide our stockholders with the materials they need, while lowering the cost of delivery and reducing the environmental impact of our annual meetings. Stockholders may request to receive printed copies of the proxy materials.

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Q:	How can I access the proxy materials electronically?

A:	The Notice of Internet Availability provides you with instructions regarding how to view our proxy materials through the Internet. Specifically, you may view a copy of the proxy materials on the Internet by visiting www.proxyvote.com.

You may also access the proxy materials, including an electronic copy of our 2014 Annual Report to Stockholders, at the Investor Relations page of our website, http://ir.prologis.com/annuals.cfm.

Q:	How may I elect to receive future proxy materials electronically instead of by mail?

A:	If you wish to receive future proxy materials electronically by e-mail instead of by mail, you may register to do so at the Investor Relations page of our website, www.prologis.com, and select the link “Consent for Electronic Delivery.” Alternatively, you can sign up for electronic delivery of proxy materials by following the instructions on the proxy card with respect to how to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. By choosing to receive your future proxy materials electronically by e-mail, you will save us the cost of printing and mailing documents to you which will also reduce the environmental impact of our annual meetings. If you register to receive future proxy materials electronically by e-mail, you will receive an e-mail next year with instructions on how to access those proxy materials and how to vote. If you change your e-mail address, you will need to update your registration. Your election on how to receive proxy materials will remain in effect until you terminate it.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the items of business described in this proxy statement, we do not anticipate that any other matters will be raised at the annual meeting. If any other matters are properly presented at the annual meeting for consideration, the persons named as proxies and acting thereunder will have discretion to vote on those matters for you.

Q:	Who pays for the cost of this proxy solicitation?

A:	We pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers, or employees, in person or by telephone, facsimile, or other electronic means. These people will not be specially compensated for their solicitation of proxies.

In accordance with the rules and regulations of the SEC and the New York Stock Exchange (“NYSE”), we will also reimburse brokerage firms and other custodians, nominees, and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of our common stock.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PROLOGIS, INC. SINCE THE DATE OF THIS PROXY STATEMENT.

Q:	What is the deadline to propose actions for consideration at the 2016 annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at our next annual meeting expected to be held in 2016 as follows:

Deadline for Submitting Stockholder Proposals for Inclusion in our 2016 Proxy Statement.     Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) provides that

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certain stockholder proposals must be included in the proxy statement for our annual meeting. For a stockholder proposal to be considered for inclusion in the 2016 proxy statement for our 2016 annual meeting, it must be received at our principal executive offices (Pier 1, Bay 1, San Francisco, California 94111) no later than November 12, 2015. The proposal must comply with the SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in our proxy materials. Proposals and nominations should be addressed to Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

If, however, the date of the 2016 annual meeting is advanced or delayed by more than 30 days from April 29, 2016, we must receive notice a reasonable time before we begin to print and distribute our proxy materials.

Deadline for Submitting Stockholder Proposals or Director Nominations not to be Included in our 2016 Proxy Statement.     If you intend to present a proposal or nomination for director at our 2016 annual meeting, but you do not intend to have it included in our 2016 proxy statement, the notice of proposal or nomination must be delivered to, or mailed and received by, us at our principal executive offices (Pier 1, Bay 1, San Francisco, California 94111) between December 31, 2015 and January 30, 2016.

If, however, the date of the 2016 annual meeting is advanced or delayed by more than 30 days from April 29, 2016, we must receive the notice of proposal or nomination not more than 120 days prior to the date of the 2016 annual meeting and not less than 90 days prior to the date of the 2016 annual meeting.

If less than 100 hundred days’ notice or prior public disclosure of the date of the 2016 annual meeting (which was advanced or delayed by more than 30 days from April 29, 2016) is given or made to stockholders, the deadline to receive the notice of proposal or nomination is the close of business on the 10th day following the day on which notice of the 2016 annual meeting date was mailed or publicly disclosed. Proposals and nominations should be addressed to Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

As set forth in our Bylaws, for stockholder proposals other than director nominations, such stockholder’s notice must contain, among other things, with respect to each proposed matter:

•	a brief description of the business and the reasons for conducting such business at the annual meeting;

•	the name of the stockholder and any “stockholder associated person” (as defined in our Bylaws);

•	the record address or current address, if different, of the stockholder and any stockholder associated person;

•

the class, series, and number of shares the stockholder and any stockholder associated person beneficially holds (including the number of shares held beneficially but not of record and the name of any nominee holder of such shares);

•	any material interest the stockholder or any stockholder associated person has in such business;

•

whether and the extent to which hedging or other transaction(s) have been entered into by the stockholder or on the stockholder’s behalf, or by a stockholder associated person or on that person’s behalf (including any agreement, arrangement, or understanding made with the effect or intent to mitigate loss, manage risk of stock price changes, or to increase the voting power of such stockholder or stockholder associated person) and a general description of such activity; and

•	to the extent known by the stockholder giving notice, the name and address of any other stockholder supporting a proposal of other business.

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Please review our Bylaws for more information regarding requirements to submit a stockholder proposal outside of Rule 14a-8.

As set forth in our Bylaws, for director nominations, a stockholder’s notice must contain, among other things, with respect to each proposed nominee:

•	the name, age, business address, and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the class, series, and number of shares beneficially held by the proposed nominee, the date such shares were acquired, and the investment intent of such acquisition;

•	any other information relating to the proposed nominee that is required to be disclosed under Regulation 14A of the Exchange Act;

•	the proposed nominee’s written consent to serve as a director if elected;

•

a statement whether such person, if elected or re-elected, or as a condition thereto, will tender an irrevocable resignation effective upon failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board; and

•

with respect to the stockholder giving the notice: (i) the name of the stockholder, the record address (or current address, if different) of the stockholder, and the class, series, and number of shares the stockholder beneficially holds (including the number of shares held beneficially but not of record and the name of any nominee holder of such shares); (ii) whether and the extent to which hedging or other transaction(s) have been entered into by the stockholder or on the stockholder’s behalf (including any agreement, arrangement, or understanding made with the effect or intent to mitigate loss, manage risk of stock price changes, or to increase the voting power of such stockholder) and a general description of such activity; and (iii) to the extent known by the stockholder giving notice, the name and address of any other stockholder giving notice, the name and address of any other stockholder supporting the nominee for election or re-election as a director, as well as similar information regarding any stockholder associated person.

We may require a proposed nominee to furnish other information to determine the eligibility of such proposed nominee to serve as one of our directors, including, without limitation, information regarding the skills, qualifications, and experience of a proposed nominee, as well as the other items set forth below under “Election of Directors—Nominees—Director Qualifications, Skills and Experience.” Please review our Bylaws for more information regarding requirements to nominate directors.

Copy of Bylaws.     A copy of the full text of our Bylaws may be obtained, free of charge, upon written request to Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

The date of this proxy statement is March 11, 2015.

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SUMMARY OF PROPOSALS SUBMITTED FOR VOTE

Proposal 1: Election of Directors

Nominees

At the annual meeting you will be asked to elect to the Board the ten persons nominated by the Board. The directors will be elected to one-year terms and will hold office until the 2016 annual meeting and until their successors are duly elected and qualified.

Vote Required

You may vote for, vote against, or abstain from voting for any of the director nominees. Assuming a quorum is present, to elect a particular director nominee, the number of votes cast “For” a director nominee by the holders of shares of common stock entitled to vote on the election of directors and represented in person or by proxy at the annual meeting must exceed the number of such votes cast “Against” the director nominee. Abstentions and broker non-votes, if any, will have no effect on the outcome of the election. A more detailed description of these majority voting procedures is provided below under “Election of Directors.”

Proposal 2: Advisory Vote to Approve the Company’s Executive Compensation for 2014

Advisory Vote to Approve Executive Compensation for 2014

At the annual meeting you will be asked to approve a resolution on the company’s executive compensation for 2014 as reported in this proxy statement. Because your vote is advisory, it will not be binding upon the Board. Although non-binding, we value the opinions of our stockholders and will review and consider the voting results when making future executive compensation decisions.

Vote Required

You may vote for, vote against, or abstain from voting to approve the resolution on the company’s executive compensation for 2014. Assuming a quorum is present, to be approved by the stockholders, the proposal must receive the affirmative vote of a majority of the shares of common stock having voting power present in person or by proxy at the annual meeting. Abstentions and broker non-votes, if any, are considered voting power present in person or by proxy and thus will have the same effect as votes cast “Against” the proposal.

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm

At the annual meeting you will be asked to ratify the appointment of KPMG LLP by the Audit Committee (the “Audit Committee”) of the Board as the company’s independent registered public accounting firm for the year 2015.

Vote Required

You may vote for, vote against, or abstain from voting on ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the year 2015. Assuming a quorum is present, to be approved by the stockholders, the proposal must receive the affirmative vote of a majority of the shares of common stock having voting power present in person or by proxy at the annual meeting. Abstentions and broker non-votes, if any, are considered voting power present in person or by proxy and thus will have the same effect as votes cast “Against” the proposal.

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Abstentions and broker non-votes are counted for purposes of determining whether a quorum is reached.

The Board unanimously recommends that the stockholders vote FOR proposals 1, 2, and 3.

The foregoing are only summaries of the proposals. You should review the full discussion of each proposal in this proxy statement before casting your vote.

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ELECTION OF DIRECTORS	PROPOSAL 1

Nominees

The Board currently consists of 11 directors, ten of whom are standing to be elected to the Board at the 2015 annual meeting of stockholders to hold office until the 2016 annual meeting and until their successors are duly elected and qualified. Mr. Steuert will retire from the Board effective on April 29, 2015.

The shares represented by the proxies received will be voted for the election of each of the ten nominees named below, unless you indicate in the proxy that your vote should be cast against any or all of the director nominees or that you abstain from voting. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified, or until the earliest of his or her resignation, retirement, or death. The ten nominees for election to the Board at the 2015 annual meeting, all proposed by the Board, are listed below with brief biographies. We do not know of any reason why any nominee would be unable or unwilling to serve as a director, if elected. However, if a nominee becomes unable to serve or will not serve, proxies may be voted for the election of such other person nominated by the Board as a substitute or the Board may reduce the number of directors.

Majority Voting

Our Bylaws provide that the vote required for election of directors is a “majority vote of the votes cast” in uncontested elections of directors. Accordingly, directors are required to be elected by the majority of votes cast by the shares present in person or represented by proxy with respect to such director in uncontested elections. A majority of the votes cast means that the number of shares voted “For” a director nominee by the holders of shares of common stock entitled to vote on the election of directors and represented in person or by proxy at the annual meeting must exceed the number of such shares voted “Against” the director nominee. Abstentions and broker non-votes, if any, will have no effect on the outcome of the proposal. In a contested election (where a determination is made that the number of director nominees is expected to exceed the number of directors to be elected at a meeting), the vote standard will be a plurality of the votes cast with respect to such director. In the event of a contested election where the plurality vote standard applies, stockholders shall be permitted to vote only “for” a director nominee or to designate their vote be “withheld” from such nominee.

If a nominee who is serving as a director is not elected by a majority vote at the annual meeting, then, under Maryland law, such director would continue to serve as a “holdover director.” Under our Bylaws, any director who fails to be elected by a majority vote shall tender his or her resignation to the Board, subject to acceptance by the Board. The Board Governance and Nomination Committee (the “Governance Committee”) of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will then act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of election results or, if the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is duly elected and qualified. The director who tenders his or her resignation will not participate in the Board’s decision. Non-incumbent directors who are not elected at the annual meeting would not become directors and would not serve on the Board as a “holdover director.”

The Board has affirmatively determined that all of the director nominees, other than Hamid R. Moghadam, are independent directors in accordance with NYSE rules, our governance guidelines, and our Bylaws.

Director Qualifications, Skills, and Experience

Each of the director nominees was chosen to serve on the Board based on his or her qualifications, skills, and experience, as discussed in their biographies, and how those characteristics supplement the

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resources and talent on the Board. In making its nominations, the Governance Committee assessed the director nominee’s integrity, accountability, judgment, maturity, supportiveness in working with others, history of high standards, willingness to commit the time and energy needed to satisfy the requirements of Board and committee membership, awareness and ongoing education, balance with other commitments, and financial literacy. The committee also assessed the director nominee’s ability to contribute to the Board in a way that can enhance perspective and experiences through diversity in gender, ethnic background, geographic origin, and professional experience. In addition to other attributes, the slate of director nominees possess skills and experience in the following areas:

•	real estate investments (development and management);

•	strategic planning;

•	executive management;

•	corporate finance;

•	global operations; and

•	risk management.

While the Governance Committee does not have a formal policy regarding diversity, the committee does consider diversity of the Board in identifying director nominees, including the candidates’ race, gender, geographical diversity, and diversity in experience, professional background and areas of expertise.

Process for Selecting Directors

To identify potential nominees for the Board, the Governance Committee first evaluates the current members of the Board who are willing to continue in service. Current members of the Board are considered for re-nomination in view of our developing needs, balancing the value of their continued service with that of obtaining new perspectives. If necessary, the committee then solicits ideas for possible candidates from a number of sources, which can include other Board members, executive management, and individuals known to members of the Board who are not affiliated with the company. The committee may also retain a third-party to assist in identifying potential nominees; however, the committee has not done so in the past. Our governance guidelines provide that directors will not be nominated or appointed to the Board if they are, or would be, 72 years or older at the time of the election or appointment. Term limits on directors’ service have not been instituted.

Each of the director nominees has consented to be named in this proxy statement and to serve as a director if elected. Information about each director nominee’s share ownership is presented below under “Information Relating to Stockholders, Directors, Nominees, and Executive Officers—Security Ownership.” Certain of the director nominees previously served on the board of ProLogis (the “Trust”). In June 2011, AMB Property Corporation (“AMB”) and ProLogis completed a merger transaction (the “Merger”) and, effective with the Merger, our name was changed from AMB to Prologis, Inc.

The Board unanimously recommends that the stockholders vote FOR the election of each nominee.

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Biographical Information

Hamid R. Moghadam

Chairman of the Board since January 2000; Director since November 1997

Board Committees: Executive

Mr. Moghadam, 58, has been our chief executive officer since the end of December 2012 and was our co-chief executive officer from June 2011 to December 2012. He is the co-founder of AMB Property Corporation and was AMB’s chief executive officer from November 1997 (from the time of AMB’s initial public offering) to June 2011 when AMB merged with the Trust.

Mr. Moghadam is a Trustee of Stanford University and serves on the Executive Committee of the Board of Directors of the Urban Land Institute. Mr. Moghadam holds Bachelor’s and Master’s degrees in engineering from the Massachusetts Institute of Technology and a Master of Business Administration from the Graduate School of Business at Stanford University. Mr. Moghadam’s day-to-day leadership of the company since 1983 provides the Board with a particular expertise in strategic planning, executive management, real estate investments and management, capital allocation, and overall risk management.

George L. Fotiades

Director since June 2011 (prior to the Merger served as a trustee of the Trust from December 2001 to June 2011)

Board Committees: Compensation (Chair)

Mr. Fotiades, 61, has been an operating partner and chairman, Healthcare Investments at Diamond Castle Holdings, a private equity investment firm, since April 2007. Mr. Fotiades was chairman of Catalent Pharma Solutions, Inc., a provider of advanced technologies for pharmaceutical, biotechnology, and consumer health companies, from June 2007 to February 2010. Mr. Fotiades is a member of the board of AptarGroup, Inc., a global dispensing systems company, and is vice chairman of the board of Cantel Medical Corp., a provider of infection prevention and control products. He previously served on the board of Alberto-Culver Company, a consumer products company specializing in hair and skin care products.

Mr. Fotiades was previously the president and chief operating officer of Cardinal Health, Inc. and also served as president and chief executive officer of Cardinal’s Pharmaceutical Technologies and Services segment. Mr. Fotiades also served as president of Warner-Lambert’s consumer healthcare business, as well as in other senior positions at Bristol-Myers Squibb, Wyeth, and Procter & Gamble. Mr. Fotiades holds a Master of Management from The Kellogg School of Management at Northwestern University and a Bachelor of Arts from Amherst College. As a result of these and other professional experiences, Mr. Fotiades brings extensive experience in executive management of global operations, strategic planning, and sales and marketing to the Board.

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Christine N. Garvey

Director since June 2011 (prior to the Merger served as a trustee of the Trust from September 2005 to June 2011)

Board Committees: Audit, Governance

Ms. Garvey, 69, retired from Deutsche Bank AG, a global investment bank, in May 2004, where she served as global head of corporate real estate services at Deutsche Bank AG London from May 2001 until her retirement. She was a consultant to Deutsche Bank AG from 2004 to 2006. Ms. Garvey is a member of the boards of HCP, Inc., a real estate investment trust investing in health care real estate, Toll Brothers, Inc., a luxury home builder, and UnionBanCal Corporation, a wholly owned subsidiary of the Bank of Tokyo-Mitsubishi. Ms. Garvey was previously a member of the board of MPG Office Trust, Inc., a real estate investment trust investing in office properties.

Ms. Garvey was previously vice president, worldwide real estate and workplace resources for Cisco Systems, Inc. and also held several positions with Bank of America, including group executive vice president and head of national commercial real estate services. Ms. Garvey was a member of the board of Catellus Development Corporation prior to its merger with the Trust in 2005 and was also on the board of Hilton Hotels Corporation. Ms. Garvey holds a Juris Doctor degree from Suffolk University Law School and a Bachelor of Arts, magna cum laude, from Immaculate Heart College in Los Angeles. As a result of these and other professional experiences, Ms. Garvey brings extensive experience in real estate investments, strategic planning, corporate finance, legal issues, and, through her service on audit committees of public companies, audit and accounting experience to the Board.

Lydia H. Kennard

Director since August 2004

Board Committees: Governance (Chair)

Ms. Kennard, 60, is the founder and chief executive officer of KDG Construction Consulting, a provider of project and construction management services, and a principal of Airport Property Ventures, LLC, an aviation focused real estate operating and development company. Ms. Kennard is a member of the board of Freeport-McMoRan Copper & Gold Inc., a natural resource company. Ms. Kennard was a member of the board of URS Corporation, a provider of engineering, construction, and technical services, until October 2014 at which time it merged with AECOM Technology Corporation. Ms. Kennard was also previously a member of the board of Intermec, Inc., an automated identification and data collection company.

Ms. Kennard served as executive director of Los Angeles World Airports, a system of airports comprising Los Angeles International, Palmdale Regional, and Van Nuys General Aviation Airports from 1999 to 2003 and again from 2005 to 2007. From 1994 to 1999, she served as the system’s deputy executive for design and construction. She has also previously served on the board of Indymac Bancorp, Inc. Ms. Kennard holds a Juris Doctor degree from Harvard University, a Master’s degree in city planning from Massachusetts Institute of Technology, and a Bachelor of Science in urban planning and management from Stanford University. As a result of these and other professional experiences, Ms. Kennard brings extensive experience in real estate management and development, executive management, knowledge of the airport and aviation industries, and urban planning to the Board.

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J. Michael Losh

Director since January 2003

Board Committees: Audit (Chair)

Mr. Losh, 68, was interim chief financial officer of Cardinal Health, Inc., a health care products and services company, from July 2004 to May 2005 and served on its board from 1996 until September 2009. Mr. Losh spent 36 years with General Motors Corporation, an automobile manufacturer, most recently as executive vice president and chief financial officer from July 1994 to August 2000 and as chairman of GMAC, General Motors’ financial services group, from July 1994 to April 1999. Mr. Losh serves as presiding director of the board of CareFusion Corporation, a global medical technology company, and is a member of the boards of AON Corporation, a global provider of risk management services, insurance and re-insurance, and human resource consulting and outsourcing, Masco Corporation, a home improvement and building products company, H.B. Fuller Company, a global formulator, manufacturer, and marketer of chemical products, and TRW Automotive Holdings Inc., a global automotive supply company.

Mr. Losh holds a Master in Business Administration from Harvard University and a Bachelor of Science in mechanical engineering from Kettering University. As a result of these and other professional experiences, Mr. Losh brings extensive experience in executive management, strategic planning, corporate finance, and, through his service on audit committees of public companies, audit and accounting experience to the Board.

Irving F. Lyons III

Lead Independent Director since June 2011 (prior to the Merger served as a trustee of the Trust from September 2009 to June 2011 and from March 1996 to May 2006)

Board Committees: Executive

Mr. Lyons, 65, has been a principal with Lyons Asset Management, a private equity firm, since January 2005. In 2004, Mr. Lyons retired from the Trust where he had served as chief investment officer from 1997 until his retirement. He joined the Trust in 1993 and served as president from 1999 to 2001 and vice chairman from 2001 to 2004. Mr. Lyons is a member of the boards of Equinix, Inc., a global data center operator, and Essex Property Trust, Inc., a real estate investment trust investing in apartment communities. Mr. Lyons served as chairman of the board of BRE Properties, Inc. prior to its merger with Essex Property Trust, Inc. in April 2014.

Mr. Lyons joined the Trust when King & Lyons, an industrial real estate management and development company, was acquired by the Trust in 1993. Mr. Lyons had been the managing general partner in that firm since its inception in 1979 and was one of its principals at the time of the acquisition. Mr. Lyons received a Master in Business Administration from Stanford University and a Bachelor of Science in industrial engineering and operations research from the University of California at Berkeley. As a result of these and other professional experiences, Mr. Lyons brings extensive experience in real estate investments and management to the Board while also providing a unique perspective and insight into our business model, strategy, and markets.

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David P. O’Connor

Director since January 2015

Board Committees: None

Mr. O’Connor, 50, is a private investor and managing partner of High Rise Capital Partners, LLC. He was the co-founder and senior managing partner of High Rise Capital Management LP, a real estate securities hedge fund manager that operated from 2001 to 2011. Mr. O’Connor serves as a member of the board of Regency Centers, Inc., a publicly traded real estate investment trust specializing in shopping centers, and Paramount Group, Inc., a publicly traded real estate investment and management company specializing in office buildings. He previously served on the board of Songbird Estates plc, the publicly traded majority owner of Canary Wharf in London, UK.

Mr. O’Connor was previously a principal, co-portfolio manager, and investment committee member of European Investors, Inc., a large dedicated real estate investment trust investor, from 1994 to 2000. Mr. O’Connor received a Master of Science in real estate from New York University and holds a Bachelor of Science degree from the Carroll School of Management at Boston College. As a result of these and other professional experiences, Mr. O’Connor brings extensive experience in real estate investments and management to the Board.

Jeffrey L. Skelton

Director since November 1997

Board Committees: Governance, Executive (Chair)

Mr. Skelton, 65, retired in 2009 as president and chief executive officer of Symphony Asset Management, a subsidiary of Nuveen Investments, Inc., an investment management firm. After his retirement in 2009 and until 2013, Mr. Skelton was a co-founder and managing partner of Resultant Capital Partners, an investment management firm.

Prior to founding Symphony Asset Management in 1994, Mr. Skelton was with Wells Fargo Nikko Investment Advisors from 1984 to 1993, where he served in a variety of capacities, including chief research officer, vice chairman, co-chief investment officer, and chief executive officer of Wells Fargo Nikko Investment Advisors Limited in London. Previously, Mr. Skelton was also an assistant professor of finance at the University of California at Berkeley, Walter A. Haas School of Business. Mr. Skelton holds a Ph.D. in mathematical economics and finance and a Master of Business Administration from the University of Chicago. As a result of these and other professional experiences, Mr. Skelton brings extensive experience in strategic planning, executive management, finance, and investments to the Board.

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Carl B. Webb

Director since August 2007

Board Committees: Audit, Compensation

Mr. Webb, 65, is currently the co-managing member of Ford Financial Fund II, L.P. a private equity firm focusing on equity investments in financial services, a position he has held since February 2012. From June 2008 until December 2012, Mr. Webb was a senior partner of Ford Management, L.P., a private equity firm that owned substantially all of Pacific Capital Bancorp. Mr. Webb was the chief executive officer and a board member of Pacific Capital Bancorp and chairman and chief executive officer of Pacific Capital Bank, N.A. from August 2010 until December 2012 when these companies were merged with UnionBanCal Corporation. Mr. Webb has also served as a consultant to Hunter’s Glen/Ford, Ltd., a private investment partnership, since November 2002. Additionally, Mr. Webb is a member of the board of Hilltop Holdings Inc., a publicly traded financial services holding company.

Mr. Webb previously served on the boards of Plum Creek Timber Company, M & F Worldwide Corp., and Triad Financial SM LLC, where he was co-chairman from July 2007 to October 2009 and served as interim president and chief executive officer from August 2005 to June 2007. Since 1983, Mr. Webb held executive positions at banking institutions, including Golden State Bancorp, Inc. and its subsidiary, California Federal Bank, FSB, First Madison Bank, FSB, First Gibraltar Bank, FSB, and First National Bank at Lubbock. Mr. Webb received a Bachelor of Business Administration from West Texas A&M University and a graduate banking degree from Southwestern Graduate School of Banking at Southern Methodist University. As a result of these and other professional experiences, Mr. Webb brings extensive experience in executive management, finance, and strategic planning, as well as expertise in the financial industry, to the Board.

William D. Zollars

Director since June 2011 (prior to the Merger served as a trustee of the Trust from December 2001 to May 2010)

Board Committees: Governance, Compensation

Mr. Zollars, 67, retired from YRC Worldwide, Inc., a global transportation service provider, in July 2011 where he served as chairman, president, and chief executive officer from 1999 until his retirement. He was president of Yellow Transportation, Inc. from 1996 to 1999. Mr. Zollars is a member of the boards of Cerner Corporation, a supplier of healthcare information technology solutions, healthcare devices, and related services, and CIGNA Corporation, a global health service organization.

Mr. Zollars was previously a senior vice president of Ryder Integrated Logistics, a division of Ryder System, Inc. and he spent 24 years in various executive positions, including eight years in international locations, at Eastman Kodak. Mr. Zollars holds a Bachelor of Arts in economics from the University of Minnesota. As a result of these and other professional experiences, Mr. Zollars brings extensive experience in strategic planning, executive management (including global operations), logistics, corporate finance, and risk management, as well as his perspective as a former chief executive officer of a public company, to the Board.

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CORPORATE GOVERNANCE

We place a high premium on corporate governance. We believe strong corporate governance is central to strong leadership of the company and enhances the value of the company for our stockholders. The Board has adopted a code of ethics and business conduct that applies to all employees and directors. Our code governs the expected behavior of all employees and directors in applying our values of honesty, integrity, and fairness to everything we do at Prologis.

We have been noted for our strong corporate governance by Green Street Advisors, an independent research firm focusing on real estate investment trusts (“REITs”). Green Street Advisors has ranked us as the top REIT in the area of corporate governance in its published rankings every year for the last 12 years.

Our commitment to furthering meaningful corporate governance practices and maintaining a business environment of uncompromising integrity is demonstrated through, among other things, our governance policies and compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules of the NYSE. The Board has formalized policies, procedures, and standards of corporate governance that are reflected in our governance guidelines. In addition, we:

•	have a non-staggered board that is elected annually by majority vote, of which ten of 11 members are independent;

•	do not have a stockholder rights plan; and

•	have irrevocably opted out of state anti-takeover provisions that are frequently adopted by Maryland corporations.

In 2014, to further demonstrate our commitment to being an industry leader in corporate governance, we irrevocably opted out of a Maryland anti-takeover provision that would have allowed us to stagger the Board without stockholder approval.

Our governance guidelines, some of which we touch on below, can be viewed, together with any future changes, on our website at http://ir.prologis.com/governance.cfm. In addition, copies of our governance guidelines can be obtained by any stockholder, free of charge, upon written request to Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

Director Independence

We require that a majority of the Board be independent in accordance with NYSE rules. To determine whether a director is independent, the Board must affirmatively determine that there is no direct or indirect material relationship between the company and the director. The Board has determined that all of our directors, other than our chairman, Mr. Moghadam, are independent. The Board reached this determination after considering all relevant facts and circumstances, reviewing director questionnaires and considering transactions and relationships, if any, between us, our affiliates, our executive officers and their affiliates, and each of the directors, members of each director’s immediate family, and each director’s affiliates. The Board has also determined that all members of the Audit, Governance, and Compensation Committees of the Board are independent in accordance with NYSE and SEC rules.

Board Leadership Structure

Our governance guidelines do not specify a leadership structure for the Board, allowing the Board the flexibility to choose the best option for the company as circumstances warrant. The Board believes that strong independent board leadership ensures effective oversight over the company. Such independent oversight is maintained through:

•	our lead independent director;

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•	our independent directors (91% are independent under NYSE rules);

•	the Audit, Compensation, and Governance Committees, which are all comprised entirely of independent directors; and

•	strong adherence to our governance guidelines.

All of our independent directors have the ability to provide input for meeting agendas and are encouraged to raise topics for discussion by the Board. In addition, the Board and each Board committee has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. The Board also holds regularly scheduled executive sessions of only non-employee directors in order to promote free and open discussion among the non-management directors. Our annual Board and committee evaluations regularly assess the effectiveness of Board oversight.

Our chief executive officer, Mr. Moghadam, serves as chairman of the Board. Mr. Moghadam’s roles as both chief executive officer and chairman enable him, working with our lead independent director, to act as a bridge between management and the Board, promoting unified leadership and direction for the company. Mr. Moghadam co-founded the company and has served on the Board since the company’s initial public offering in November 1997. As one of our founders, Mr. Moghadam has extensive knowledge and expertise in the real estate and REIT industries, as well as extensive history and knowledge of our company. Mr. Moghadam works with our independent committees and their chairs and with our lead independent director to make strategic decisions for the company. In his role as chairman, Mr. Moghadam acts as a facilitator and guide, coordinating the Board’s affairs. As chief executive officer, he implements the directives of the Board and oversees our business operations, among other responsibilities. This arrangement provides the Board with direct access to management insight into company affairs and better visibility into our overall strategic goals.

Considering all of these factors, the Board believes that a structure that combines the roles of chief executive officer and chairman, along with an independent lead director, independent chairs for each of the Board committees, and independent non-employee directors, provides the best leadership for the company at this time and places the company in a competitive position to provide long-term value to our stockholders.

Lead Independent Director

If the offices of chairman and chief executive officer are held by the same person, the independent members of the Board will annually elect an independent director to serve in a lead capacity. Due to the demands required of the role, the board considers service on outside boards, among other factors, in making this choice. The lead independent director is generally expected to serve for more than one year. Mr. Lyons has been selected as the lead independent director by our Governance Committee and the Board.

The lead independent director coordinates the activities of the other independent or non-employee directors, and performs such other duties and responsibilities as the Board may determine.

The specific responsibilities of the lead independent director are currently as follows:

Executive Sessions/Committee Meetings

•	Presides at all meetings of the Board at which the chairman is not present, including executive sessions of the independent directors (generally held at every regular board meeting).

•	Attends meetings of the various Board committees regularly.

Meetings of Independent Directors

•	Has the authority to call meetings of the independent directors.

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Board Evaluations

•

Oversees, with the chair of the Governance Committee, annual evaluations of the Board, Board committees, and individual directors, including an evaluation of the chairman’s effectiveness as both chairman and chief executive officer.

Liaison with the Chairman and Chief Executive Officer

•	Serves as liaison between the independent directors and the chairman.

•	Meets regularly between Board meetings with the chairman and chief executive officer

Board Processes and Information

•	Ensures the quality, quantity, appropriateness and timeliness of information provided to the Board, as well as meeting agendas.

•	Ensures the institution of proper Board processes, including the number, frequency and scheduling of Board meetings and sufficient time for discussion of all agenda items.

Retention of Outside Advisors and Consultants

•	Has authority to retain outside advisors and consultants who report directly to the Board on board-wide issues.

Communication with Stockholders

•	Responds to stockholder inquiries when appropriate, following consultation with the chairman and chief executive officer.

•	Communicates with stockholders when appropriate, following consultation with the chairman and chief executive officer.

Board’s Role in Risk Oversight

The Board has the primary responsibility for overseeing risk management of the company, and our management team provides the Board with a regular report highlighting their risk assessments and recommendations. Oversight for certain specific risks falls under the responsibilities of our Board committees.

•	The Audit Committee focuses on financial and cybersecurity risks relating to the company.

•	The Governance Committee focuses on reputational and corporate governance risks relating to the company.

•	The Compensation Committee focuses on risks relating to remuneration of our officers and employees.

These committees regularly advise the full Board of their risk oversight activities. In addition, the Audit Committee and our full Board regularly hold discussions with our risk management group and other members of management regarding the risks that may affect the company, including those risks identified by an internal risk assessment tool that management uses to monitor risks, primarily risks associated with real estate assets, leverage levels, foreign currency exposure, and other external factors.

Communicating with Directors

You can communicate with any of the directors, individually or as a group, by writing to them in care of Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111. All communications should prominently indicate on the outside of the envelope that they are intended for the Board, for independent or non-employee directors only, or for any particular group or member of the Board. Each communication intended for the Board and received by the secretary that is related to the

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operation of the company and is not otherwise commercial in nature will be forwarded to the specified party following its clearance through normal security procedures. The directors will be advised of any communications that were excluded through normal security procedures and they will be made available to any director who wishes to review them.

Stockholder Recommended Nominees for Director

The Governance Committee will evaluate nominees for director recommended by stockholders against the same criteria that it uses to evaluate other director nominees. These criteria include the candidate’s skills, experience, and personal qualities, as well as the other factors discussed in the Governance Committee charter, which are evaluated in the context of the perceived needs of the Board at any given point in time. The committee will consider nominees to the Board recommended by stockholders with respect to elections to be held at an annual meeting if notice of the nomination is timely delivered in writing to our secretary prior to the meeting. To be timely, the notice must be delivered within the time permitted for submission of a director nomination as described above. See “Questions and Answers” for notice requirements prescribed by our Bylaws.

Code of Ethics and Business Conduct

Our code of ethics and business conduct outlines in great detail the key principles of ethical conduct expected of our employees, officers, and directors, including matters related to conflicts of interest, use of company resources, fair dealing, and financial reporting and disclosure. The code establishes formal procedures for reporting illegal or unethical behavior to the company’s internal ethics committee. These procedures permit employees to report any concerns, including concerns about the company’s accounting, internal accounting controls, or auditing matters, on a confidential or anonymous basis if desired. Employees may contact the ethics committee by e-mail, in writing, by web-based report, or by calling a toll-free telephone number. Any significant concerns are reported to the Audit Committee in accordance with the code. The code can be viewed, together with any future changes, on our website at http://ir.prologis.com/governance.cfm. In addition, copies of our code of ethics and business conduct can be obtained, free of charge, upon written request to Edward S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

Certain Relationships and Related Party Transactions

Our Articles of Incorporation contain procedures for authorizing related party transactions. The Board may authorize any agreement or other transaction with any party even though one or more of our directors or officers may be a party to such an agreement or is an officer, director, stockholder, member, or partner of the other party if: (i) the existence of the relationship is disclosed or known to the Board, and the contract or transaction is authorized, approved, or ratified by the affirmative vote of not less than a majority of the disinterested directors, even if they constitute less than a quorum of the Board; (ii) the existence is disclosed to the stockholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the stockholders entitled to vote (excluding shares owned by any interested director or officer or the organization in which such person is a director or has a material financial interest); or (iii) the contract or transaction is fair and reasonable to the company.

We recognize that transactions between us and related parties can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the company’s best interests and the best interests of our stockholders. Related parties may include our directors, executives, significant stockholders, and immediate family members and affiliates of such persons. Accordingly, several provisions of our code of ethics and business conduct are intended to help us avoid the conflicts and other issues that may arise in transactions between us and related parties, prescribing that:

•	employees will not engage in conduct or activity that may raise questions as to the company’s honesty, impartiality, or reputation or otherwise cause embarrassment to the company;

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•	employees shall not hold financial interests that conflict with, or leave the appearance of conflicting with, the performance of their assigned duties;

•	employees shall act impartially and not give undue preferential treatment to any private organization or individual; and

•	employees should avoid actual conflicts or the appearance of conflicts of interest.

These provisions of our code of ethics and business conduct may be amended, modified, or waived by the Board or the Governance Committee, subject to the disclosure requirements and other provisions of the rules and regulations of the SEC and the NYSE.

Although we do not have detailed written procedures concerning the waiver of the application of our code of ethics and business conduct or the review and approval of transactions with directors or their affiliates, our directors would consider all relevant facts and circumstances in considering any such waiver or review and approval, including:

•	whether the transaction is in, or not inconsistent with, the best interests of the company and its stockholders;

•	the availability of other sources for comparable products or services;

•	the benefits to the company;

•	the impact on director independence, if the transaction is with a director or an affiliate of a director; and

•	the possibility that the transaction may raise questions about the company’s honesty, impartiality, or reputation.

BOARD OF DIRECTORS AND COMMITTEES

Pursuant to the Maryland General Corporation Law and our Bylaws, our business, property, and affairs are managed under the direction of the Board. Members of the Board are kept informed of our business through our executive management team.

The Board currently consists of 11 directors, ten of whom are independent under NYSE rules. Mr. O’Connor was appointed as a director on January 20, 2015. Mr. Steuert will retire from the board effective April 29, 2015. Mr. Moghadam serves as chairman of the Board and Mr. Lyons serves as lead independent director and, if re-elected, each will continue in those respective roles until our 2016 annual meeting.

Director Attendance

The Board held four meetings in 2014, including telephonic meetings, and all of the directors attended 75% or more of the aggregate number of Board and applicable committee meetings on which he or she served during 2014 (held during the periods they served). Each director standing for election in 2015 is expected to attend the annual meeting of stockholders, either in person or telephonically, absent cause, and all directors attended the annual meeting last year, in person or telephonically.

Board Committees

The four standing committees of the Board are: Audit, Governance, Compensation, and Executive Committee (the “Executive Committee”). The Board has determined that each member of the Audit, Governance, and Compensation Committees is an independent director in accordance with NYSE rules.

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Membership information for our Board committees is presented below. The current membership has been in effect since May 2014, at which time Ms. Garvey joined the Governance Committee and Mr. Webb joined the Audit Committee.

Name	Audit	Governance	Compensation	Executive
Hamid R. Moghadam, Chairman				X
George L. Fotiades			Chair
Christine N. Garvey*	X	X
Lydia H. Kennard		Chair
J. Michael Losh*	Chair
Irving F. Lyons III, Lead Independent Director				X
David P. O’Connor
Jeffrey L. Skelton		X		Chair
D. Michael Steuert*	X
Carl B. Webb*	X		X
William D. Zollars		X	X

*	Designated by the Board as an “audit committee financial expert.”

Each committee has a charter which generally states the purpose of the committee and outlines the committee’s structure and responsibilities. The committees, other than the Executive Committee, must review the adequacy of their charter on an annual basis. All of the charters can be viewed, together with any future changes, on our website at http://ir.prologis.com/governance.cfm. In addition, copies of the committees’ charters can be obtained by any stockholder, free of charge, upon written request to Edward. S. Nekritz, Secretary, Prologis, Inc., Pier 1, Bay 1, San Francisco, CA.

Audit Committee

The Audit Committee held seven meetings in 2014 and makes regular reports to the Board. The committee’s purpose is to be an informed, vigilant, and effective overseer of the financial accounting and reporting processes of the company. This committee is directly responsible for the appointment, compensation, and oversight of our public accountants. Further, the committee monitors: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our public accountant’s qualifications and independence; and (iv) the performance of our internal audit function and public accountants. The Audit Committee has oversight of financial and cybersecurity risks relating to the company.

The Board has determined that Messrs. Losh, Steuert, and Webb and Ms. Garvey each meet the independence, experience and financial literacy requirements of the NYSE and Section 10A of the Exchange Act. Further, each member qualifies as an audit committee financial expert within the meaning of the SEC regulations.

Mr. Losh serves on the audit committees of more than two other public companies. The Board has determined that simultaneously serving on other public company audit committees does not impair Mr. Losh’s ability to effectively serve on our Audit Committee. In reaching this determination, the Board considered that: (i) Mr. Losh’s substantial ability, experience, and expertise in corporate finance, and specifically his experience in public company financial management and reporting as chief financial officer for General Motors, significantly benefits the Board and the company; (ii) Mr. Losh is retired and has the ability to focus his time to his Board and committee seats; (iii) Mr. Losh has attended every Board meeting and every applicable committee meeting since the Merger in June 2011; and (iv) Mr. Losh is fully engaged and prepared for all meetings.

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Governance Committee

The Governance Committee held three meetings in 2014 and makes regular reports to the Board. The committee’s purpose is to: (i) review and make recommendations to the Board on Board organization and succession matters; (ii) assist the full Board in evaluating the effectiveness of the Board and its committees; (iii) review and make recommendations for committee appointments to the Board; (iv) identify individuals qualified to become Board members consistent with any criteria approved by the Board and propose to the Board a slate of nominees for election to the Board; (v) assess and make recommendations to the Board on corporate governance matters; (vi) develop and recommend to the Board a set of corporate governance principles applicable to the company; and (vii) provide assistance to the Board in reviewing and approving the company’s activities, goals, and policies concerning environmental stewardship and social responsibility matters. This committee also reviews the adequacy of our governance guidelines on an annual basis and focuses on reputational and corporate risks.

Compensation Committee

The Compensation Committee held five meetings in 2014 and makes regular reports to the Board. The committee’s purpose is to discharge the Board’s responsibilities relating to compensation of directors and executives and to produce an annual report on executive compensation for inclusion in the proxy statement. The Compensation Committee’s report appears in this proxy statement below under “Executive Compensation Matters.”

The committee has the overall responsibility for approving and evaluating our director and officer compensation plans, policies, and programs. Specifically, the committee is responsible for: (i) reviewing and recommending to the Board corporate goals and objectives relative to the compensation of our chief executive officer; (ii) evaluating our chief executive officer’s performance in light of those goals and objectives, and setting the chief executive officer’s compensation level based on this evaluation, including incentive and equity-based compensation plans; (iii) setting the amount and form of compensation for the executive officers who report to the chief executive officer; (iv) making recommendations to the Board (including recommendations for non-employee directors) on general compensation practices, including incentive and equity-based compensation plans, and adopting, administering, and making awards under annual and long-term incentive compensation and equity-based compensation plans, including any amendments to the awards under any such plans, and reviewing and monitoring awards under such plans; (v) reviewing and approving any new employment agreements, change in control agreements, and severance or similar termination payments proposed to be made to the chief executive officer or any other executive officer of the company; (vi) confirming that relevant reports are made to the Board or in periodic filings as required by governing rules and regulations of the SEC and NYSE; (vii) reviewing and discussing with management the Compensation Discussion and Analysis (included below in this proxy statement) and determining whether to recommend its inclusion in the proxy statement to the Board; and (viii) participating in succession planning for key executives. The Compensation Committee focuses on risks relating to remuneration of our officers and employees and administers our equity compensation plans, our nonqualified deferred compensation arrangements, and our 401(k) Plan.

The Compensation Committee directly engages an outside compensation consulting firm, Frederic W. Cook & Co., Inc. (“FW Cook”) to assist the committee in assessing our compensation programs for our chief executive officer and other members of executive management. FW Cook, has been engaged by the committee since June 2011 and reports directly to the Compensation Committee. FW Cook receives no compensation from the company other than for its work in advising the Compensation Committee and maintains no other economic relationships with the company. FW Cook interacts directly with members of our management only on matters under the Compensation Committee’s oversight. FW Cook conducted a comprehensive competitive review of the compensation program for our executive officers and our non-employee directors in May 2014, which was used by the Compensation Committee to assist it in making compensation recommendations to the Board. Our chief executive officer makes separate recommendations to the Compensation Committee concerning the form and amount of the compensation

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of our executive officers (excluding his own compensation). FW Cook has also assisted the Compensation Committee in evaluating the design of certain outperformance compensation plans implemented in 2012. Information about, and the processes and procedures for determining, executive officer compensation is included in Compensation Discussion and Analysis below.

Compensation Committee Interlocks and Insider Participation.    No member of the Compensation Committee: (i) was, during the year ended December 31, 2014, or had previously been, an officer or employee of the company or (ii) had any material interest in a transaction with the company or a business relationship with, or any indebtedness to, the company. No interlocking relationships existed during the year ended December 31, 2014, between any member of the Board or the Compensation Committee and an executive officer of the company.

Executive Committee

The Executive Committee is organized with the purpose of meeting and acting only if action by the Board is required, the Board is unavailable, and the matter to be acted on is time-sensitive. The Executive Committee has and may exercise all of the powers and authority of the Board, subject to such limitations as the Board, the committee’s charter, and/or applicable law, rules, and regulations may from time to time impose. During 2014, the Executive Committee held no meetings.

Simultaneous Board Service

Our governance guidelines do not prohibit directors from serving simultaneously on the boards of multiple companies but require that, if a director serves on three or more public company boards simultaneously, including our Board, a determination is made by our Board as to whether such simultaneous service impairs the ability of such member to effectively serve the company. Messrs. Fotiades, Losh, Lyons, and Zollars and Ms. Garvey currently serve on at least three public company boards, including our Board. Ms. Kennard currently serves on only two public company boards, including our Board. However, during 2014, Ms. Kennard did serve on an additional public company board. In each case, our Board has determined that such simultaneous board service does not impair the Board member’s ability to be an effective member of our Board.

DIRECTOR COMPENSATION

Non-employee directors are compensated with a mix of cash and equity-based compensation, with a higher percentage of the overall mix in equity-based compensation. An employee who also serves as a member of the Board, such as Mr. Moghadam, does not receive additional compensation for service on the Board.

In May 2014, FW Cook conducted a competitive review of our non-employee director compensation to ensure that our compensation levels are competitive and the structure of the program is consistent with corporate governance best practices. The Compensation Committee has targeted our non-employee director compensation at the 75th percentile of the S&P 500, but not to exceed the 90th percentile of a comparison group of 10 large-cap REITs. These REITs are the same companies that are in the comparison group that is used to evaluate executive compensation and are listed under “Executive Compensation Matters—Compensation Discussion & Analysis—Competitive Review by Independent Compensation Consultant.” The targeted percentiles are reflective of our overall size, scope and breadth of business, which exceeds that of most of the companies in the comparison group. FW Cook’s review found that (i) our non-employee director compensation was between the median and the 75th percentile of the comparison REIT group and was below the median of the S&P 500, assuming a 5% increase from 2013 compensation levels for the comparison REIT group and the S&P 500 and (ii) the mix between the cash and equity components of our non-employee director compensation (40% in cash and 60% in equity) was consistent with median competitive practice of both the comparison REIT group and the S&P 500.

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Based on their review, FW Cook recommended an increase to our non-employee director annual compensation of $30,000 per director which is projected to position our non-employee director compensation at the 90th percentile of the comparison REIT group but below the 75th percentile of the S&P 500. In addition, FW Cook recommended increases to the retainers paid to the lead independent director and the committee chairs. All of these recommendations were approved by the full Board. The change in the equity component was effective with the annual grants made in May 2014. The change in the cash retainers was effective July 1, 2014.

Compensation applicable to service on the Board by our non-employee directors for 2014 was as follows:

•	Annual cash retainer: $95,000, effective July 1, 2014 (increased from $84,000)

•	Annual equity awards: Valued on the grant date at $145,000 (increased from $126,000)

•

In the form of deferred share units (“DSUs”), each convertible into one share of our common stock, that will vest upon the earlier of one year from the grant date or the date of the next annual meeting. After vesting, receipt of the underlying common stock is deferred until at least three years from grant date. The DSUs earn dividend equivalent units (“DEUs”) while they are outstanding.

•	Lead independent director retainer: $50,000, effective July 1, 2014 (increased from $40,000)

•	Annual retainer for serving as chair of a committee:

•	Audit: $30,000, effective July 1, 2014 (increased from $25,000)

•	Governance: $20,000, effective July 1, 2014 (increased from $15,000)

•	Compensation: $25,000, effective July 1, 2014 (increased from $20,000)

•	Executive: None

•	Excess meeting fee: Meeting fee of $1,500 for each meeting attended in excess of a combined 20 Board and committee meetings per year.

The equity component of the compensation paid to our directors is awarded under the terms of the Prologis, Inc. 2012 Long-Term Incentive Plan (the “2012 LTIP”). See the narrative discussion that follows the Grants of Plan-Based Awards for Fiscal Year 2014 table below under “Executive Compensation Matters”. In addition, we reimburse our directors for reasonable travel costs incurred to attend the meetings of the Board and its committees.

Stock Ownership Guidelines

Our directors must comply with our stock ownership guidelines which require the director to maintain an ownership level in our common stock equal to five times the annual cash retainer ($475,000 as of December 31, 2014). Shares included as owned by directors for purposes of the guidelines include common stock owned outright, vested and unvested DSUs and associated DEUs, shares deferred under our nonqualified deferred compensation plans, shares held in the director’s hypothetical fee deferral account, and shares that can be acquired through the exchange of limited partnership units. Until such time as the guidelines are met, we will require directors to retain and hold 50% of any net shares of our common stock received under our equity compensation plans. Additionally, our insider trading policy prohibits our directors and employees from hedging the economic risk of ownership of our common stock and from pledging shares of our common stock. All of our directors have met the guidelines.

Nonqualified Deferred Compensation Plans for Directors

Our directors may participate in our nonqualified deferred compensation plans. Effective for 2012, we established a nonqualified deferred compensation plan (the “2012 NQDC Plan”) which allows non-employee directors to defer up to 100% of their eligible compensation earned and vested on or after

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January 1, 2012. The deferred compensation under the 2012 NQDC Plan is our unsecured obligation and amounts deferred are held in a rabbi trust. Prior to the June 2011 Merger, we had two nonqualified deferred compensation plans (“the AMB NQ Plans”). Deferral elections made under the AMB NQ Plans prior to 2011, but with respect to 2011 compensation and beyond, remained in effect after the Merger. The AMB Property Corporation 2011 Notional Account Deferred Compensation Plan (the “Notional Account NQDC Plan”) was adopted in conjunction with the Merger in 2011 with the purpose of providing the opportunity for certain participants of the AMB NQ Plans to continue to receive tax deferred earnings with respect to taxes incurred related to distributions, triggered by the Merger, that they received from the AMB NQ Plans. Additional information with respect to the 2012 NQDC Plan, the AMB NQ Plans, and the Notional Account NQDC Plan is provided in the narrative discussion that follows the Nonqualified Deferred Compensation for Fiscal Year 2014 table below under “Executive Compensation Matters.”

2012 NQDC Plan and AMB NQ Plans

Messrs. Fotiades, Losh, and Webb elected to defer receipt of their annual retainers and other fees earned, as applicable, in 2014, and Mr. Steuert made similar elections for periods prior to 2012. The compensation earned by these directors has been converted into phantom shares in a hypothetical fee deferral account, under the terms of the 2012 NQDC Plan. The footnotes to the Director Compensation for Fiscal Year 2014 table below contain information on the amount of deferrals applicable to these directors.

In 2012, Mr. Fotiades deferred his annual cash retainer into a cash account under the 2012 NQDC Plan. As of December 31, 2014, Mr. Fotiades’ balance in the cash account under the 2012 NQDC Plan was $132,338, including earnings in 2014 of $11,778.

Notional Account NQDC Plan

Under the Notional Account NQDC Plan, Mr. Losh and Ms. Kennard received an initial account credit value in a notional earnings account equal to the amount of the deemed tax liability on the distributions they received in 2011 triggered by the Merger. The initial account credit value is hypothetically invested in measurement funds selected by the participant, which do not include our company stock. Measurement funds are used for measurement purposes only and plan participants do not have rights in or to the underlying hypothetical investments. Notional earnings accounts are credited with hypothetical earnings or charged with hypothetical losses associated with the underlying hypothetical investments. Upon their retirement from the Board, Mr. Losh and Ms. Kennard are entitled to the excess, if any, of the value in their notional earnings account (representing the value of the initial account credit plus cumulative earnings or losses associated with the underlying hypothetical investments, if any) over their initial account credit value.

The initial account credit values for Mr. Losh and Ms. Kennard were $469,558 and $98,047, respectively. As of December 31, 2014, the value of the notional earnings account exceeded the initial account credit value for Mr. Losh by $241,330, including an increase attributable to 2014 of $56,452, and for Ms. Kennard by $5,556, including an increase attributable to 2014 of $5,315.

ProLogis Deferred Fee Plan for Trustees

This plan, which was assumed by us in the Merger, allowed members of the Trust’s board to receive their fees currently or elect to defer the receipt of their fees until after their board service ended. Deferrals were in the form of cash or Trust common shares. For those choosing shares, fees earned were credited to hypothetical fee deferral accounts based on the closing price of the common shares as of the date of the deferral. Under the Merger agreement, the Trust common shares in the deferral account were converted to our common stock using the Merger exchange ratio. Shares in the hypothetical account each represents one share of our common stock and earn dividends under the same terms as dividends paid on our common stock. Upon retirement from the Board, the participant will be issued the shares of

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common stock included in their hypothetical fee deferral account pursuant to specific deferral elections which generally delay payment until the next fiscal year after service on the Board ends.

Mr. Fotiades and Mr. Steuert were participants in this plan at the time of the Merger. As of December 31, 2014, including amounts earned as dividends, Mr. Fotiades had a balance of 20,965 shares and Mr. Steuert had a balance of 16,744 shares in their hypothetical fee deferral accounts. No additional deferrals could be made under this plan after December 31, 2011.

Mr. Lyons and Mr. Zollars have hypothetical fee deferral accounts associated with prior service on the Trust’s board but were not participants in this plan at the time of the Merger. Mr. Lyons’ balance (1,122 shares as of December 31, 2014) is being distributed to him in five annual installments that began in January 2015. Mr. Zollars’ balance (4,081 shares as of December 31, 2014) is being distributed to him in annual installments through January 2020.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2014*

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)		Stock Awards ($) (c)		All Other Compensation ($) (g)		Total(1) ($) (h)
George L. Fotiades	$112,000	(2)	$144,969	(3)	$—		$256,969
Christine N. Garvey	$89,500		$144,969	(3)(4)	$12,500	(5)	$246,969
Lydia H. Kennard	$107,000		$144,969	(3)(4)	$12,500	(5)	$264,469
J. Michael Losh	$117,000	(2)	$144,969	(3)(4)	$12,500	(5)	$274,469
Irving F. Lyons III	$134,500		$144,969	(3)	$—		$279,469
Jeffrey L. Skelton	$89,500		$144,969	(3)(4)	$—		$234,469
D. Michael Steuert	$89,500	(2)	$144,969	(3)(4)	$—		$234,469
Carl B. Webb	$89,500	(2)	$144,969	(3)(4)	$—		$234,469
William D. Zollars	$89,500		$144,969	(3)	$—		$234,469

* Columns (d), (e), and (f) have been omitted from this table because they are not applicable.

(1) The compensation structure for the Board is described in the narrative discussion that precedes this table. Mr. Moghadam is an employee of the company and does not receive additional compensation associated with his service on the Board.

(2) Directors may elect to defer their compensation under the 2012 NQDC. Under this plan, the cash compensation is converted into phantom shares that are held in a hypothetical fee deferral account under the terms of the 2012 NQDC Plan. As of December 31, 2014, the balance in the hypothetical fee deferral accounts under the 2012 NQDC Plan (which also includes deferrals prior to 2014) and the years in which the deferral was elected were as follows:

• Mr. Fotiades (2013 to 2014):	5,646 shares (including 123 DEUs earned in 2014)
• Mr. Losh (2012 to 2014):	9,261 shares (including 236 DEUs earned in 2014)
• Mr. Steuert (2012 and 2013):	4,888 shares (including 156 DEUs earned in 2014)
• Mr. Webb: (2013 and 2014);	4,536 shares (including 99 DEUs earned in 2014)

Based on their individual elections, each of the directors’ phantom shares will be distributed to them upon termination of service on the Board. See the discussion above and also the narrative discussion that follows the Nonqualified Deferred Compensation in Fiscal Year 2014 table below under “Executive Compensation Matters.”

(3) Represents the grant date fair value of 3,541 DSUs awarded to each of our non-employee directors who were elected at our annual meeting on May 1, 2014. The value of the DSUs is based on the closing price of our common stock on the date of grant which was $40.94 per share. The DSUs vest on the earlier of the date of the next annual meeting or the one-year anniversary of the grant date. These awards are expected to vest on April 29, 2015, the date of the 2015 annual meeting. Receipt of the vested DSUs is deferred until three years from the grant date. Mr. Fotiades and Mr. Losh have elected to further defer the receipt of their DSUs until their service on the Board ends. While they are outstanding, DSUs earn DEUs which are vested and paid to the director under the same terms as the underlying DSU award. We awarded DSUs under similar terms to our directors in May 2012 and May 2013, which are now fully vested and are scheduled to be distributed in May 2015 and May 2016, respectively, unless a specific deferral election has been made by the director.

Prior to the Merger, we granted restricted stock to our directors, and the Trust granted DSUs to members of its board. The restricted stock had a one-year vesting period and directors could elect to defer the awards after vesting under the AMB NQ Plans discussed above. The DSUs granted by the Trust were immediately vested but were required to be deferred until after their service on the

Trust’s board ended. The DSUs held by those trustees who joined our Board after the Merger were assumed by us under the Merger agreement, were converted based on the Merger exchange ratio, and continue to be deferred. These DSUs earn DEUs while they are outstanding.

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DSUs and associated accrued DEUs outstanding as of December 31, 2014 were as follows and are vested unless otherwise noted (including DSUs and accrued DEUs granted by the Trust prior to the Merger):

• Mr. Fotiades:	27,401 (3,628 unvested; all amounts deferred until service on the Board ends)
• Ms. Garvey:	25,471 (3,628 unvested and to be paid in May 2017; remainder deferred until service on the Board ends)
• Ms. Kennard:	10,597 (3,628 unvested and to be paid in May 2017; 3,140 to be paid in May 2016; 3,829 to be paid in May 2015)
• Mr. Losh:	10,597 (3,628 unvested; all amounts deferred until service on the Board ends)
• Mr. Lyons:	18,341 (3,628 unvested and to be paid in May 2017; 3,140 to be paid in January 2018 per specific deferral election; 3,829 to be paid in January 2017 per specific deferral election; remainder deferred until service on the Board ends)
• Mr. Skelton:	10,597 (3,628 unvested and to be paid in May 2017; 3,140 to be paid in May 2016; 3,829 to be paid in May 2015)
• Mr. Steuert:	27,401 (3,628 unvested and to be paid in May 2017; 3,140 to be paid in May 2016; 3,829 to be paid in May 2015; remainder to be paid after service on the Board ends in April 2015)
• Mr. Webb:	10,597 (3,628 unvested and to be paid in May 2017; 3,140 to be paid in May 2016; 3,829 to be paid in May 2015)
• Mr. Zollars:	10,597 (3,628 unvested and to be paid in May 2017; 3,140 to be paid in May 2016; 3,829 to be paid in May 2015)

(4) In the past, stock options were granted to non-employee directors as part of their equity compensation (including stock options granted to those directors who previously served on the Trust’s board, which were assumed by us under the Merger agreement and converted based on the Merger exchange ratio). All stock options held by our current directors are fully vested and exercisable and were as follows as of December 31, 2014:

•	Ms. Garvey: 4,464 options each with an exercise price of $98.12 and an expiration date of September 22, 2015, earned while serving on the Trust’s board.

•

Ms. Kennard: 43,375 options with exercise prices ranging from $17.71 to $59.59 and expiration dates ranging from May 12, 2015 to May 6, 2020. In July 2014, Ms. Kennard exercised 20,000 options at an exercise price of $34.85 per share that were scheduled to expire in August 2014. Ms. Kennard sold the underlying shares and realized a gain of $144,755 from the transaction.

•

Mr. Losh: 46,993 options with exercise prices ranging from $17.71 to $59.59 and expiration dates ranging from May 12, 2015 to May 6, 2020. In May 2014, Mr. Losh exercised 13,502 options at an exercise price of $30.81 per share that were scheduled to expire in May 2014. Mr. Losh sold the underlying shares and realized a gain of $140,434 from the transaction.

•

Mr. Skelton: 46,993 options with exercise prices ranging from $17.71 to $59.59 and expiration dates ranging from May 12, 2015 to May 6, 2020. In May 2014, Mr. Skelton exercised 13,502 options at an exercise price of $30.81 per share that were scheduled to expire in May 2014. Mr. Skelton sold the underlying shares and realized a gain of $139,618 from the transaction.

•	Mr. Steuert: 4,464 options each with an exercise price of $92.14 and an expiration date of May 18, 2015, earned while serving on the Trust’s board.

•	Mr. Webb: 41,142 options with exercise prices ranging from $17.71 to $52.66 and expiration dates ranging from August 2, 2017 to May 6, 2020.

(5) The Prologis Foundation will match the amount of charitable contributions to qualifying organizations made by our directors and all of our employees. Amounts reported represent charitable contributions of our charitable foundation that were paid directly to outside organizations to match qualifying contributions made by the director. The annual maximum amount of matching contributions in one year applicable to our directors is $12,500. Matching contributions in a particular year that are not used may be carried over to the subsequent year.

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INFORMATION RELATING TO STOCKHOLDERS, DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS

Security Ownership

The number of shares of our common stock beneficially owned, as of the date indicated in the footnotes below, by each person known to us to be the beneficial owner of five percent or more, in the aggregate, of our outstanding common stock as of the date indicated in the footnotes below is as follows:

Name and Address(1)	Number of Shares Beneficially Owned	% of Outstanding Shares of Common Stock
The Vanguard Group, Inc.(2)	65,375,473	12.83%
100 Vanguard Blvd.
Malvern, PA 19355

BlackRock, Inc.(3)	44,693,378	8.77%
55 East 52nd Street
New York, NY 10022

Cohen & Steers (4)	30,199,972	5.92%
280 Park Avenue 10th Floor
New York, NY 10017

Invesco Ltd. (5)	25,597,835	5.02%
1555 Peachtree Street NE
Atlanta, GA 30309

(1) Entities included have filed a Schedule 13G representing that the shares of common stock they are reporting were acquired and are held in the ordinary course of business, were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of Prologis and were not acquired and are not held in connection with or as a participant in any transaction having such purpose or effect.

(2) Information regarding beneficial ownership of our common stock by The Vanguard Group, Inc. (“Vanguard”), Vanguard Fiduciary Trust Company (“VFTC”), a wholly owned subsidiary of Vanguard, and Vanguard Investments Australia, Ltd. (“VIA”), a wholly owned subsidiary of Vanguard, is included herein based on a Schedule 13G/A filed with the SEC on February 10, 2015, relating to such common shares beneficially owned as of December 31, 2014. Such report provides that Vanguard: (i) is the beneficial owner of all such common shares (673,723 and 1,473,042 of such common shares are beneficially owned as a result of its ownership of VFTC and VIA, respectively); (ii) has sole voting power with respect to 1,552,579 of such common shares; (iii) has shared voting power with respect to 405,456 of such common shares; (iv) has sole dispositive power with respect to 64,107,564 of such common shares; and (v) has shared dispositive power with respect to 1,267,909 of such common shares. The number of shares reported as beneficially owned by Vanguard in Vanguard’s Schedule 13G/A includes 37,114,463 common shares, representing 7.28% of our outstanding common stock, that Vanguard Specialized Funds — Vanguard REIT Index Fund (“Vanguard REIT Fund”) separately reported as beneficially owned in a Schedule 13G/A filed with the SEC on February 6, 2015. According to Vanguard REIT Fund’s Schedule 13G/A, Vanguard REIT Fund has sole voting power with respect to all such common shares and no dispositive power with respect to any such common shares.

(3) Information regarding beneficial ownership of our common stock by entities related to BlackRock, Inc. is included herein based on a Schedule 13G/A filed with the SEC on January 22, 2015, relating to such common shares beneficially owned as of December 31, 2014. Such report provides that BlackRock Inc.: (i) is the beneficial owner of all such common shares and has sole dispositive power with respect to all such common shares and (ii) has sole voting power with respect to 40,990,184 of such common shares.

(4) Information regarding the beneficial ownership of our common stock by Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc. (“CSCM”), and Cohen & Steers UK Limited (“CSUKL”) (21 Sackville Street, 4th Floor, London, United Kingdom W1S 3DN), is included herein based on a Schedule 13G/A filed with the SEC on February 17, 2015, relating to such common shares beneficially owned as of December 31, 2014. Such report provides that Cohen & Steers, Inc.: (i) is the beneficial owner of all such common shares and has sole dispositive power with respect to all such common shares through its ownership of CSCM (29,858,860 common shares) and CSUKL (341,112 common shares) and (ii) has sole voting power with respect to 14,028,432 of such common shares through its ownership of CSCM (13,861,946 common shares) and CSUKL (166,486 common shares).

(5) Information regarding beneficial ownership of our common stock by entities related to Invesco Ltd, is included herein based on a Schedule 13G/A filed with the SEC on February 6, 2015, relating to such shares beneficially owned as of December 31, 2014. Such report provides that Invesco Ltd.: (i) is the beneficial owner of, and has sole dispositive power with respect to, all such common shares and (ii) has sole voting power with respect to 11,836,534 of such common shares.

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The following table shows the number of shares of our common stock beneficially owned, as of March 9, 2015, by: (i) our chief executive officer; (ii) our chief financial officer; (iii) our other named executive officers currently employed by us; (iv) each of our directors; and (v) our directors and all of our executive officers as a group.

	Shares Beneficially Owned
Name (1)	Number of Shares of Common Stock as of March 9, 2015(2)	Number of Shares of Common Stock That May Be Acquired by May 8, 2015(3)(4)(5)(6)(7)	Total Beneficial Ownership	% of Outstanding Shares of Common Stock(8)	% of Outstanding Shares of Common Stock and Units(9)
Named Executive Officers:
Hamid R. Moghadam(10)	4,293,877	1,191,289	5,485,166	1.05%	1.05%
Thomas S. Olinger(11)	99,706	100,625	200,331	*	*
Eugene F. Reilly(12)	186,912	—	186,912	*	*
Edward S. Nekritz	224,689	113,098	337,787	*	*
Gary E. Anderson	55,368	—	55,368	*	*
Michael S. Curless(13)	74,544	—	74,544	*	*

Directors:
George L. Fotiades	16,049	—	16,049	*	*
Christine N. Garvey	—	4,464	4,464	*	*
Lydia H. Kennard	17,210	47,204	64,414	*	*
J. Michael Losh(14)	25,339	46,993	72,332	*	*
Irving F. Lyons III(15)	113,256	—	113,256	*	*
David P. O’Connor	25,000	—	25,000	*	*
Jeffrey L. Skelton	28,977	50,822	79,799	*	*
D. Michael Steuert(16)	—	29,985	29,985	*	*
Carl B. Webb	35,000	44,971	79,971	*	*
William D. Zollars	10,980	3,829	14,809	*	*
All directors and executive officers as a group (16 total)	5,206,907	1,633,280	6,840,187	1.30%	1.29%

* Represents less than 0.1% of the outstanding shares of common stock and limited partnership units, as applicable.

(1) The principal address of each person is: c/o Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111.

(2) This column includes shares of our common stock beneficially owned and shares of our common stock that can be acquired through the exchange of limited partnership units beneficially owned directly or indirectly as of the date indicated. Includes vested shares of our common stock owned through our 401(k) Plan and our nonqualified deferred compensation plans, as applicable. Unless indicated otherwise, all interests are owned directly and the indicated person has sole voting and dispositive power. For discussion of our nonqualified deferred compensation plans, see the narrative discussion that follows the Nonqualified Deferred Compensation in Fiscal Year 2014 table below under “Executive Compensation Matters.”

(3) This column includes shares of our common stock that may be acquired within 60 days of March 9, 2015 through the exercise of vested, non-voting options to purchase our common stock and through scheduled vesting or payment of restricted stock, restricted stock units, or DSUs and associated accrued DEUs. Unvested and unearned awards granted under our employee stock plans that do not vest, or are not earned, by May 8, 2015 or vested awards that do not have a scheduled payment date by May 8, 2015 are not included. Unless indicated otherwise, all interests are owned directly and the indicated person will have sole voting and dispositive power upon receipt.

(4) This column does not include shares of phantom stock held in hypothetical fee deferral accounts under the terms of our nonqualified deferred compensation plans, all of which are non-voting. Phantom share balances as of March 9, 2015 were as follows:

• Mr. Fotiades	5,646
• Mr. Losh	9,261
• Mr. Webb	4,536

Generally, the director has deferred receipt of the underlying common stock until his service on the Board ends. See “Director Compensation — Director Compensation for Fiscal Year 2014.”

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(5) This column does not include shares of phantom stock held in hypothetical fee deferral accounts by directors who were formerly members of the Trust’s board, all of which are non-voting. Balances as of March 9, 2015 were as follows:

• Mr. Fotiades	20,965
• Mr. Lyons	898
• Mr. Steuert	16,744
• Mr. Zollars	3,402

Mr. Lyons’ phantom stock is currently being distributed ratably over a five-year period that began in January 2015 and will end in January 2019. Mr. Steuert’ s phantom stock is scheduled to be distributed in a lump-sum in January 2016 based on his retirement from the Board in April 2015. Mr. Zollars’ phantom stock is currently being distributed ratably over a 10-year period to end in January 2020. Mr. Fotiades’ phantom stock will be distributed to him in January of the year following his termination from the Board. See “Director Compensation — Director Compensation for Fiscal Year 2014.”

(6) This column does not include vested DSUs and associated accrued DEUs, all of which are non-voting, which were earned by directors who were formerly members of the Trust’s board. Balances as of March 9, 2015 were as follows:

• Mr. Fotiades	16,804
• Ms. Garvey	14,875
• Mr. Lyons	7,744

Generally, these awards are payable to the director when his or her service on the Board ends. See “Director Compensation — Director Compensation for Fiscal Year 2014.”

(7) For each director, other than Mr. O’Connor, this column does not include vested DSUs and associated accrued DEUs (6,969 shares each) held by the director, all of which are non-voting. These awards are scheduled for payment in May 2016 and May 2017, or are subject to an individual election that defers payment to a date later than the scheduled payment date. For Messrs. Skelton, Steuert, Webb, and Zollars and Ms. Kennard, this column does include vested DSUs and associated accrued DEUs scheduled for payment on May 3, 2015 (3,829 shares each). For Messrs. Fotiades, Losh, and Lyons and Ms. Garvey, this column does not include DSUs and associated accrued DEUs (3,829 shares each) originally scheduled for payment on May 3, 2015, that have been deferred to a later date pursuant to a specific deferral election. See “Director Compensation — Director Compensation for Fiscal Year 2014.”

(8) The percentage of shares of common stock beneficially owned by a person assumes that all the limited partnership units held by the person that can be exchanged as of May 8, 2015 are exchanged for shares of our common stock, that none of the limited partnership units held by any other persons are so exchanged, that all options for the purchase of shares of our common stock exercisable by May 8, 2015 held by the person are exercised in full, and that no options for the purchase of shares of our common stock held by any other persons are exercised.

(9) The percentage of shares of common stock and units beneficially owned by a person assumes that all of the limited partnership units held by the person that can be exchanged as of May 8, 2015 are exchanged for shares of our common stock, that all of the limited partnership units held by other persons that can be exchanged as of May 8, 2015 are so exchanged, that all options for the purchase of shares of our common stock exercisable by May 8, 2015 held by the person are exercised in full, and that no options for the purchase of shares of our common stock held by other persons are exercised.

(10) Includes 3,905,751 shares currently outstanding and 388,126 shares that can be acquired by a trust established by Mr. Moghadam through exchange of 388,126 limited partnership units of Prologis, L.P. Of the 3,905,751 shares of common stock included, 131,775 shares are indirectly held through a trust of which Mr. Moghadam is the trustee, 750,942 shares are held through a rabbi trust pursuant to the AMB NQ Plans and the 2012 NQDC Plan, for which the trustee holds all voting power, 803,945 shares are indirectly held through the Notional Account NQDC Plan for which Mr. Moghadam has voting power. In addition, Mr. Moghadam shares voting and dispositive power with his spouse with respect to 2,219,089 of such shares.

(11) Includes 45,253 shares directly owned and 54,453 shares held through a rabbi trust pursuant to the AMB NQ Plans and the 2012 NQDC Plan, for which the trustee holds all voting power.

(12) Includes 184,101 shares directly owned and 2,811 shares held through a trust for which Mr. Reilly’s spouse is the trustee.

(13) Includes 44,513 shares directly owned, 15,016 shares held in a trust for which Mr. Curless is the trustee and beneficiary, and 15,015 shares held through a trust for which Mr. Curless’ spouse is the trustee and beneficiary.

(14) Includes 21,339 shares directly owned and 4,000 shares indirectly owned through accounts of Mr. Losh’s children.

(15) Includes 20,724 shares that are directly owned and 92,532 shares that are held through a family trust of which Mr. Lyons is trustee.

(16) Shares that may be acquired by May 8, 2015 includes 4,464 shares subject to vested stock options, 4,888 phantom shares and 16,804 DSUs and associated accrued DEUs deferred under the 2012 NQDC Plan which will be released upon Mr. Steuert’s retirement from the Board effective April 29, 2015, and 3,829 DSUs and associated accrued DEUs scheduled for distribution on May 3, 2015.

Certain Information with Respect to Executive Officers

During 2014, the executive officers of Prologis, Inc. were:

•	Hamid R. Moghadam: Chairman of the Board and Chief Executive Officer

•	Thomas S. Olinger: Chief Financial Officer

•	Eugene F. Reilly: Chief Executive Officer, The Americas

•	Edward S. Nekritz: Chief Legal Officer and General Counsel

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•	Gary E. Anderson: Chief Executive Officer, Europe and Asia

•	Michael S. Curless: Chief Investment Officer

Biographical summaries of the experience of our executive officers as of December 31, 2014, other than Mr. Moghadam, are presented below. Information for Mr. Moghadam is included above under “Election of Directors.”

Thomas S. Olinger.    Chief Financial Officer

Mr. Olinger, 48, has been our chief financial officer since May 2012 and was our chief integration officer from June 2011 to May 2012. Mr. Olinger was the chief financial officer of AMB from March 2007 to June 2011. Prior to joining AMB in February 2007, Mr. Olinger was the vice president and corporate controller at Oracle Corporation, an enterprise software company and provider of computer hardware products and services. Prior to his employment with Oracle, Mr. Olinger was an accountant and partner at Arthur Andersen LLP, where he served as the lead partner on our account from 1999 to 2002. Since January 2011, Mr. Olinger has served as a director of American Assets Trust, a real estate investment trust investing in retail, office, and residential properties. Mr. Olinger holds a Bachelor of Science degree in finance from the Kelley School of Business at Indiana University.

Eugene F. Reilly.    Chief Executive Officer, The Americas

Mr. Reilly, 53, has been chief executive officer, the Americas, since the Merger in June 2011 and he served as president, the Americas, as well as a number of other executive positions, at AMB from October 2003 until the Merger in June 2011. Mr. Reilly serves on the technical committee of FIBRA Prologis, a publicly traded Mexican REIT that is sponsored and managed by the company. Prior to joining AMB in October 2003, Mr. Reilly was chief investment officer of Cabot Properties, Inc., a private equity industrial real estate firm of which he was also a founding partner. Since August 2009, Mr. Reilly has served as a director of Strategic Hotels and Resorts, an owner and asset manager of high-end hotels and resorts. Mr. Reilly holds an A.B. degree in economics from Harvard College.

Edward S. Nekritz.    Chief Legal Officer and General Counsel

Mr. Nekritz, 49, has been our chief legal officer, general counsel, and secretary since the Merger in June 2011. Mr. Nekritz was general counsel of the Trust from December 1998 to June 2011, secretary of the Trust from March 1999 to June 2011, and the Trust’s head of global strategic risk management from March 2009 to June 2011. Mr. Nekritz serves on the technical committee of FIBRA Prologis, a publicly traded Mexican REIT that is sponsored and managed by the company. Prior to joining the Trust in September 1995, Mr. Nekritz was an attorney with Mayer, Brown & Platt (now Mayer Brown LLP). Mr. Nekritz holds a Juris Doctor degree from the University of Chicago Law School and an A.B. degree in government from Harvard College.

Gary E. Anderson.    Chief Executive Officer, Europe and Asia

Mr. Anderson, 49, has been our chief executive officer, Europe and Asia, since the Merger in June 2011. Mr. Anderson held various positions with the Trust from August 1994 to June 2011, including head of the Trust’s global operations and fund business from March 2009 to June 2011 and president for Europe and Asia from November 2006 to March 2009. Prior to joining the Trust, Mr. Anderson held various positions with Security Capital Group Incorporated, a diversified real estate investment company. Mr. Anderson holds a Master of Business Administration in finance and real estate from the Anderson Graduate School of Management at the University of California at Los Angeles and a Bachelor of Arts in marketing from Washington State University.

Michael S. Curless.    Chief Investment Officer

Mr. Curless, 51, has been our chief investment officer since the Merger in June 2011. Mr. Curless was chief investment officer of the Trust from September 2010 to June 2011, and he was with the Trust in various capacities from August 1995 through February 2000. Mr. Curless was president and a principal at Lauth, a privately held national construction and development firm, from March 2000 until rejoining the Trust in September 2010. Prior thereto, he was a marketing director with the Trammell Crow Company. Mr. Curless holds a Master of Business Administration in finance and marketing and a Bachelor of Science in finance from the Kelley School of Business at Indiana University.

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EXECUTIVE COMPENSATION MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

This discussion describes our material compensation policies and practices generally, as well as their application to the compensation awards and decisions made with respect to 2014 for our named executive officers, as presented in the tables and narratives that follow. Our named executive officers for 2014 include all of our executive officers listed above.

Executive Summary

Compensation Philosophy and Structure

Our compensation philosophy is founded on the principle of pay-for-performance and is structured to align the interests of our management and our stockholders. This compensation philosophy is reflected in our compensation program, key principles of which are:

Target direct compensation at market median

•

Target direct compensation at market levels: Target direct compensation elements (annual salary, annual bonus opportunity, and annual long-term equity incentive awards) are generally targeted at market median.

•	Significant percentage of performance-based compensation: Of total target direct compensation, 91% of our chief executive officer’s compensation is “at risk” and determined by performance.

Outperformance compensation at high “reach” hurdles

•	Motivation to reach superior levels: Outperformance compensation elements are set at exceptionally high levels to motivate management to reach above and beyond compensation targets.

•

Unique in size, scope, and breadth: The combination of our global reach, our significant development platform, and our strategic capital business places us in a unique category that sets us apart from the companies in our comparison group. No company in the comparison group operates in more countries than we do nor has a strategic capital business of our size and scope in combination with a substantial development business. The outperformance compensation elements are an incentive opportunity that compensates for this discrepancy, but only when the company outperforms.

•

Difficult to achieve: Payout is not assured. Even after strong company performance, no awards were earned for the performance period completed in 2014. As such, our chief executive officer’s reported compensation for 2012 includes $2,520,000 related to an outperformance award that he will not receive. And, the values of the performance pools for the 2013-2015 Performance Period and the 2014-2016 Performance Period are projected at zero as of December 31, 2014.

•	Formulaic basis: Outperformance hurdles are pre-set on a formulaic basis.

•	Key retention factor: Outperformance compensation enables us to compete for and retain executive talent in private equity and other highly competitive arenas.

Company Overview

We are the global leader in industrial real estate, focused on global and regional markets across the Americas, Europe and Asia. Our investment strategy focuses on providing distribution facilities to

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customers whose businesses are tied to global trade. These customers must be able to move goods efficiently through the global supply chain. We have a deep worldwide presence of $52.8 billion (based on total assets under management) in our owned and managed portfolio, spanning 21 countries on four continents. We have deep knowledge of our localities, construction expertise, and a commitment to sustainable design across our portfolio. We lease modern distribution facilities to more than 4,700 customers and have longstanding relationships with multinational corporations that bring us repeat business across our portfolio.

Our strategy

The core elements of our long-held strategy are:

(1) develop, acquire, own, and manage the highest quality distribution facilities in premier locations in supply-constrained markets with high barriers to entry, which over the long term should result in higher relative rental rates and appreciation of property values;

(2) concentrate on longer-term leases with tenants of strong financial standing to enhance the quality and stability of our rental income;

(3) invest with partners and investors through public and private ventures. We deploy capital strategically with a focus on larger ventures of longer duration with leading global institutions, including accessing alternative sources of capital through publicly traded vehicles such as Nippon Prologis REIT, Inc. and FIBRA Prologis; and

(4) maintain average maturity of our debt financing generally in line with the longer-term nature of our assets to reduce our exposure to interest rate volatility, as well as the risk of having to refinance significant maturities in the face of adverse conditions in the credit markets.

Our business plan to execute this strategy spans multiple years; accordingly, we do not look solely at performance year-over-year.

Our 2014 performance

Earnings Performance: 2014 was a strong performance year with our results placing us ahead of our targets for most key performance metrics. Guided by our three-year strategic plan presented to stockholders in September 2013, we earned Core Funds from Operations (“Core FFO”) of $1.88 per diluted share, an increase of 14% over 2013. Our performance exceeded the top end of our initial guidance to our stockholders and the market, of $1.82 per diluted share. This strong earnings performance was driven primarily by operations as we were able to capitalize on rent recovery and harvested the gap between our in-place and market rents.

Portfolio Operations: Leased occupancy at December 31, 2014 was 96.1%, an increase of 100 basis points over the same period in 2013. Average occupancy for the full year was 94.6%. Rent change on rollover was positive for a second full year, ranging between 6.2% and 9.7% during each quarter of 2014. Same-store net operating income (“NOI”) growth was 3.7% for the full year.

•

Capital Deployment: In 2014, development starts totaled just over $2.0 billion with estimated margins of approximately 20%. We sold and contributed approximately $3.3 billion of assets. This activity allowed us to upgrade the quality of our portfolio and reduce our exposure to foreign currency. We acquired almost $1.5 billion of operating properties, principally through our co-investment ventures in Europe, at significant discounts to replacement costs.

•

Strategic Capital: We successfully completed two landmark ventures: the formation of Prologis U.S Logistics Venture with Norway’s sovereign wealth fund, Norges Bank Investment Management, and the completion of our initial public offering of FIBRA Prologis in Mexico, our second public venture. We continued to have a significant investor queue, with interest across our

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funds, raising $2.5 billion of third-party strategic capital, including third-party equity raised in our European ventures and our China venture. We also successfully executed buy-outs of limited partners’ interests in Prologis North American Industrial Fund and earned a significant promote in Prologis Targeted U.S. Logistics Fund of $42.1 million, highlighting the strong performance of this co-investment.

•

Capital Structure: Our debt to adjusted EBITDA decreased in 2014 to 6.8 times. We also took significant steps to minimize the impact of foreign currency exposure. In 2014, we received credit rating upgrades, which represent our continued commitment to, and progress toward, an A credit rating.

The Compensation Committee reviews management’s performance against key company performance measures, such as Core FFO, average occupancy, rent change on rollover, same-store NOI growth, development margins, our debt to adjusted EBITDA ratio, and our credit ratings as discussed above. Certain of these performance measures are non-GAAP measures. See “—2014 Compensation Decisions—Annual Bonus Opportunities” below for additional information on our key performance measures and targets. Under our long-term equity incentive plan, the Compensation Committee also considers our total shareholder return (“TSR”) performance over multiple periods in granting awards. Our three-year annualized TSR of 18.3% exceeded both the MSCI US REIT Index (also known as the “RMS”) and the Cohen and Steers Realty Majors Index (also known as the “RMP” or “Realty Majors”). Both indices are REIT benchmark indices designed to measure real estate equity performance.

Compensation Elements

Under our compensation program, we set a target level of total direct compensation (annual base salary, annual bonus opportunity, and annual long-term equity incentive award opportunity) generally at the market median. The target total direct compensation can deviate generally 20% above or below the median based on the various factors specific to each executive, including level of experience the named executive officer has in the role, the named executive officer’s demonstrated past performance, and the expected future contribution of the named executive officer.

The market median is based on a comparison group of 10 large-cap REITs that are generally the largest internally-managed equity REITs by market capitalization. However, this comparison group does not compare to us in size, scope, or breadth of business taken as a whole. For the year ended December 31, 2014:

•	We operate in 21 countries with 49.0% of our business in international markets (book value on an owned and managed basis);

•	We had a development portfolio (owned and managed) with total expected investment of $3.2 billion and we started $2.0 billion of new developments in 2014; and

•

We had a total of $52.8 billion in assets under management, $19.4 billion of which are third party assets under management in our strategic capital business. Of the $19.4 billion third-party assets under management, $17.9 billion are held in nine unconsolidated ventures which are not fully reflected in our balance sheet.

The combination of our global reach, our significant development platform, and our strategic capital business place us in a unique category that sets us apart from the companies in the comparison group, which may individually demonstrate strength in one or two of these categories, but not all three. None of the companies in the comparison group operate in more countries than we do. In fact, half of the companies in the comparison group operate only in the U.S. and only three of the companies operate in more than three countries. Further, none of the companies in the comparison group match the size and scope of our strategic capital business, which is not fully reflected in our consolidated balance sheet because many of our co-investment ventures are accounted for on an unconsolidated basis.

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Because our overall size, scope, and breadth exceeds that of most of the companies in the comparison group, our outperformance compensation plans provide additional compensation opportunities above the market median used to set target total direct compensation—but only when the company achieves certain extraordinary performance levels. We do not consider the outperformance compensation plans part of “target” total direct compensation because, if the company performs at “target,” no compensation will be earned under the outperformance compensation plans.

Direct Compensation Elements

Compensation Component	Description and Principal Contribution to Compensation Objectives	2014 Decisions for Named Executive Officers
Annual Base Salary

•  Based on market levels of annual compensation necessary to attract and retain key talent.

•  Based on the specific roles and responsibilities of the position and ongoing individual performance.

•  Smallest portion of target total direct compensation.

• Adjustments to base salaries effective July 1, 2014: —Moghadam: $100,000 increase to $900,000 —Other named executive officers: $50,000 increase to $550,000
Annual Bonus Opportunity

•  Variable cash incentive tied to achievement of annual corporate and individual performance objectives.

•  Performance targets are aligned with annual operating plans and take into consideration historical and projected results, market expectations, peer performance, and key business priorities.

•  Executives may elect to exchange their cash bonus earned for equity awards with a three-year vesting period valued at 125% of the cash amount exchanged (25% premium).

•  Bonus opportunity is based on base salary. The minimum, target, and maximum percentages for 2014 were not changed from 2013 and were as follows:

—Moghadam:

0% — 150% — 300%

—Other named executive officers:

0% — 125% — 250%

•  Weighting of corporate and individual performance was unchanged for 2014 and were:

—Moghadam: 80%/20%

—Other named executive officers:

60%/40%

•  Overall company performance at the “above target” level for 2014.

•  Bonus exchange election:

—Named executive officers other than Reilly and Curless: 100%

—Reilly: 85%

—Curless: 25%

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Compensation Component	Description and Principal Contribution to Compensation Objectives	2014 Decisions for Named Executive Officers
Annual Long-term Equity Incentive Program

•  Largest portion of ongoing annual compensation.

•  Provides incentives to maximize our long-term performance, and to promote interests of our stockholders.

•  Grant values are based on our relative TSR performance compared to a benchmark index and industrial indices made up of peer companies.

•  Executive can elect either restricted stock units or LTIP Units (as defined below) with three-year vesting to support executive retention and further align with stockholder interests.

•  Awards are generally earned in a range of 50% to 150% of target levels, but no minimum level is guaranteed. Target levels for awards granted in 2014 (included in the Summary Compensation Table as part of 2014 compensation) were:

—Moghadam: $7,850,000 (no change)

—Olinger: $1,250,000 (increased from $1,025,000)

—Reilly: $1,750,000 (increased from $1,625,000)

—Nekritz and Anderson: $1,250,000 (increased from $1,125,000)

—Curless: $1,050,000 (increased from $925,000)

•  Awards in 2014 based on our two-year TSR through December 31, 2013 (our first two full years after the Merger in 2011). Our absolute TSR for 2014 of 34.5% exceeded the Majors Realty Index but not the performance of the industrial indices companies (global and domestic groups). Total company long-term equity incentive award pool was set at 100% of target.

•  Our transition to a three-year performance period was complete with the 2015 awards (for performance in 2014). These awards will be included as part of 2015 compensation in the Summary Compensation Table in our next proxy statement.

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Compensation Component	Description and Principal Contribution to Compensation Objectives	2014 Decisions for Named Executive Officers
Outperformance Compensation Plans

•  Two complementary “pay for extraordinary performance” elements to reward participants (approximately 100 executive management team members) if the company achieves performance levels substantially beyond target performance and rewards such reach.

•  Prologis Outperformance Plan rewards relative outperformance. Pool is funded only if our compound, annualized TSR for the three-year performance period exceeds the MSCI US REIT Index plus 100 basis points.

•  Second Amended and Restated Prologis Promote Plan (“Prologis Promote Plan”) rewards our absolute outperformance. Pool is funded only if returns to our investors in co-investment ventures managed by us exceed certain negotiated hurdles.

Prologis Outperformance Plan:

•  Participation point allocations related to the three-year performance period that began on January 1, 2014 and awarded in 2014 were 1,500 to Mr. Moghadam and 600 to each of the other named executive officers. These awards are consistent with the previous performance periods under this plan.

•  The compensation pool for the performance period that began in 2014 is equal to 3% of the excess value created, subject to a maximum of 0.5% of our equity market capitalization at the beginning of the performance period ($93.5 million).

•  Despite exceeding the MSCI US REIT Index by 50 basis points, our TSR performance did not meet the requisite hurdle to fund a compensation pool for the three-year performance period that ended on December 31, 2014 and, as a result, no awards were made for this performance period.

Prologis Promote Plan:

•  Incentive fee earned in 2014 with a bonus pool of $11.3 million.

•  Paid to eligible participants in cash and equity (restricted stock units or LTIP Units) which vest over three years.

•  Mr. Moghadam’s award was paid in LTIP Units. Each of the other named executive officers received 65% of their award in LTIP Units and 35% of their award in cash.

•  Total awards were as follows:

—Moghadam: $1,877,980

—Other named executive officers: $751,172 each

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Other Compensation Elements

In addition to broad-based benefits, such as our 401(k) plan, health and welfare insurance coverage, paid time-off, life and accident insurance, and short and long-term disability programs, we offer senior level and change in control benefits.

Senior Level Benefits

•  Additional compensation elements provided to certain employees to allow us to be competitive in attracting, retaining, and motivating high-quality competent employees:

•  Deferred compensation plans

•  Retiree medical benefits—upon retirement after age 40 and having served as a member of the management executive committee (our chief executive officer and certain direct reports) for five consecutive years, executives may continue health insurance under our plans at their own expense

•  Financial planning services

•  Company-paid parking

•  Personal use of leased corporate aircraft by our chief executive officer if reimbursed by executive

Change in Control Benefits

•  Fair and reasonable severance in connection with change in control consisting of:

•  Cash severance payments which are a multiple of salary and/or cash bonus opportunity levels (two times salary and bonus for named executive officers).

•  Accelerated vesting of unvested equity awards, available through agreements or long-term equity incentive plans.

•  Paid on “double trigger” basis (change in control has occurred and executive’s employment status is impacted).

•  Serve the best interest of stockholders during threatened or actual change in control by:

•  Providing for continuity of management team’s services, as well as providing for their best efforts over any transition period.

•  Increasing objectivity of management team in analyzing a proposed change in control and advising the Board if such proposal is in the best interests of stockholder.

Impact of Prologis Outperformance Plan on Reported Compensation

The Prologis Outperformance Plan is designed to only award extraordinary company performance. The value of these awards as of the grant date is included in the compensation of our named executive officers reported in the Summary Compensation Table at the time the named executive officer receives participation points—prior to any amounts actually being earned for the performance period. This presentation is misleading when the underlying outperformance hurdle is extremely difficult to achieve.

For the performance period that ended on December 31, 2014, a compensation pool did not fund, despite strong company performance. Compensation under this plan is paid only if our compound, annualized TSR (using a 20-day trailing stock price average) exceeds the MSCI US REIT Index by more than 100 basis points over the applicable performance period. Our annualized, compound TSR of 17.4% for this performance period exceeded the MSCI REIT Index by 50 basis points. However, even this significant level of performance did not surpass the 100 basis points hurdle under the Prologis Outperformance Plan for the performance period and, as a result, no compensation pool was funded. Nevertheless, the $2,520,000 award value for this performance period must be reported in the Summary Compensation Table for our chief executive officer for the year 2012. This $2,520,000 award value represents 27% of his reported compensation although this award will never be paid to him. The difficulty in achieving the outperformance hurdles is further evidenced in the projected values of the compensation pools for the 2013-2015 Performance Period and the 2014-2016 Performance Period, which were each assessed at zero at the end of 2014. The Prologis Outperformance Plan is discussed further below under “—Outperformance Compensation Plans—Prologis Outperformance Plans.”

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The following graphic illustrates the impact of the unearned Prologis Outperformance Plan awards on the total compensation of our chief executive officer for the three years that the Prologis Outperformance Plan has been in effect:

Impact of Non-binding Advisory Say-on-Pay Vote related to Executive Compensation for 2013

At our annual meeting in 2014, our stockholders approved our 2013 executive compensation with 87.6% of the voting power present in favor of our proposal. In connection with the annual meeting in 2014, we continued outreach efforts with our largest stockholders. As part of our outreach campaign, we discussed the measurements utilized in our annual long-term equity incentive program and our outperformance compensation plans with our investors. During the remainder of the year, we met regularly with our top investors and have not received any feedback regarding particular concerns about our compensation program.

While we believe that our compensation program has been effective in aligning our executives’ interests with those of our stockholders and meeting its incentive, motivation, and retention objectives, we strive for continuous improvement by listening to, and acting upon, feedback from our stockholders. Consistent with its strong commitment to our stockholders, the Compensation Committee regularly reviews our executive compensation program to ensure continued alignment between the interests of management and stockholders.

Governance Highlights

We have been recognized for our strong corporate governance by Green Street Advisors, an independent research advisory group focusing on REITs, which has ranked us as the top REIT in the area of corporate governance in its published rankings every year for the last 12 years.

Highlights of our executive compensation programs that support recognized corporate governance best practices and mitigate potential risks include:

Target compensation opportunity is largely performance-based

•

Majority at-risk compensation: Of the target direct compensation opportunity, 91% of our chief executive officer’s compensation and 82% on average of our other named executive officers’ compensation is “at risk” and determined by performance.

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•	Awards based on three-year TSR: Annual long-term equity incentive awards are based on our prior three-year TSR performance relative to multiple indices.

•	No guaranteed incentive awards: No minimum payout is guaranteed and all awards are subject to Compensation Committee approval.

•	No guaranteed salary increases: We do not provide any guarantees for salary increases.

•

Minimal perquisites: We provide only minimal perquisites. In 2014, the company entered into an agreement with Mr. Moghadam that will allow him to utilize the leased corporate aircraft for personal use if he reimburses the company for incremental cost of his personal use per Federal Aviation Administration regulations.

Interests of our executives and stockholders are aligned

•	Double-trigger: We do not have employment contracts with our executives other than “double-trigger” change in control agreements.

•	No tax gross-ups: We do not provide excise tax gross-ups.

•

Hedging and pledging are prohibited: Our insider trading policy, applicable to our directors and all employees, prohibits hedging the economic risk of ownership of our stock and pledging shares of our stock.

•	No re-pricing underwater options: We cannot re-price or replace any underwater stock options without stockholder approval.

•

Robust stock ownership guidelines: We have instituted stock ownership guidelines for members of our executive management team (including all of our named executive officers) and directors requiring from three to ten times annual salary or annual Board retainer to be retained in stock holdings. All of our named executive officers and directors were in compliance with these guidelines as of December 31, 2014. Our chief executive officer’s holdings are considerably in excess of his applicable guideline.

•	Three-year vesting: Our long-term equity incentive awards generally have vesting periods of three years.

•	Recoupment policy: We have a recoupment policy under which performance-based compensation awarded to certain officers may be recovered if financial results are restated.

Our processes ensure Board independence and effectiveness

•

Independent compensation consultant: Independent directors comprise the Compensation Committee and the committee engages an independent compensation consultant to assist in administering our compensation program.

•

Risk oversight: Our risk management objectives are monitored by the Compensation Committee and the Audit Committee to ensure that our compensation policies and practices do not increase our risk profile with respect to incentivizing our employees.

Executive Compensation Program Administration

Our executive compensation program is administered by the Compensation Committee. The Compensation Committee is responsible for, among other things, reviewing the performance of our executive officers and determining their compensation. In determining compensation, the Compensation Committee:

•

believes that compensation should be based on performance and that a larger portion of the total compensation for named executive officers should consist of long-term equity incentive awards to promote a closer alignment of long-term interests between our named executive officers and our stockholders;

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•	generally believes that the compensation for the named executive officers, as compared to the market, should reflect the size, scope, and characteristics of our operations; and

•

considers each named executive officer’s responsibilities and role within the company in determining performance targets and measures, individual compensation levels, and the mix of compensation of the company’s other named executive officers and other executives.

Generally, our compensation program offers the same compensation structure to each member of our executive management team. Differentiation is achieved primarily by the size of the award opportunity rather than by the type of award. As employees become more senior and their responsibilities broaden in scope, an increasingly greater portion of their total annual compensation is at risk in the form of variable and incentive pay components and a larger portion of total annual compensation is delivered in the form of equity. Our compensation program also includes certain benefits (broad-based, senior level, and change in control). We do not maintain a post-retirement benefit plan for executives, but certain executives who leave the company having met certain position, age, and service criteria may choose to remain under our health insurance programs at their own expense. We also have a 401(k) Plan (including matching contributions from us up to certain levels) and nonqualified deferred compensation plans.

The Compensation Committee evaluates company and individual performance after the close of the calendar year against pre-established goals and objectives for that year. The Compensation Committee reviews and discusses Mr. Moghadam’s recommendations concerning compensation of the other named executive officers and certain other executives related to company and individual performance but Mr. Moghadam does not participate in or influence the decisions of the Compensation Committee with respect to his own compensation. Mr. Moghadam attended certain of the meetings of the Compensation Committee at which compensation matters were discussed but he was not in attendance when the Compensation Committee discussed his own compensation. The compensation recommendations and performance opinions of Mr. Moghadam were among the factors considered by the Compensation Committee in determining the compensation for the other named executive officers and certain other executives, but were not the sole factor in any compensation decisions. See also “— 2014 Compensation Decisions.”

The Compensation Committee considers the total compensation of the named executive officers for a particular calendar year to be the annual base salary paid in that calendar year, the annual bonus opportunity based on the named executive officer’s performance during the that calendar year, and the long-term equity incentive award opportunity for the performance period that ends in that calendar year, even though the bonus and long-term equity incentive awards are determined by the Compensation Committee after the close of that calendar year. The total compensation for a named executive officer for a particular year, as considered by the Compensation Committee, is not necessarily the same total compensation amount that is presented in the Summary Compensation Table for that year because equity awards are included in the table based on the year in which they are granted and not for the year to which the named executive officer’s performance relates.

The Compensation Committee retains FW Cook as its independent compensation consultant. During its December 2014 meeting, the Compensation Committee considered the independence of FW Cook in light of the rules regarding compensation committee advisor independence mandated under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). The Compensation Committee reviewed factors, facts, and circumstances regarding compensation consultant independence, including a letter from FW Cook addressing FW Cook’s and their consulting team’s independent status with respect to the following factors: (i) other services provided to us by FW Cook; (ii) fees we pay to FW Cook as a percentage of their total revenues; (iii) FW Cook’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship between FW Cook or members of their consulting team that serves the Compensation Committee with a member of the Compensation Committee; (v) any shares of our stock owned by FW Cook or members of their consulting team that serves the Compensation Committee; and (vi) any business or personal relationships between our executive officers and FW Cook or members of their consulting team that serves the Compensation

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Committee. After discussing these factors, facts, and circumstances, the Compensation Committee affirmed the independent status of FW Cook and concluded that there are no conflicts of interest with respect to FW Cook.

Competitive Review by Independent Compensation Consultant

In May 2014, FW Cook conducted a competitive review to assist the Compensation Committee in determining target total direct compensation for the executive management team, including the named executive officers. Target total direct compensation is the sum of annual base salary, annual bonus opportunity at target, and annual long-term equity incentive award opportunity at target. To assess the market competitiveness of our compensation levels, FW Cook collected the latest available compensation data from proxy statements and other SEC filings for similarly situated executives in each of the companies in a comparison group comprised of 10 large-cap REITs that are generally the largest internally-managed equity REITs by market capitalization. The 10 REITs included in the competitive review are: American Tower Corporation, AvalonBay Communities, Inc., Boston Properties, Inc., Equity Residential, General Growth Properties, Inc., HCP, Inc., Public Storage, Inc., Simon Property Group, Inc., Ventas, Inc., and Vornado Realty Trust. The comparison group against which the pay opportunities of our executives are compared is not the same group of companies against which our relative performance is compared for purposes of our annual long-term equity incentive program or our Prologis Outperformance Plan (both described below).

Generally, the size of competitive pay opportunities tends to be correlated with company size, scope, and breadth of operations. Therefore the companies in the comparison group used to evaluate the competitiveness of our pay levels were selected regardless of their global reach or their asset class. Even so, the combination of our global reach, our significant development platform, and our strategic capital business place us in a unique category that sets us apart from the companies in the comparison group, which may individually demonstrate strength in one or two of these categories, but not all three.

Key findings from the competitive review were:

•

At the time the study was conducted with respect to the comparison group, we ranked at the 75th percentile in enterprise value, in the top quartile in total assets under management, and near the median in market capitalization.

•

Mr. Moghadam’s target total direct compensation was between the median and the 75th percentile of the comparison group, with a pay mix that is weighted more toward the annual long-term equity incentive portion and less toward the cash components (annual base salary plus target annual bonus opportunity) than median competitive practice.

•

Target total direct compensation for Mr. Reilly was near, but below, the median of the comparison group. Target total direct compensation for Messrs. Olinger, Nekritz, and Anderson was at the 25th percentile of the comparison group. Target total direct compensation for Mr. Curless was below the 25th percentile of the comparison group.

Considering the competitive review along with our company business strategies, objectives, and financial condition, the Compensation Committee increased the total direct compensation levels of the named executive officers as follows:

•

Mr. Moghadam’s base salary was increased by $100,000 while his target bonus as a percentage of base salary was maintained at 150%, effective July 2014. No change was made to his target annual long-term equity incentive award component, which represents the largest component (78%) of Mr. Moghadam’s target total compensation.

•

Each of the other named executive officer’s base salary was increased by $50,000 while target bonuses as a percentage of base salary were maintained at 125%. The target annual long-term equity incentive award component for each of the other named executive officers was increased by $500,000. See “—2014 Compensation Decisions” below.

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2014 Compensation Decisions

In determining the final compensation payable to our named executive officers for 2014, the Compensation Committee evaluated all factors that it deemed relevant in light of our compensation philosophy discussed above, the criteria established for the annual bonus program and the annual long-term equity incentive program, and the recommendation of Mr. Moghadam for executives other than himself. Further, other additional significant factors were considered by the Compensation Committee including:

•	the nature and scope of each named executive officer’s responsibilities and their ability to adapt to the changing dynamics of a global company;

•	the specific skills and talents of each named executive officer;

•	the named executive officer’s contributions toward the overall company performance targets; and

•	the success of each individual named executive officer’s team.

The compensation decisions with respect to the named executive officers’ compensation for 2014, as presented below in the Summary Compensation Table, are discussed below.

Annual Base Salary

Based on the factors outlined above, the Compensation Committee increased the annual base salary for Mr. Moghadam from $800,000 to $900,000 and for each of the other named executive officers from $500,000 to $550,000 effective July 1, 2014.

Annual Bonus Opportunity

The annual bonus opportunity for the named executive officers is based on a percentage of their annual base salary. For Mr. Moghadam, the target bonus is set at 150% of base salary with a minimum and maximum of 0% and 300%, respectively. For the other named executive officers, the target bonus is set at 125% of base salary with a minimum and maximum of 0% and 250%, respectively.

The Compensation Committee approved the measurement of the company’s performance for 2014 on the following key performance measures and targets derived from the priorities included in our 2014 business plan.

Key Performance Measure	Weighting	Target	Actual	Performance Against Target
Portfolio Operations:	40%
Core FFO per share(a)		$1.74	$1.88	Above
Average occupancy		93.7%	94.6%	Above
Same-store NOI growth(a)		2.5%	3.7%	Above
Rent change on Rollover		8.5%	7.4%	Below

Development:	15%
Development Stabilizations		$1.050 billion	$1.105 billion	Above
Development Stabilizations-Margin		18.0%	23.0%	Above

Strategic Capital:	15%
Private Fundraising		$1.2 billion	$1.534 billion	Above
Public Fundraising		$150 million	$932 million	Above

Balance Sheet and Risk Reduction:	15%
Net Debt/EBITDA(b)		6.5 times	6.8 times	Below
Credit Rating(c)		BBB+/Stable	BBB+/Stable	Met
PIRI(d)		8.6	8.4	Above
Loan to Value(e)		34.5%	36.5%	Below

Back office/Organization:	15%
Adjusted Gross G&A/Assets under management		63 basis pts	59 basis pts	Above
Systems and Process Effectiveness(f)		As Planned	As Planned	Met

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(a) Core FFO per share and same-store NOI growth are non-GAAP earnings measures that we use in managing our business. We define these measures and provide reconciliations of these measures to GAAP measures in Item 7 of our Form 10-K for the year ended December 31, 2014.

(b) Net Debt represents our outstanding consolidated debt, net of cash on hand and premiums and/or discounts, plus our pro rata share of the outstanding debt, net of cash on hand and premiums and/or discounts, of our unconsolidated ventures and funds. EBITDA is a non-GAAP measure that we use in managing our business. This measure is discussed and reconciled to GAAP measures in our Earnings Release and Supplemental Information furnished in our Current Report on Form 8-K filed with the SEC on January 27, 2015.

(c) A securities rating is not a recommendation to buy, sell, or hold securities and is subject to revision or withdrawal at any time by the rating organization.

(d) PIRI is an internal risk assessment measurement used to monitor risks primarily associated with our real estate assets, leverage levels, foreign currency exposure, and other external factors. On the measurement scale, a lower PIRI score is preferred.

(e) Loan to value is computed as our total debt, at par and including our share of debt of our co-investment ventures, less available cash divided by our gross real estate assets, including assets that we own directly and our share of assets that we own through our co-investment ventures.

(f) This non-financial goal was established based on improving efficiency and automation of business-critical processes, including budgeting and valuation, financial reporting, and data analysis.

Based on the achievements noted above, the compensation committee approved a corporate performance rating of “above target.” The corporate performance rating was used to calculate the corporate performance portion of the named executive officers’ bonus award based on the pre-established weighting for company performance for each officer (80% for Mr. Moghadam and 60% for the other named executive officers). The individual performance component of the annual bonus award was determined by considering the individual achievements of each of the named executive officers and the pre-established weighting for individual performance for each officer (20% for Mr. Moghadam and 40% for the other named executive officers). Individual performance is also used on a limited basis in determining the annual awards under the annual long-term equity incentive program discussed below.

Mr. Moghadam provided assessments of the named executive officers’ performance and achievements, other than himself, that were reviewed and accepted by the Compensation Committee. The Compensation Committee conducted the assessment of Mr. Moghadam’s performance. The specific achievements considered as part of these assessments were:

•

Under Mr. Moghadam’s leadership, the company performed very well in 2014 and management delivered ahead of target on most key performance metrics. The outperformance was driven primarily by operations where management capitalized on rent recovery and harvested the gap between in-place and market rents. Mr. Moghadam guided the team in taking advantage of the favorable capital markets and locking in long-term debt, ending the year in a strong financial position with ample liquidity, a well-laddered debt maturity stack, and minimized foreign currency exposure on net asset value and earnings. The company’s credit ratings were upgraded affirming the significant improvements made to the balance sheet as well as our positive earnings trajectory and operational outlook. Under Mr. Moghadam’s guidance, the strategic capital business raised significant private and public third-party capital, which included the formation of a new public co-investment venture in Mexico. Mr. Moghadam also continued his efforts in fostering a culture of transparency and global alignment throughout the organization and remained highly engaged with the Board, particularly in the area of strategic vision and direction. In addition, Mr. Moghadam continued efforts aimed at strengthening relationships with the investor community.

•

Mr. Olinger successfully led his team through debt restructuring transactions that resulted in extended maturities and lowered borrowing costs. In addition, under his leadership, Mr. Olinger’s team successfully executed significant new debt transactions in Europe and China. Mr. Olinger also led members of his team who participated in the formation of the public co-investment venture in Mexico and a follow on offering for our public REIT in Japan. Under his lead, Mr. Olinger’s teams successfully minimized our foreign currency exposures through issuances of derivative contracts.

•

Mr. Reilly led a team in the Americas that significantly outperformed operating and development goals while achieving strong investment results, as measured by return on investment. The Americas region significantly exceeded occupancy targets under Mr. Reilly’s leadership with

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disciplined management of general and administrative costs and business risks. Mr. Reilly supported other teams in dispositions, fund consolidations, and the successful launch of a public co-investment venture in Mexico. In addition, Mr. Reilly effectively managed leadership transitions in his region.

•

Mr. Nekritz led his legal and investment services teams through negotiation, underwriting, due diligence, and execution of over $5 billion in real estate transactions globally and negotiation and execution of over 1,500 lease transactions, including new agreements and amendments to existing agreements. Mr. Nekritz played a key leadership role in the formation of the public co-investment venture in Mexico, successful buy-outs of limited partners’ interests in a co-investment venture, additional equity investments in co-investment ventures, as well as the structuring, negotiation, and execution of two new co-investment ventures that closed in early 2014.

•

Mr. Anderson led a team in Europe that completed exceptional deployment of capital with over $1.2 billion in third-party acquisitions and $525 million of development starts. European operations underperformed in 2014 but experienced stronger performance in the second half of 2014 finishing with 94.9% occupancy and positive full year rent growth. He also led the team in Japan that exceeded all operating and deployment targets and completed the third follow on offering of the public REIT in Japan, which also outperformed operating targets. Mr. Anderson led the team in China in executing its second co-investment venture that closed in early 2014 as well as completing additional equity investment of $500 million later in 2014.

•

Mr. Curless led a team that completed $1.2 billion in dispositions in the U.S. in 2014 in 55 transactions. He also chaired our internal Investment Committee, which evaluated over 300 investment matters representing over $9.8 billion of total activity. In addition, Mr. Curless was responsible for several successful process and pursuit improvements that led to a significant increase in deal procurement with our multimarket customers. He also led the Valuations, Research, and Global Customer Solutions teams which are regarded as industry leaders.

After assessing the overall performance of the company, the individual performances of the named executive officers detailed above, each executive’s annual bonus opportunity as a percentage of annual base salary at the minimum, target, and maximum levels, and the respective weighting between company and individual performance, the Compensation Committee determined the final bonus awards for 2014 performance for the named executive officers. Awards to the named executive officers generally reflected the overall company “above target” performance rating. The bonus awards for 2014 performance are as follows (target levels are based on average salary for the year not salary as of the end of the year):

	2014 Bonus Opportunity (% of Salary)			2014 Actual Bonus
Named Executive Officer	Min	Target	Max	Amount	% Target
Mr. Moghadam	0%	150%	300%	$ 1,912,500	150.0%
Mr. Olinger	0%	125%	250%	$ 932,000	142.0%
Mr. Reilly	0%	125%	250%	$ 998,000	152.1%
Mr. Nekritz	0%	125%	250%	$ 972,000	148.1%
Mr. Anderson	0%	125%	250%	$ 919,000	140.0%
Mr. Curless	0%	125%	250%	$ 959,000	146.1%

Bonus Exchange

Under the bonus exchange that is available to all of our officers, the named executive officers may elect to receive all or a portion of their annual bonus for the 2014 performance year (paid in February 2015) in restricted stock units or LTIP Units (LTIP Units are discussed below under “—Annual Long-term Equity Incentive Program”). Equity awards granted as a result of the exchange are valued at 125% of the cash bonus exchanged and have a three-year vesting period (40%, 40%, and 20%). All of the named executive officers elected the bonus exchange for their annual bonus paid in February 2015 as follows:

•	Mr. Moghadam: Exchanged his entire bonus of $1,912,500 for equity and received LTIP Units valued at $2,390,625 (which includes a premium of 25% or $478,125) and no cash payment.

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•	Mr. Olinger: Exchanged his entire bonus of $932,000 for equity and received LTIP Units valued at $1,165,000 (which includes a premium of 25% or $233,000) and no cash payment.

•	Mr. Reilly: Exchanged 85% of his $998,000 bonus for equity and received LTIP Units valued at $1,060,375 (which includes a premium of 25% or $212,075) and a cash payment of $149,700.

•	Mr. Nekritz: Exchanged his entire bonus of his $972,000 for equity and received LTIP Units valued at $1,215,000 (which includes a premium of 25% or $243,000) and no cash payment.

•	Mr. Anderson: Exchanged his entire bonus of $919,000 for equity and received LTIP Units valued at $1,148,750 (which includes a premium of 25% or $229,750) and no cash payment.

•	Mr. Curless: Exchanged 25% of his $959,000 bonus for equity and received LTIP Units valued at $299,688 (which includes a premium of 25% or $59,938) and a cash payment of $719,250.

While this program may result in additional compensation for those who elect to participate, the LTIP Units are subject to a three-year vesting period. Accordingly, the bonus exchange serves to further align the interests of our management with the interests of our stockholders while also providing retention incentives.

Annual Long-term Equity Incentive Program

Under our annual long-term equity incentive program, each named executive officer has a target grant-value opportunity, established by the Compensation Committee, in alignment with the Compensation Committee’s overall philosophy to target total direct compensation generally at the market median. Deviations above or below the median are based on level of experience, demonstrated past performance, and expected future contribution. The actual value awarded to each named executive officer generally ranges from 50% to 150% of the target value but no minimum level is guaranteed. The awards are based on a “look-back” of our total shareholder return performance for the prior three fiscal years against the total shareholder return performance of relevant industry indices, and are adjusted by the executive’s individual performance over the prior year, as appropriate.

As required under SEC rules, the presentation of stock awards for 2014 in the Summary Compensation Table reflects the annual long-term equity incentive awards that were granted in 2014, even though these awards represented the annual long-term equity incentive for the performance period that ended in 2013. In contrast, the annual bonus awards presented for 2014 in the Summary Compensation Table are based on actual performance in 2014. In making its compensation decisions, the Compensation Committee focuses on performance as of the end of the prior fiscal year and, therefore, considers the total direct compensation of the named executive officer for 2014 to be the annual base salary paid in 2014, the annual bonus award for 2014 performance that was paid in February 2015, and the annual long-term equity incentive award granted in February 2015, even though this total compensation figure is not what is reflected for the aggregate compensation total for 2014 in the Summary Compensation Table. The discussion below addresses the annual long-term equity incentive awards granted in 2014 for the performance period ended December 31, 2013 which is relevant to the amounts reported in the accompanying tables for 2014. The annual long-term equity incentive awards granted in 2015 for the performance period ended December 31, 2014 (which will be reported in the various tables in next year’s proxy statement) are also addressed below because they are relevant in understanding the Compensation Committee’s perspective of total compensation for fiscal 2014.

Performance Period and Measurement

While recognizing the preference for using a longer term measurement period in making decisions on performance awards, the Compensation Committee believes that utilizing any performance measurement that includes periods prior to the Merger in June 2011 does not provide an appropriate means of measuring our performance as a combined company. Accordingly, the Compensation Committee utilized a two-year measurement period in determining annual grants under the annual long-term equity incentive program for 2013 compensation (granted in February 2014). The two-year period includes performance in calendar years 2012 and 2013, the two full years that we had been operating as a combined company at the time the grants were approved. The Compensation Committee completed its transition to a three-year performance period in making annual grants under our annual long-term equity incentive program for 2014 compensation (granted in February 2015) based on performance over the prior three fiscal years.

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The Compensation Committee changed the benchmark index for the annual long-term equity incentive program from the MSCI US REIT Index to the Realty Majors Index for annual awards for 2013 compensation (granted in February 2014). The Prologis Outperformance Plan also measures TSR against the MSCI REIT Index, but requires a much higher performance hurdle than in the long-term incentive program. Nevertheless, as a result of discussions with our stockholders, the Compensation Committee effected the change to the Realty Majors Index to avoid any duplication of the performance measure utilized in this program and the Prologis Outperformance Plan. The Realty Majors Index includes approximately 30 strongly-managed and well-capitalized REITs, which are among the largest REITs in their respective property sectors. These companies complement the global and domestic industrial REIT indices also utilized in determining performance under this program. By utilizing different benchmarks, the Compensation Committee is able to make a more diversified assessment of company performance.

The Compensation Committee evaluates our performance against two hurdles: (i) an index of industrial REITS, further categorized into two indices: (a) a domestic industrial index (consisting of East Group Properties (EGP), First Industrial (FR), DCT Industrial (DCT), and Duke Realty (DRE)) and (b) a global industrial index (consisting of Global Logistics Properties (GLP), Goodman Group (GMG), and Segro plc (SGRO)), and (ii) the Realty Majors Index. The Compensation Committee believes that having more than one hurdle provides a more balanced, comprehensive evaluation of relative performance given that our operations have a far greater global reach relative to the industrial REITS making up the indices whose sole operations are either in the U.S. or in countries outside the U.S.

In making the awards to the named executive officers, the Compensation Committee also considers certain factors related to individual performance for the applicable period (as discussed above under “—Annual Bonus Opportunity”).

Awards Granted in 2014 for 2012-2013 Performance Period

In February 2014, the Compensation Committee reviewed our cumulative TSR performance compared to the identified indices for the two-year period that ended on December 31, 2013. The annualized and cumulative TSR performance levels for that period were:

•	Prologis: 34.5% cumulative/16.0% annualized

•	Industrial Indices:

•	Global group: 67.8% cumulative/29.5% annualized

•	Domestic group: 43.8% cumulative/19.9% annualized

•	Realty Majors Index: 13.2% cumulative/6.4% annualized

Our strong performance, as evidenced by our 34.5% absolute TSR over the two-year performance period, exceeded the Realty Majors Index but was behind the performance of the global and domestic industrial REITs. Considering the strong absolute TSR and that the Realty Majors index was exceeded, even though our TSR did not exceed the performance of the industrial indices (global or domestic), the Compensation Committee determined that the pool for the annual long-term equity incentive awards for 2013 compensation should be set at 100% of the target pool.

Awards for the 2013 performance year (granted in February 2014) for the named executive officers are below.

Named Executive Officer		2013 Actual Award Value (Granted 2014)
	2013 Target Award Value	Amount	% Target
Mr. Moghadam	$ 7,850,000	$ 7,850,000	100%
Mr. Olinger	$ 1,250,000	$ 1,250,000	100%
Mr. Reilly	$ 1,750,000	$ 1,750,000	100%
Mr. Nekritz	$ 1,250,000	$ 1,250,000	100%
Mr. Anderson	$ 1,250,000	$ 1,250,000	100%
Mr. Curless	$ 1,050,000	$ 1,050,000	100%

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All equity awards granted in 2014 were in the form of restricted stock units that are earned ratably over a three-year vesting period based on continued employment.

Awards Granted in 2015 for 2012-2014 Performance

In February 2015, the Compensation Committee reviewed our annualized TSR performance compared to the identified indices for the three-year period ended December 31, 2014. The relevant annualized TSR performance levels were:

•	Prologis: 18.3%

•	Industrial Indices:

•	Global group: 23.2%

•	Domestic group: 23.9%

•	Realty Majors Index: 15.3%

We experienced relatively strong performance during the three-year period ended December 31, 2014, as our 18.3% absolute TSR did exceed the Realty Majors Index. However, as with the previous performance period, our TSR was behind the performance of both of the industrial indices. In evaluating these results, the Compensation Committee noted that the companies included in the industrial indices are primarily small-cap REITs which as a whole outperformed large-cap REITs and that our absolute TSR of 18.3% was consistent with the S&P 500 REIT group performance for the same period of 18.5%. The Compensation Committee also considered the trending of our results against the industrial indices over the past three years. As such, the Compensation Committee determined that the pool for the annual long-term equity incentive awards for 2014 performance should be set at 90% of target.

Awards included in 2014 compensation (granted in February 2015) for all of the named executive officers were granted at 90% of the target levels. No adjustments were made for individual performance. As part of its annual compensation review, the Compensation Committee made adjustments to the target levels of the annual long-term equity incentive awards for the named executive officers, other than Mr. Moghadam. These targets were effective for awards that were granted in February 2015. Awards included in 2014 compensation and target level increases for 2014 are illustrated in the table below. See “—Competitive Review by Independent Compensation Consultant” above for a discussion of the competitive review and the increase in the target awards.

			2014 Actual Award Value (Granted in 2015)
Named Executive Officer	2013 Target Award Value	2014 Target Award Value	$	% Target
Mr. Moghadam	$ 7,850,000	$ 7,850,000	$ 7,065,000	90%
Mr. Olinger	$ 1,250,000	$ 1,750,000	$ 1,575,000	90%
Mr. Reilly	$ 1,750,000	$ 2,250,000	$ 2,025,000	90%
Mr. Nekritz	$ 1,250,000	$ 1,750,000	$ 1,575,000	90%
Mr. Anderson	$ 1,250,000	$ 1,750,000	$ 1,575,000	90%
Mr. Curless	$ 1,050,000	$ 1,550,000	$ 1,395,000	90%

For awards granted in February 2015, the named executive officers were given the choice to receive either restricted stock units or LTIP Units. All of the named executive officers elected to receive their awards in the form of LTIP Units which are earned ratably over a three-year vesting period based on continued service. The awards granted in 2015 for 2014 compensation are not included in the Summary Compensation Table for Fiscal Year 2014 below.

LTIP Units

LTIP Units are “profits interests” in Prologis, L.P., our operating partnership, and are an alternative equity-based award. Certain executives, including the named executive officers, may elect to receive LTIP Units in lieu of other equity awards. The election to receive LTIP Units in lieu of RSUs was first

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offered with respect to awards made under the Prologis Promote Plan in July 2014. LTIP Units were structured with the intent that the units would generally be economically equivalent to the RSUs that would be issued for the applicable awards. The LTIP Units granted under this plan have the same vesting terms, three-year ratable vesting, as the RSUs that were granted. Under certain conditions, an LTIP Unit is convertible into a common unit and then redeemable into one share of our common stock. Among other conditions, LTIP Units cannot be converted until they are vested and a waiting period of two years from the date of issuance is complete. Like RSUs, LTIP Units earn cash distributions while outstanding equal to the dividend paid on our common stock. After vesting and other conditions are met, LTIP Units remain outstanding until such time as the holder of the LTIP Unit elects to convert.

In December 2014, certain executives, including the named executive officers, were also given the election to exchange outstanding, unvested RSUs or RSAs into LTIP Units with the same vesting terms as the RSUs or RSAs that were exchanged. The RSUs and RSAs subject to this exchange were cancelled, and LTIP Units were issued pursuant to this exchange in January 2015.

Outperformance Compensation Plans

The Compensation Committee has targeted total direct compensation opportunities (annual base salary, annual bonus opportunity, and annual long-term equity incentive award opportunity) at the market median with deviations above or below based on experience, past performance, and expected future contribution of the individual executive. The market median reference point utilized by the Compensation Committee is based on a comparison group of REITs, most of which are smaller in size, scope, and global reach than our business as a whole. Therefore, to further incentivize the executive management team to drive the growth of the company in the face of the increased challenges of operating a larger and more diverse enterprise, in December 2011 the Compensation Committee approved two outperformance compensation plans, the Prologis Outperformance Plan and the Prologis Promote Plan. If, and only if, the company achieves certain extraordinary performance levels—above the performance hurdles utilized in our annual long-term equity incentive program—these plans provide the opportunity to reward those employees instrumental in achieving the “outperformance.”

Due to the global nature of our operations, our significant development activities, and our strategic capital business as compared to the comparison group of REITs, the outperformance compensation plans better calibrate the size of our overall pay opportunities with our scale and scope in a manner that strongly aligns earned compensation with extraordinary performance. To further align stockholder and management interests, the Compensation Committee extended the scope of our outperformance compensation plans to a broad group of participants (approximately 100 participants in each plan).

Prologis Outperformance Plan

The Prologis Outperformance Plan rewards relative outperformance by linking compensation to the long-term total return to our stockholders relative to other REITs. Compensation will be paid under this plan only if our compound, annualized TSR (using a 20-day trailing stock price average) exceeds the benchmark TSR (as measured by the MSCI US REIT Index) by more than 100 basis points over a three-year performance period. In calculating our compound, annualized TSR, dividends are assumed to be reinvested on a daily basis and the total return for the three-year period is reflected as an annual return measure as opposed to a measure of cumulative growth over the three-year period. Although we are able to calculate a grant-date fair value of the opportunity under this plan and to project a value at various points during the performance period, as disclosed in the compensation tables that follow, there can be no assurances that the company’s performance at the end of an applicable performance period will result in any payment under the Prologis Outperformance Plan. Even with reasonably strong company performance, there may be no payout under this plan. The difficulty of achieving any payout under the Prologis Outperformance Plan is demonstrated through Monte Carlo simulations reviewed by the Compensation Committee that result in no payout in approximately 65% of the scenarios modeled. Also, as further evidence of the difficulty of payout, as discussed below, we did not meet the requisite thresholds and did not receive awards for the most recently completed performance period, and, currently, the projected value of the performance pools for the two outstanding performance periods is also zero at December 31, 2014.

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If this outperformance hurdle is met, a compensation pool will be funded. The pool is equal to 3% of the value created in excess of the hurdle, subject to a maximum pool value equal to the greater of $75 million or 0.5% of the company’s equity market capitalization at the start of the performance period. Participants are allocated a portion of the potential compensation pool for each performance period at the beginning of the period. The compensation pool cannot be paid out unless our absolute TSR, calculated for the full performance period, is positive. This feature is an additional performance hurdle and a safety measure to prevent payouts if our absolute TSR is not positive. If a pool funds because our relative TSR exceeds the hurdle but our absolute TSR is not positive for the full performance period, the payment of awards will be delayed, or not made at all, unless our absolute TSR becomes positive within seven years from the end of the performance period. To determine if the payment will be made, we will continue to measure our absolute TSR at the end of each quarter following the end of the performance period with such measurement starting at the beginning of the applicable performance period and ending as of the applicable quarterly period. No payment will be made if our absolute TSR does not become positive by the end of this seven-year period. If our absolute TSR become positive during this seven-year period, all participants at the end of the original performance period will receive their awards, regardless of whether they are still employed by us when the awards are paid.

Participation points have been awarded for performance periods since the Prologis Outperformance Period was implemented. The named executive officers have participated in each performance period.

•

2012-2014 Performance Period: This performance period began on January 1, 2012 and ended December 31, 2014 and included 87 participants at its start. The potential compensation pool had a grant date fair value of $16.8 million and a maximum pool value, based on terms of the plan, of $75.0 million. Despite exceeding the MSCI US REIT Index by 50 basis points, our TSR for the performance period was not sufficient to fund a compensation pool and on January 21, 2015, the Compensation Committee determined that the compensation pool was zero. As such, no awards were paid for the 2012-2014 performance period and all POP LTIP Units issued for this performance period were forfeited. POP LTIP Units are discussed below.

•

2013-2015 Performance Period: This performance period began on January 1, 2013 and will end on December 31, 2015 and included 87 participants at its start. The potential compensation pool had a grant date fair value of $23.9 million and a maximum pool value of $82.2 million, which was 0.5% of our equity market capitalization at December 31, 2012. As of December 31, 2014, the projected value of this compensation pool was zero.

•

2014-2016 Performance Period: This performance period began on January 1, 2014 and will end on December 31, 2016 and included 91 participants at its start. The potential compensation pool had a grant date fair value of $23.1 million and a maximum pool value of $93.5 million, which was 0.5% of our equity market capitalization at December 31, 2013. As of December 31, 2014, the projected value of this compensation pool was zero.

For these performance periods, participants have been allocated a certain number of participation points. The total compensation pool applicable to all participants was initially represented by 10,000 participation points. The actual awards for the performance period, if any, will be determined by multiplying the total compensation pool by a fraction, the numerator of which is the number of participation points held by a participant and the denominator of which is the total number of participation points held by all participants on the last day of the performance period. Awards can be paid in either cash or equity after the end of the three-year performance period. The Compensation Committee has determined that the awards will be paid, if at all, in RSUs or LTIP Units (discussed below). Awards are required to be paid to participants within 75 days of the end of the performance period or applicable quarter in which our absolute TSR becomes positive.

For each performance period, the Compensation Committee allocated 1,500 participation points to Mr. Moghadam and 600 participation points to each of the other named executive officers. In allocating participation points to the named executive officers, the Compensation Committee took into consideration external market data concerning the typical ratio of chief executive officer compensation to that of other named executive officers. In addition, the committee reviewed similar outperformance compensation

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plans among REITs to understand the proportion of the total opportunity allocated to the named executive officers in these plans. In keeping with the committee’s compensation philosophy to allocate incentives beyond the named executive officer level, the Compensation Committee granted our named executive officers a smaller percentage of the total participation points available than was typical among outperformance compensation plans of other REITs.

The compensation of our named executive officers reported in our proxy statements includes compensation under the Prologis Outperformance Plan at the time the named executive officer receives participation points—prior to any amounts being earned and paid for the performance period. The value of the participation points is estimated using a Monte Carlo simulation and is reflected as “Stock Awards” in the Summary Compensation Table. The impact of the Prologis Outperformance Plan on the compensation reported in the Summary Compensation Table is discussed under “—Executive Summary—Impact of Prologis Outperformance Plan on Reported Compensation.”

POP LTIP Units

In December 2014, certain members of the executive management team, including the named executive officers, elected to exchange their participation points for LTIP Units (referred to as the “POP LTIP Units”). The POP LTIP Units are structured with the intent that the units will be comparable economically to the awards under the Prologis Outperformance Plan. A participant electing to receive the POP LTIP Units will receive the same percentage of the bonus pool as if the participant had not participated in the exchange. Like other forms of awards under the plan, the POP LTIP Units will have no economic value to the participants until and unless the performance criteria are achieved at the end of a performance period and other conditions are met. Once the Compensation Committee determines whether the performance criteria have been met, the POP LTIP Units will be forfeited to the extent not earned based on the terms of the Prologis Outperformance Plan. If an award is earned, the participant will retain the number of POP LTIP Units equal in economic value to the percentage of the performance pool originally allocated to participant at the beginning of the applicable performance period. Any POP LTIP Units in excess of such amount will be forfeited.

Upon the satisfaction of certain conditions, including achievement of the relevant performance criteria, each POP LTIP Unit may be convertible into a common unit of the operating partnership and then redeemable for one share of our common stock. The POP LTIP Units associated with the 2012-2014 performance period were forfeited because the relevant outperformance hurdle was not met.

As has become standard tax structuring for profits interests that only vest if performance hurdles are met, the POP LTIP Units are entitled to distributions during the performance period equal to 10% of our common stock dividend. However, contrary to most performance-based programs at peer REITs, we are requiring participants to make a material, non-refundable capital contribution for the POP LTIP Units they receive. This feature is intended to make POP LTIP Units comparable economically to awards currently available under the Outperformance Plan, creates downside risk for participants in the event vesting does not occur because they will then forfeit the capital invested in their POP LTIP Units, and is designed so that participants receive no additional compensation as a result of the exchange of participation points into LTIP POP Units. As such, the issuance of POP LTIP Units in exchange for participation points does not affect the compensation amounts for the named executive officers in the Summary Compensation Table or in the Grants of Plan-Based Awards Table. See further discussion in the footnotes to the Summary Compensation Table and the Grants of Plan-Based Awards Table. The POP LTIP Units are included in the Outstanding Equity Awards at Fiscal Year-End table at their threshold value at December 31, 2014, which is zero for all performance periods.

Prologis Promote Plan

The Prologis Promote Plan rewards our absolute outperformance in our strategic capital business by linking compensation to incentive fees or promotes realized by us with respect to co-investment ventures that we manage. Incentive fees or promotes are generally earned only if returns to our investors in the venture exceed negotiated hurdle rates based on performance of the venture’s real estate investment

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portfolio. Hurdle rates are negotiated at arms’ length with the third-party investors in the ventures, resulting in hurdles that are market driven and set at performance levels that our third-party investors have determined are robust and warrant a share of their return on investment. Performance is generally measured on a periodic basis and/or when the venture winds up. For example, the incentive fee that we earned in 2014 was based on exceeding a 9.0% compound, annualized rate of return to the investor. The bonus pool under this plan will be equal to 40% of any such incentive fees or promotes actually received by us.

The Compensation Committee has amended and restated the plan to: (i) among other things, clarify that the definition of incentive fee only captures the portion of incentive fees attributable to third-party investors’ percentage ownership in the applicable venture and (ii) provide for the issuance of LTIP Units as a form of award under the plan and give the Compensation Committee the discretion to increase the percentage of equity granted for awards earned under the plan.

This plan’s participants include the named executive officers and other members of the executive management team, as well as other key contributors from our regional real estate, strategic capital, and corporate staff teams. Individual awards under this plan are capped and cannot exceed the participants’ compensation (excluding awards under the two outperformance compensation plans) for the two most recent completed years. The participants are eligible to receive an award for a particular venture equal to the number of points held multiplied by the value of each point. The value of a participation point is an amount equal to (x) the compensation pool for the applicable venture divided by (y) the aggregate number of points that may be issued with respect to the venture. If no incentive fees are paid to us during the plan year, no award will be paid to participants with respect to that venture. Awards, if any, will generally be paid at least 50% in equity (in restricted stock awards, restricted stock units, or LTIP Units with a three-year vesting period) and the remainder in cash.

The Compensation Committee granted 10,000 participant points for each of our ventures, representing an allocation of each venture’s bonus award pool. The Compensation Committee allocated 1,500 participation points to Mr. Moghadam and 600 participation points to each of the other named executive officers with respect to each of our applicable ventures utilizing a similar rationale as with the awards of participation points made for the Prologis Outperformance Plan and discussed above.

The company earned an incentive fee of $42.1 million in 2014 before expenses and adjustments due to the company’s ownership interest in the co-investment venture. The Compensation Committee approved the funding of a bonus pool with respect to this incentive fee in July 2014 in the amount of $11.3 million, which was paid to 85 employees in the form of cash ($4.2 million in aggregate) and equity that vests over a three-year period (113,242 LTIP Units and 57,307 RSUs in aggregate) with a combined grant date fair value of $7.1 million. From this compensation pool, Mr. Moghadam received an award of $1,877,980 (all in the form of LTIP Units) and each of the other named executive officers received an award of $751,172 (65% or $488,252 in the form of LTIP Units and 35% or $262,920 in cash). In the Summary Compensation Table for Fiscal Year 2014, the cash component of this award is included as “Non-Equity Incentive Plan Compensation” and the equity component of this award is included as “Stock Awards.” The equity component is also reflected in the Grants of Plan-Based Awards in Fiscal Year 2014 table.

Other Considerations

Risk Mitigation

We do not believe that our compensation policies and practices encourage our named executive officers or any of our other employees to take inappropriate or excessive risks. The Compensation Committee and Audit Committee monitor our risk management objectives to ensure that our compensation policies and practices do not materially increase our risk profile with respect to incentivizing our employees. Further, annually, the Compensation Committee reviews a formal risk assessment of our compensation programs prepared by management. In addition, our recoupment policy and our stock ownership guidelines serve to mitigate excessive risk taking.

Our management provides a quarterly report to the Board regarding how the company is performing compared to our business plan and performance objectives. We believe that the reviews and other

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processes performed by the Board and the internal management controls we have in place, which include a series of checks and balances with respect to the commitment of capital, ensure that excessive risks are not undertaken.

Stock Ownership Guidelines

Our stock ownership guidelines require the named executive officers and other executives to maintain an ownership level in our common stock equal to a multiple of his or her base salary (ten times base salary for Mr. Moghadam and three times base salary for the other named executive officers). The multiple for Mr. Moghadam is more stringent than the market standard multiple of five to six times base salary. The guidelines also require directors to maintain an ownership level in our common stock equal to five times his or her annual retainer. Shares covered in the calculation to determine compliance with these guidelines include common stock owned outright, vested and deferred equity awards (other than stock options) and associated DEUs, unvested equity awards and associated DEUs, shares deferred under our nonqualified deferred compensation plans or other deferral arrangements, and shares that can be acquired through exchange of limited partnership units. Until the guidelines are met, we will require the applicable person to retain and hold 50% of the net shares they receive under our equity compensation plans. All of our named executive officers and directors are in compliance with the guidelines.

Hedging and Pledging Policy

Our insider trading policy prohibits our employees and directors from hedging the economic risk of ownership of our common stock and from pledging shares of our common stock.

Recoupment Policy

The Board has adopted a compensation recoupment policy which provides that, in the event of a substantial restatement of our previously issued financial statements, a review will be undertaken by the Board of performance-based compensation awarded to certain officers that was attributable to our financial performance during the time periods restated. If the Board determines that an officer was improperly compensated and that it is in our best interests to recover or cancel such compensation, the Board will pursue all reasonable legal remedies to recover or cancel such performance-based compensation. The policy further provides that if the Board learns of any misconduct by certain officers that caused the restatement, the Board shall take such action as it deems necessary to remedy the misconduct, prevent its recurrence and, if appropriate, based on all relevant facts and circumstances, punish the wrongdoer. Such punishment by the Board could include dismissal, legal action for breach of fiduciary duty, or such other action to enforce the officer’s obligations to us as may fit the facts surrounding the particular case. In determining the appropriate punishment, the Board may take into account punishments imposed by third parties and the Board’s power to determine the appropriate punishment for the wrongdoer is in addition to, and not in replacement of, remedies imposed by such third parties.

Equity Grant Policy

Equity awards must be approved by the Compensation Committee. The committee has delegated authority to Mr. Moghadam to approve equity awards in certain limited situations, generally done with respect to awards for new hires or newly promoted employees. Mr. Moghadam may not approve equity awards to himself or other named executive officers. All awards are administered by the Human Resources group and the Stock Plan Administration group (which is part of our Legal department) who review the terms and the timing of awards made by the Compensation Committee to ensure that they are in accordance with the terms of our equity compensation plans and with our compensation policies.

We generally grant awards in the first quarter of the year after the performance review for the previous year has been completed. We may also make equity awards when an employee begins employment with us or when an employee is promoted to the officer level. We do not time the release of material non-public information based on equity grant dates. Our officers, including our named executive officers, can elect to exchange a portion of their annual bonus for restricted stock units or LTIP Units at a premium of 25% that are awarded as of the same day the bonus is awarded and are subject to a continuous employment requirement.

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Awards for 2014 were in the form of restricted stock units and LTIP Units. Beginning with awards granted in September 2014 under the Prologis Promote Plan, certain executives can elect to receive their equity awards in either restricted stock units or LTIP Units. In addition, in January 2015, certain executives, including the named executive officers, exchanged outstanding unvested restricted stock units and restricted shares into LTIP Units with the same vesting terms as the equity award that was exchanged. We discontinued the practice of awarding stock options after February 2011.

Impact of Accounting and Tax Treatment

In designing our executive compensation program, we consider the tax treatment of compensation paid to our executive officers, including annual bonuses and long-term equity incentive awards, while also seeking to appropriately reward our executives for their performance. Section 162(m) of the Internal Revenue Code limits the tax deduction for compensation paid to the chief executive officer and any of the three most highly compensated executive officers, other than the chief financial officer, employed by publicly held corporations at fiscal year-end to $1.0 million per year, subject to certain performance, disclosure, and stockholder requirements. Previous grants of stock options have been intended to qualify as performance-based compensation, which is not subject to the Section 162(m) deduction limitation. The Compensation Committee presently intends that, so long as it is consistent with our overall compensation objectives, to the extent reasonable, all executive compensation will be deductible for federal income tax purposes. The Compensation Committee, however, may design programs that recognize a full range of performance criteria important to our success, even where compensation payable under such programs may not be deductible. Because we intend to qualify as a REIT under the Internal Revenue Code, we generally distribute at least 100% of our net taxable income each year and, therefore, do not pay U.S. federal income tax. As a result, and based on the level of cash compensation paid to our executive officers, the possible loss of a federal tax deduction would not be expected to have a material impact on us.

In addition, we have also structured our executive compensation program with the intention that it complies with Section 409A of the Internal Revenue Code, which may impose additional taxes on our named executive officers and other employees for certain compensatory arrangements that provide for the payment of deferred compensation that is not either exempt from, or in compliance with, Section 409A.

Accounting considerations also play a role in the design of our executive compensation program, in particular, Financial Accounting Standards Board’s Accounting Standard Codification (ASC) Topic 718, Stock Compensation, or ASC Topic 718. Currently, we expense base salaries paid in the year they are earned and we expense the annual bonus awarded in cash in the year they are earned. In accordance with ASC Topic 718, we expense the value of equity awards granted, including those granted as part of the annual bonus exchange, over the vesting period of such grants.

COMPENSATION COMMITTEE REPORT

We, the members of the Compensation Committee, have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the company and, based on such review and discussion, have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference from this proxy statement, the company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Compensation Committee:

George L. Fotiades (Chair)

Carl B. Webb

William D. Zollars

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SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2014*

Name and Principal Position (a)	Year (b)	Salary(1) ($) (c)	Bonus(1)(2)(3)(4) ($) (d)	Stock Awards(3)(4)(5) ($) (e)	Non-Equity Incentive Plan Compensation(5) ($) (g)	All Other Compensation(6) ($) (i)	Total ($) (j)
Hamid R. Moghadam	2014	$850,000	$1,912,500	$13,671,081	$—	$81,140	$16,514,721
Chief Executive Officer	2013	$800,000	$1,650,000	$12,250,957	$403,500	$85,572	$15,190,029
	2012	$737,500	$1,605,000	$6,921,206	$—	$77,040	$9,340,746

Thomas S. Olinger	2014	$525,000	$932,000	$3,357,222	$262,920	$61,296	$5,138,438
Chief Financial Officer	2013	$500,000	$890,625	$2,770,341	$161,400	$25,279	$4,347,645
	2012	$450,000	$773,438	$1,945,477	$—	$20,104	$3,189,019

Eugene F. Reilly	2014	$525,000	$998,000	$3,836,301	$262,920	$37,468	$5,659,689
Chief Executive Officer,	2013	$500,000	$859,375	$3,220,349	$161,400	$37,130	$4,778,254
The Americas	2012	$462,500	$823,828	$3,007,973	$—	$85,962	$4,380,263

Edward S. Nekritz	2014	$525,000	$972,000	$3,367,222	$262,920	$28,144	$5,155,286
Chief Legal Officer and	2013	$500,000	$859,375	$2,827,774	$161,400	$17,493	$4,366,042
General Counsel	2012	$500,000	$890,625	$1,650,565	$—	$7,500	$3,048,690

Gary E. Anderson**	2014	$525,000	$919,000	$3,353,972	$262,920	$23,175	$5,084,067
Chief Executive Officer,	2013	$500,000	$859,375	$2,720,353	$161,400	$13,830	$4,254,958
Europe and Asia

Michael S. Curless**	2014	$525,000	$959,000	$2,984,174	$262,920	$31,635	$4,762,729
Chief Investment Officer	2013	$500,000	$859,375	$2,520,363	$161,400	$27,599	$4,068,737

* Columns (f) and (h) have been omitted from this table because they are not applicable.

** Mr. Anderson and Mr. Curless became executive officers of the company in July 2013. Information presented for 2013 is for the entire year.

(1) No salary or bonus amounts were deferred under our nonqualified deferred compensation plans in any year (see the narrative discussion that follows the Nonqualified Deferred Compensation in Fiscal Year 2014 table below). Amounts deferred under our 401(k) Plan, at the election of the named executive officer, from salary and/or bonus payments are included in the amounts presented in columns (c) or (d) and are as follows:

•	Mr. Moghadam and Mr. Reilly: $23,000 in 2014 and 2013, $22,500 in 2012
•	Mr. Olinger and Mr. Nekritz: $17,500 in 2014 and 2013, $17,000 in 2012
•	Mr. Anderson: $17,500 in 2014 and 2013
•	Mr. Curless: $23,000 in 2014 and $17,500 in 2013

(2) Bonuses earned for a fiscal year are paid in the subsequent fiscal year, generally within the first two months (e.g., the bonuses in column (d) earned for performance in 2014 were actually paid in February 2015).

(3) Under the bonus exchange, the named executive officer may elect to receive all or a portion of his cash bonus in equity awards (restricted stock units (“RSUs”) or LTIP Units (discussed below in the narrative discussion that follows the Grants of Plan-Based Awards in Fiscal Year 2014 table)). The value of equity awards received is equal to 125% of the cash bonus exchanged. Equity awards granted as part of the bonus exchange have a vesting period of three years (40%, 40%, and 20%). The amount in column (d) includes the actual bonus awarded to the named executive officer participating in the bonus exchange regardless of whether cash or stock awards were received. The value of the stock awards in excess of the bonus award (the 25% premium) is included in the column (e).

Name (a)	Year (a)	Annual Cash Bonus Award (b)	Amount Exchanged (c)	25% Premium on Exchange (d)	Exchanged Equity Value (e)	# of Shares or Units (f)
Mr. Moghadam	2014	$1,912,500	$1,912,500	$478,125	$2,390,625	53,267
	2013	$1,650,000	$1,650,000	$412,500	$2,062,500	50,514
	2012	$1,605,000	$1,605,000	$401,226	$2,006,226	49,807
Mr. Olinger	2014	$932,000	$932,000	$233,000	$1,165,000	29,958
Mr. Reilly	2014	$998,000	$848,300	$212,075	$1,060,375	23,626
Mr. Nekritz	2014	$972,000	$972,000	$243,000	$1,215,000	27,072
	2013	$859,375	$429,688	$107,421	$537,109	13,154
	2012	$890,625	$445,312	$111,317	$556,629	13,819
Mr. Anderson	2014	$919,000	$919,000	$229,750	$1,148,750	25,596
Mr. Curless	2014	$959,000	$239,750	$59,938	$299,688	6,677

(a)	This is the year that the bonus is presented in the Summary Compensation Table. Bonuses for each year were awarded in February of the following year.

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(b)	Represents the bonus awarded to the named executive officer before the bonus exchange election.

(c)	This column reflects the value of the bonus award that the named executive officer has elected to exchange. Mr. Moghadam elected to exchange 100% of his bonus in each year. Mr. Olinger elected to exchange 100% of his bonus for 2014 and none of his bonus for 2013 and 2012. Mr. Reilly elected to exchange 85% of his bonus for 2014 and none of his bonus for 2013 and 2012. Mr. Nekritz elected to exchange 100% of his bonus for 2014 and 50% of his bonus for 2013 and 2012. Mr. Anderson elected to exchange 100% of his bonus for 2014 and none of his bonus for 2013. Mr. Curless elected to exchange 25% of his bonus for 2014 and none of his bonus for 2013. Mr. Reilly received $149,700 of his 2014 bonus in cash. Mr. Nekritz received $429,687 of his 2013 bonus and $445,313 of his 2012 bonus in cash. Mr. Curless received $719,250 of his 2014 bonus in cash.

(d)	A premium of 25% of the portion of the bonus that is subject to the exchange is granted.

(e)	Represents the sum of the exchanged portion of the bonus and the 25% premium. This value is granted to the named executive officer in the form of equity with vesting over a three-year period (40%, 40%, and 20%).

(f)	Represents the total equity award granted to the named executive officer under the bonus exchange calculated based on the closing price of our common stock on the date the bonus is awarded. For 2014, each named executive officer elected to receive the equity award in the form of LTIP Units.

Information on how we value equity awards is included in the narrative discussion that follows the Grants of Plan-Based Awards in Fiscal Year 2014 table below.

(4) Amounts represent the value of equity awards granted in each year including awards granted under our annual long-term equity incentive program, awards granted under the Prologis Promote Plan in 2014 and 2013 (discussed below), and the allocation of participation points under the Prologis Outperformance Plan in each year. Column (e) also includes the value of the premium resulting from the election of the bonus exchange in a particular year (discussed above).

Annual Long-term Equity Incentive Program:

Under our annual long-term equity incentive program, we generally grant equity awards in the first quarter for the performance period ended in the previous year. For example, the annual awards in column (e) for 2014 were granted in February 2014 but were based on a performance period that ended in 2013. The amount of each named executive officer’s annual award is based on performance criteria and the award is also subject to continued employment.

•	2014: RSUs granted on February 13, 2014 were:

•	Mr. Moghadam — 192,260 RSUs valued at $7,849,976

•	Mr. Olinger — 30,614 RSUs valued at $1,249,970

•	Mr. Reilly — 42,860 RSUs valued at $1,749,974

•	Mr. Nekritz — 30,614 RSUs valued at $1,249,970

•	Mr. Anderson — 30,614 RSUs valued at $1,249,970

•	Mr. Curless — 25,716 RSUs valued at $1,049,984

The RSUs were valued at $40.83 per share, the closing price of our common stock on the grant date.

•	2013: RSUs granted on February 5, 2013 were:

•	Mr. Moghadam — 194,885 RSUs valued at $7,849,968

•	Mr. Olinger — 29,170 RSUs valued at $1,174,968

•	Mr. Reilly — 40,342 RSUs valued at $1,624,976

•	Mr. Nekritz — 27,929 RSUs valued at $1,124,980

•	Mr. Anderson — 27,929 RSUs valued at $1,124,980

•	Mr. Curless — 22,964 RSUs valued at $924,990

The RSUs were valued at $40.28 per share, the closing price of our common stock on the grant date.

•	2012: RSUs granted on February 1, 2012 were:

•	Mr. Moghadam — 122,925 RSUs valued at $3,999,980

•	Mr. Olinger — 28,810 RSUs valued at $937,477

•	Mr. Reilly — 61,462 RSUs valued at $1,999,973

•	Mr. Nekritz — 16,326 RSUs valued at $531,248

The RSUs were valued at $32.54 per share, the closing price of our common stock on the grant date.

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Information on how we value equity awards is included in the narrative discussion that follows the Grants of Plan-Based Awards in Fiscal Year 2014 table below. Also see “— Compensation Discussion and Analysis — 2014 Compensation Decisions—Annual Long-term Equity Incentive Program.”

Prologis Outperformance Plan:

The values in column (e) include the named executive officer’s allocation of the estimated compensation pool value (or participation point value), assuming no forfeitures, awarded under the Prologis Outperformance Plan. This value is included in the named executive officer’s compensation even though there is no assurance that the value of the participation points will ever be realized by the named executive officer. The impact of including the awards under the Prologis Outperformance Plan is illustrated above under “—Compensation Discussion and Analysis—Executive Summary—Impact of Outperformance Compensation Plans on Reported Compensation.”

•

2014 (2014-2016 Performance Period): Value of participation points as of the date of the point allocation (February 13, 2014) were: Mr. Moghadam ($3,465,000) and all other named executive officers (each $1,386,000).

•

2013 (2013-2015 Performance Period): Value of participation points as of the date of the point allocation (February 5, 2013) were: Mr. Moghadam ($3,585,000) and all other named executive officers (each $1,434,000).

•

2012 (2012-2014 Performance Period): Value of participation points as of the date of the point allocation (February 1, 2012) were: Mr. Moghadam ($2,520,000) and all other named executive officers (each $1,008,000). On January 21, 2015, the Compensation Committee determined that no compensation pool would be funded for the 2012-2014 Performance Period. Even though these awards were not earned, the grant date fair value of these awards remains in the named executive officers’ 2012 compensation in the Summary Compensation Table for Fiscal Year 2014.

The Prologis Outperformance Plan and the December 2014 exchange of participation points for POP LTIP Units is discussed above under “—Compensation Discussion and Analysis — 2014 Compensation Decisions—Outperformance Compensation Plans” and below in the narrative that follows the Grants of Plan-Based Awards in 2014 table.

(5) Awards in the form of cash and/or equity awards (vesting over a three-year period) were granted to participating employees, including all of the named executive officers, in both July 2014 and August 2013 under the Prologis Promote Plan. The value of the equity portion of the award is included in column (e) based on the fair value on the grant date of the equity awards (additional information relating to the awards granted in 2014 is provided in the Grants of Plan-Based Awards in Fiscal Year 2014 table below). The cash portion of the award is included in column (h). Because it is not possible to determine whether any incentive fees or promotes will be received in future years, only awards resulting from compensation pools that have funded are included in the compensation of the named executive officers.

•

2014 pool: Mr. Moghadam’s entire award was in the form of equity (45,329 LTIP Units). Awards for each of the other named executive officers were in the form of cash (35% or $262,920) and equity (65% in the form of 11,785 LTIP Units). The LTIP Units were valued at $41.43 per share, the closing price of our common stock on the grant date.

•

2013 pool: Mr. Moghadam’s award was in the form of cash award (50% or $403,489) and equity (50% in the form of 10,864 RSUs). The awards for each of the other named executive officers were in the form of cash (50% or $161,373) and equity (50% in the form of 4,445 RSUs). The RSUs were valued at $37.14 per share, the closing price of our common stock on the grant date.

Additional information on the participation points allocated under the Prologis Promote Plan and how they are valued is included in the Grants of Plan-Based Awards in 2014 table and in the narrative that follows that table. Also see “—Compensation Discussion and Analysis — 2014 Compensation Decisions—Outperformance Compensation Plans.”

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(6) The amounts in column (i) represent the other compensation amounts paid to each of the named executive officers in 2014, 2013, and 2012. These amounts include the following items:

		401(k) Plan Match	Financial Planning Services (a)	Parking (a)	Other (b)	Totals (c)
Mr. Moghadam	2014	$7,800	$68,750	$4,860	$—	$81,410
	2013	$7,650	$67,080	$4,860	$5,982	$85,572
	2012	$7,500	$64,500	$5,040	$—	$77,040
Mr. Olinger	2014	$7,800	$15,055	$1,980	$36,461	$61,296
	2013	$7,650	$14,480	$1,980	$1,169	$25,279
	2012	$7,500	$10,444	$2,160	$—	$20,104
Mr. Reilly	2014	$7,800	$15,055	$—	$14,613	$37,468
	2013	$7,650	$14,480	$—	$15,000	$37,130
	2012	$7,500	$10,444	$3,480	$64,538	$85,962
Mr. Nekritz	2014	$7,800	$10,144	$—	$10,200	$28,144
	2013	$7,650	$—	$—	$9,843	$17,493
	2012	$7,500	$—	$—	$—	$7,500
Mr. Anderson	2014	$7,800	$11,875	$—	$3,500	$23,175
	2013	$7,650	$—	$—	$6,180	$13,830
Mr. Curless	2014	$7,800	$15,055	$1,980	$6,800	$31,635
	2013	$7,650	$15,969	$1,980	$2,000	$27,599

(a)	We provide financial planning services and parking, if applicable, to certain of our employees, including the named executive officers, based on their position with the company.

(b)	For 2014 includes: (i) service award for Mr. Reilly ($2,113) and (ii) matching charitable contributions by the company’s charitable foundation for Messrs. Olinger, Reilly, Nekritz, Anderson, and Curless.

For 2013 includes: (i) service awards for Mr. Moghadam and Mr. Olinger and (ii) matching charitable contributions by the company’s charitable foundation for Messrs. Reilly, Nekritz, Anderson, and Curless.

For 2012 includes: (i) relocation benefits paid to Mr. Reilly of $53,538 and (ii) matching charitable contributions by the company’s charitable foundation for Mr. Reilly.

Our charitable foundation will match the amount of charitable contributions to qualifying organizations made by our directors and all of our employees. The annual maximum amount of matching contributions in one year applicable to our named executive officers is $12,500, not including amounts matched under special matching initiatives related to specific events, such as natural disasters. Matching contributions available in a particular year that are not used may be carried over to the subsequent year. Amounts reported represent charitable contributions of our charitable foundation that were paid directly to outside organizations during the calendar year to match qualifying contributions made by the named executive officers during 2014 and/or carried over from previous years.

(c)	No perquisite amounts are reported in any year for any of the named executive officers as the aggregate amount of the incremental costs of any perquisites for an individual named executive officer does not exceed $10,000 in any year. In 2013, a leased corporate aircraft was used for a non-business purpose by Mr. Moghadam on a deminimus basis associated with scheduled business trips. This amount is not included in Mr. Moghadam’s compensation because there was no incremental cost to the company. In 2014, a leased corporate aircraft was used for a non-business purpose by Mr. Nekritz due to a family emergency. The incremental cost to the company of $7,656. This amount is not included in Mr. Nekritz’ compensation in 2014 because the total of Mr. Nekritz’ perquisites did not exceed $10,000.

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GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2014*

Name (a)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock Awards ($) (l)
	Grant Date (b)		Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Annual Grants:
Hamid R. Moghadam	02/13/14	(1)	—	—	—	192,260	$7,849,976
	02/13/14	(2)	—	—	$14,025,786	—	$3,465,000
	07/30/14	(3)	—	—	—	45,329	$1,877,980
Thomas S. Olinger	02/13/14	(1)	—	—	—	30,614	$1,249,970
	02/13/14	(2)	—	—	$5,610,314	—	$1,386,000
	07/30/14	(3)	—	—	—	11,785	$488,252
Eugene F. Reilly	02/13/14	(1)	—	—	—	42,860	$1,749,974
	02/13/14	(2)	—	—	$5,610,314	—	$1,386,000
	07/30/14	(3)	—	—	—	11,785	$488,252
Edward S. Nekritz	02/13/14	(1)	—	—	—	30,614	$1,249,970
	02/13/14	(2)	—	—	$5,610,314	—	$1,386,000
	07/30/14	(3)	—	—	—	11,785	$488,252
Gary E. Anderson	02/13/14	(1)	—	—	—	30,614	$1,249,970
	02/13/14	(2)	—	—	$5,610,314	—	$1,386,000
	07/30/14	(3)	—	—	—	11,785	$488,252
Michael S. Curless	02/13/14	(1)	—	—	—	25,716	$1,049,984
	02/13/14	(2)	—	—	$5,610,314	—	$1,386,000
	07/30/14	(3)	—	—	—	11,785	$488,252
Bonus Exchange Awards:
Hamid R. Moghadam	02/10/15	(4)	—	—	—	10,653	$478,125
Thomas S. Olinger	02/10/15	(4)	—	—	—	5,192	$233,000
Eugene F. Reilly	02/10/15	(4)	—	—	—	4,725	$212,075
Edward S. Nekritz	02/10/15	(4)	—	—	—	5,414	$243,000
Gary E. Anderson	02/10/15	(4)	—	—	—	5,119	$229,750
Michael S. Curless	02/10/15	(4)	—	—	—	1,335	$59,938

* Columns (c) through (e), (j), and (k) have been omitted from this table because they are not applicable. See discussion following this table regarding the December 2014 exchange of POP LTIP Units for participation points.

(1) Represents the annual long-term equity incentive awards for the performance year ended in 2013 that were granted in February 2014. Annual long-term equity incentive awards for the performance year ended in 2014 were granted in February 2015 and are not included in this table. See “—Compensation Discussion and Analysis — 2014 Compensation Decisions—Annual Long-term Equity Incentive Program.” These awards were made in the form of RSUs that vest ratably over three years. The value in column (l) represents the award in column (i) valued at $40.83 per share, which was the closing price of our common stock on the grant date. This value is used for accounting purposes to expense the grant.

(2) Represents the allocation of participation points under the Prologis Outperformance Plan for the 2012-2014 Performance Period. Since the Prologis Outperformance Plan rewards only extraordinary performance there is no Threshold or Target value. Notwithstanding the values of the participation points shown in this table, there can be no assurance that the company’s performance at the end of an applicable performance period will result in any payment under the Prologis Outperformance Plan. The amount in column (h) represents the named executive officer’s allocation of the maximum pool value for the 2014-2016 Performance Period of $93.5 million, assuming no forfeitures of any awards. The value in column (l) is the grant-date fair value of the named executive officer’s allocation based on a valuation of the future compensation pool using a Monte Carlo simulation as of the grant date to estimate a fair value for accounting purposes, estimated at $23.1 million. Awards under the Prologis Outperformance Plan may be paid in either cash or equity (with no vesting requirement) and the Compensation Committee has determined that the awards for the 2014-2016 Performance Period will be paid in equity, if at all. See “—Compensation Discussion and Analysis —2014 Compensation Decisions—Outperformance Compensation Plans.”

(3) The named executive officer was awarded a compensation opportunity through participation in the Prologis Promote Plan. A compensation pool under the Prologis Promote Plan was funded in July 2014 after an incentive fee, or promote, was earned by us

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related to one of our co-investment ventures. As a result, the named executive officers each earned an award. Mr. Moghadam’s entire award was paid in the form of equity and the remaining named executive officers’ awards were paid in the form of cash (35%) and equity (65%). Each named executive officer elected to receive the equity portion of their award in the form of LTIP Units, which were issued in September 2014 and vest ratably over a three-year period. The values of the LTIP Units granted are included in column (l) of this table based on the fair value of $41.43 per share, which was the closing price of our common stock on the grant date (the date the Compensation Committee granted the awards). This value is used for accounting purposes to expense the grant. See “—Compensation Discussion and Analysis — 2014 Compensation Decisions—Outperformance Compensation Plans.”

(4) Represents the LTIP Units granted to the named executive officer corresponding to the premium that results from electing the bonus exchange with respect to the bonus that was awarded in February 2015 for performance in 2014. Upon election, a premium of 25% is granted in the form of additional equity awards. The premium was granted in the form of LTIP Units that vest over three years (40% in each of the first two years and 20% in the last year). The value of the premium is included in column (e) of the Summary Compensation Table for Fiscal Year 2014. The value of the bonus award for 2014 (before the premium) is included as a bonus in column (d) of that table. The value in column (l) of this table represents the LTIP Units awarded for the premium and shown in column (j) valued at $44.88 per share, which was the closing price of our common stock on the grant date. This value is used for accounting purposes to expense the grant.

Narrative Discussion to the Summary Compensation Table for Fiscal Year 2014 and the Grants of Plan-Based Awards in Fiscal Year 2014 Table

Equity Compensation Plans

At our annual meeting on May 3, 2012, our stockholders approved and adopted the Prologis, Inc. 2012 Long-Term Incentive Plan. The 2012 LTIP enables our executive officers, employees, directors, and consultants to participate in the ownership of the company and allows us to attract and retain our executive officers, other employees, and directors, as well as provide incentives to such persons to maximize our company performance.

In addition, we have other equity compensation plans under which equity awards were outstanding as of December, 31, 2014:

•

the Amended and Restated 2002 Stock Option and Incentive Plan and the Third Amended and Restated 1997 Stock Option and Incentive Plan, collectively the “AMB Plans,” which were both approved by our stockholders and

•

the ProLogis 2006 Long-Term Incentive Plan, the ProLogis 2000 Share Option Plan for Outside Trustees, and the ProLogis 1997 Long-Term Incentive Plan, collectively the “Trust Plans,” which were assumed by us under the Merger agreement with all outstanding awards converted based on the Merger exchange ratio. The Trust Plans were approved by shareholders of the Trust.

All future equity awards will be granted from the 2012 LTIP, and we will no longer grant any awards from the AMB Plans or the Trust Plans. The available shares of common stock reserved for issuance under the AMB Plans and the Trust Plans as of May 3, 2012 were added to the share reserve of the 2012 LTIP. All outstanding awards under the AMB Plans and the Trust Plans will remain outstanding until they vest, expire, or are forfeited by the participant. As of December 31, 2014, we had 23.1 million shares of common stock available for issuance under our plans of which 10.8 million shares were subject to outstanding unvested awards.

The 2012 LTIP does not expire but no further awards can be granted under the plan after the tenth anniversary date of the plan’s approval (May 3, 2022). The 2012 LTIP does not permit re-pricing of stock options without stockholder approval. Participants, including non-employee directors, in the 2012 LTIP may receive stock options, stock appreciation rights, and full value awards, including dividend equivalents. Only employees may receive incentive stock options under the 2012 LTIP, however, we have not granted incentive stock options in the past and currently do not intend to grant any stock options of any kind.

See “Equity Compensation Plans” below.

Equity Award Terms

Under our annual long-term equity incentive program and the Prologis Promote Plan, we currently intend to grant LTIP Units and RSUs. RSAs were last granted in 2012 and stock options were last granted in 2011. In addition, we provided certain executives with opportunities to earn awards under our Prologis

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Outperformance Plan. Beginning in 2014, we have offered to certain executives the option to elect to receive LTIP Units in lieu of RSUs they might receive under our compensation program. The general terms of our equity awards outstanding at December 31, 2014 are as follows:

RSUs

Each RSU is convertible into one share of common stock upon vesting. The RSUs generally vest ratably over a continued service period, which is generally three years, such that the awards vest 34% after the first year, 33% after the second year, and 33% after the third year. RSUs have no voting rights. Certain awards, generally special grants due to hiring or retention considerations, may have different vesting terms, including cliff vesting terms (i.e., the entire award vests on a specified future date). RSUs granted as a part of the bonus exchange generally have a three-year vesting period, such that the bonus exchange awards vest 40% after the first year, 40% after the second year, and 20% after the third year). Generally, RSUs earn dividend equivalents (either cash or equity) over the vesting period under the same payment terms as dividends paid on our common stock. RSUs are valued based on the closing price of our common stock on the grant date.

LTIP Units

LTIP Units have similar terms to RSUs with respect to vesting provisions, voting rights, and dividends. LTIP Units are different from POP LTIP Units granted under the Outperformance Plan. See “—Compensation Discussion and Analysis—Outperformance Compensation Plans—Prologis Outperformance Plan” for additional information regarding POP LTIP Units.

The exchange of the LTIP Units for unvested RSUs and RSAs in January 2015 did not result in incremental fair value for accounting purposes and does not change the total compensation of the named executive officer. As such, the issuance of the POP LTIP Units in this exchange for RSUs and RSAs does not change the presentation of the value of the equity awards in the Summary Compensation Table or in the Grants of Plan-Based Awards Table. See “—Compensation Discussion and Analysis—Annual Long-term Equity Incentive Awards—LTIP Units” for additional information regarding LTIP Units and the January 2015 exchange.

Participation Points—Prologis Outperformance Plan

Under the Prologis Outperformance Plan, certain employees are awarded a portion of a potential compensation pool to be determined based on the number of participation points allocated to them for each performance period. We made allocations of participation points under the Prologis Outperformance Plan in 2014 for the 2014-2016 Performance Period, in 2013 for the 2013-2015 Performance Period, and in 2012 for the 2012-2014 Performance Period. The participation points are valued using a Monte Carlo simulation as of the grant date. Participation points under the Prologis Outperformance Plan were structured with the intent that the points have no economic value to the participants if and until performance criteria are met and an award is paid for the applicable performance period. No compensation pool was funded for the 2012-2014 Performance Period and, therefore, no awards were granted for such performance period. All POP LTIP Units issued with respect to the 2012-2014 Performance Period were forfeited on January 21, 2015, the date the Compensation Committee determined that no pool would be funded.

•

2014 Allocation for 2014-2016 Performance Period: The value of the potential compensation pool on February 13, 2014, the date participation points were awarded, was $23.1 million, determined using a Monte Carlo simulation. Variables used in the simulation under a risk-neutral premise include: (i) expected volatility of our common stock of 46%; (ii) expected volatility of the MSCI US REIT Index of 30%; and (iii) correlation between our common stock and the MSCI US REIT Index of 90%.

•

2013 Allocation for 2013-2015 Performance Period: The value of the potential compensation pool on February 5, 2013, the date participation points were awarded, was $23.9 million, determined using a Monte Carlo simulation. Variables used in the simulation under a risk-neutral premise include: (i) expected volatility of our common stock of 46%; (ii) expected volatility of the

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MSCI US REIT Index of 30%; and (iii) correlation between our common stock and the MSCI US REIT Index of 90%.

•

2012 Allocation for 2012-2014 Performance Period: The value of the potential compensation pool on February 1, 2012, the date participation points were awarded, was $16.8 million, determined using a Monte Carlo simulation. Variables used in the simulation under a risk-neutral premise include: (i) expected volatility of our common stock of 52%; (ii) expected volatility of the MSCI US REIT Index of 34%; and (iii) correlation between our common stock and the MSCI US REIT Index of 93%. No compensation pool was funded for the 2012-2014 Performance Period and, therefore, no awards were granted for such performance period. All POP LTIP Units issued with respect to the 2012-2014 Performance Period were forfeited on January 21, 2015, the date the Compensation Committee determined that no pool would be funded.

Awards can be paid in either cash or equity and are required to be paid within 75 days of the date the awards are earned. In December 2014, certain executives, including the named executive officers, elected to exchange their Prologis Outperformance Plan participation points for POP LTIP Units. The exchange of the POP LTIP Units for participation points did not result in incremental fair value for accounting purposes and does not change the total compensation of the named executive officer. As such, the issuance of the POP LTIP Units in exchange for participation points does not change the presentation of the value of the participation points in the Summary Compensation Table or in the Grants of Plan-Based Awards Table. The POP LTIP Units are reflected in the Outstanding Equity Awards at Fiscal Year-End table.

The Prologis Outperformance Plan and POP LTIP Units are discussed in further detail under “—Compensation Discussion and Analysis—2014 Compensation Decisions—Outperformance Compensation Plans.”

Participation Points—Prologis Promote Plan

Under the Prologis Promote Plan certain employees receive participation points representing their share of a potential compensation pool that, if funded, will be awarded to the participant in a percentage of equity with any remainder in cash. The equity portion of the award would be paid in RSUs, RSAs, or LTIP Units with a three-year vesting period. The participation points awarded have no value unless and until an incentive fee or promote is received. No awards or values are reported as of the date of the allocation of participation points because it is not possible to determine whether any incentive fees or promotes will be received in future years from a particular venture. For accounting purposes, the cash awards will be expensed when earned and paid to participants and the equity awards are expensed over the vesting period.

Incentive fees were earned by the company in 2014 and 2013 and, accordingly, bonus pools for these fees were funded. The value of an award earned by a named executive officer is reported for the year the award is earned. In 2013, awards were paid 50% in cash and 50% in equity. In 2014, the Prologis Promote Plan was amended to allow the Compensation Committee to grant awards with the equity percentage over 50% and the remainder in cash. The cash awards earned by the named executive officers in 2014 and 2013 under the Prologis Promote Plan are included as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for Fiscal Year 2014 for the respective year. The equity awards (RSUs in 2013 and LTIP Units in 2014) are included as “Stock Awards” in the Summary Compensation Table for Fiscal Year 2014 for the respective year and the awards for 2014 are also reflected in the Grants of Plan-Based Awards in Fiscal Year 2014 table.

The Prologis Promote Plan is discussed in further detail under “—Compensation Discussion and Analysis—2014 Compensation Decisions—Outperformance Compensation Plans.”

RSAs

Each RSA represents one share of restricted common stock. The RSAs granted as annual awards vest ratably over a continued service period, which is generally four years. Certain RSAs, such as special grants due to hiring or retention considerations, may have different vesting terms, including cliff vesting terms (i.e., the entire award vests on a specified future date). RSAs granted as part of the bonus

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exchange generally have a three-year vesting period. RSAs have full voting rights and earn cash dividends over the vesting period under the same payment terms as dividends paid on our common stock. RSAs are valued based on the closing price of our common stock on the grant date.

Stock Options

We discontinued the issuance of stock options prior to the Merger in June 2011. Stock options outstanding are substantially vested and exercisable. Stock options granted generally vested ratably over a continued service period of three years, however, certain stock options previously granted as a result of the bonus exchange vested over a one-year period (25% per quarter). Stock options were granted with an exercise price equal to the closing price of our common stock on the grant date. The exercise price for any outstanding stock option may not be decreased after the grant date except for reductions approved by our stockholders or if there is an overall adjustment to our outstanding shares, such as an adjustment triggered by a stock split. Stock options expire on the tenth anniversary of the grant date.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (DECEMBER 31, 2014)*

Name (a)	Option Awards(1)				Stock Awards(1)
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Hamid R. Moghadam	142,718		$38.56	2/7/15
	387,341		$15.92	2/10/19
	446,991		$22.14	2/11/20
	356,957		$32.95	2/2/21
					61,565	(2)	$2,649,142
					128,624	(3)	$5,534,691
					29,884	(4)	$1,285,909
					7,170	(5)(6)	$308,525
					192,260	(7)	$8,272,948
					50,514	(8)	$2,173,617
					45,329	(9)	$1,950,507
								275,465	(10)(11)	—	(10)
								304,517	(11)(12)	—	(12)
								343,413	(11)(13)	—	(13)
Thomas S. Olinger	20,925		$48.76	2/21/18
	56,603		$15.92	2/10/19
	23,097		$22.14	2/11/20
					4,552	(2)	$195,873
					9,507	(2)(6)	$409,086
					19,252	(3)(6)	$828,414
					2,867	(5)(6)	$123,367
					30,614	(6)(7)	$1,317,320
					11,785	(9)	$507,109
								110,186	(10)(11)	—	(10)
								121,807	(11)(12)	—	(12)
								137,365	(11)(13)	—	(13)
Eugene F. Reilly					29,386	(2)(6)	$1,264,480
					26,625	(3)(6)	$1,145,674
					2,867	(5)(6)	$123,367
					42,860	(6)(7)	$1,844,266
					11,785	(9)	$507,109
								110,186	(10)(11)	—	(10)
								121,807	(11)(12)	—	(12)
								137,365	(11)(13)	—	(13)
Edward S. Nekritz	11,774		$101.84	12/20/15
	7,845		$134.23	12/21/16
	9,779		$135.76	12/18/17
	83,700		$15.39	11/11/18
					4,464	(6)(14)	$192,086
					9,140	(2)(6)	$393,294
					18,433	(3)(6)	$793,172
					8,291	(4)(6)	$356,762
					2,867	(5)(6)	$123,367
					30,614	(6)(7)	$1,317,320
					13,154	(6)(8)	$566,017
					11,785	(9)	$507,109
								110,186	(10)(11)	—	(10)
								—	(15)	—	(15)
								—	(15)	—	(15)
Gary E. Anderson					5,387	(2)(6)	$231,803
					18,433	(3)(6)	$793,172
					2,867	(5)(6)	$123,367
					30,614	(6)(7)	$1,317,320
					11,785	(9)	$507,109
								110,186	(10)(11)	—	(10)
								121,807	(11)(12)	—	(12)
								137,365	(11)(13)	—	(13)
Michael S. Curless					8,873	(2)(6)	$381,805
					15,156	(3)(6)	$652,163
					6,842	(4)(6)	$294,411
					2,867	(5)(6)	$123,367
					25,716	(6)(7)	$1,106,559
					11,785	(9)	$507,109
								110,186	(10)(11)	—	(10)
								121,807	(11)(12)	—	(12)
								137,365	(11)(13)	—	(13)

* Column (d) has been omitted from this table because it is not applicable.

(1) Dollar amounts are based on the closing price of our common stock on December 31, 2014, which was $43.03 per share.

(2) Vested on February 1, 2015.

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(3) Vested on February 5, 2015 (50%) and will vest on February 5, 2016 (50%).

(4) Vested on February 5, 2015 (67%) and will vest on February 5, 2016 (33%).

(5) Will vest in equal amounts on each of August 13, 2015 and 2016.

(6) These RSUs and/or RSAs were exchanged for LTIP Units on January 20, 2015 at the election of the named executive officer. The LTIP Units issued in the exchange have the same vesting terms as the exchanged RSUs/RSAs. See the narrative discussion of LTIP Units that follows the Grants of Plan-Based Awards for 2014 table and “—Compensation Discussion and Analysis—2014 Compensation Decisions—Outperformance Compensation Plans.”

(7) Vested on February 13, 2015 (34%) and remainder will vest in equal amounts on each of February 13, 2016 and 2017.

(8) Vested on February 13, 2015 (40%) and will vest on February 13, 2016 (40%) and February 13, 2017 (20%).

(9) Vest on September 17, 2015 (34%) and remainder will vest in equal amounts on each of September 17, 2016 and 2017. These awards were granted in the form of LTIP Units.

(10) For the 2012-2014 Performance Period, column (j) represents the number of POP LTIP Units issued to the named executive officer in exchange for participation points originally allocated to the named executive officer under the Prologis Outperformance Plan on February 1, 2012. No value is presented in column (j) because awards under the Prologis Outperformance Plan have no threshold value. On January 21, 2015, the Compensation Committee determined that no compensation pool would be funded for the 2012-2014 Performance Period. As a result, all of the POP LTIP Units for this performance period were forfeited. See the narrative discussion of POP LTIP Units that follows the Grants of Plan-Based Awards for 2014 table and at “— Compensation Discussion and Analysis —2014 Compensation Decisions—Outperformance Compensation Plans.”

(11) POP LTIP Units were issued on December 16, 2014 based on the maximum value of the participation points allocated to the named executive officer, if earned, for the applicable performance period and the price of our common stock on that date. POP LTIP Units are structured to be economically comparable to the other forms of awards under the Prologis Outperformance Plan and have no economic value to participant until and unless the award is earned. If an award is earned, the participant will retain POP LTIP Units equal to the percentage of the bonus pool originally allocated to the participant at the beginning of the performance period. Any POP LTIP Units in excess of such amount will be forfeited.

(12) For the 2013-2015 Performance Period, column (j) represents the number of POP LTIP Units issued to the named executive officer in exchange for participation points originally allocated to the named executive officer under the Prologis Outperformance Plan on February 5, 2013. No value is presented in column (j) because awards under the Prologis Outperformance Plan have no threshold value. Actual awards will not be determined or paid until the end of the three-year performance period. As of December 31, 2014, the projected value of the compensation pool for the 2013-2015 Performance Period was zero. See the narrative discussion of POP LTIP Units that follows the Grants of Plan-Based Awards Table for 2014 and at “— Compensation Discussion and Analysis —2014 Compensation Decisions—Outperformance Compensation Plans.”

(13) For the 2014-2016 Performance Period, column (j) represents the number of POP LTIP Units issued to the named executive officer in exchange for participation points originally allocated to the named executive officer under the Prologis Outperformance Plan on February 13, 2014. No value is presented in column (j) because awards under the Prologis Outperformance Plan have no threshold value. Actual awards will not be determined or paid until the end of the three-year performance period. As of December 31, 2014, the projected value of the compensation pool for the 2014-2016 Performance Period was zero. See the narrative discussion of LTIP Units that follows the Grants of Plan-Based Awards Table for 2014 and at “— Compensation Discussion and Analysis —2014 Compensation Decisions—Outperformance Compensation Plans.”

(14) Vested on January 30, 2015.

(15) Participation points allocated to Mr. Nekritz for the 2013-2015 Performance Period and the 2014-2016 Performance Period that have not been exchanged for POP LTIP Units as of December 31, 2014 are represented in column (j) at a zero value because the awards under the Prologis Outperformance Plan have no threshold value. Actual awards will not be determined or paid until the end of the applicable three-year performance period. As of December 31, 2014, the projected value of each of the compensation pools for the 2013-2015 Performance and the 2014-2016 Performance Period was zero. See the narrative discussion of POP LTIP Units that follows the Grants of Plan-Based Awards Table for 2014 and “— Compensation Discussion and Analysis —2014 Compensation Decisions—Outperformance Compensation Plans.”

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OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2014*

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($) (e)
Hamid R. Moghadam	180,048	(1)	$7,003,962	(1)
Thomas S. Olinger	40,405	(2)	$1,582,293	(2)
Eugene F. Reilly	69,247	(3)	$2,688,548	(3)
Edward S. Nekritz	51,695	(4)	$2,037,398	(4)
Gary E. Anderson	34,197	(5)	$1,358,848	(5)
Michael S. Curless	56,508	(6)	$2,268,904	(6)

* Columns (b) and (c) have been omitted from this table because they are not applicable.

(1) Represents the vesting of awards as presented below.

•	16,937 shares with a value of $646,485, granted on February 11, 2010, vested on February 1, 2014;
•	9,332 shares with a value of $356,202, granted on February 2, 2011, vested on February 1, 2014;
•	63,901 shares with a value of $2,439,101, granted on February 1, 2012, vested on February 1, 2014;
•	86,184 shares with a value of $3,411,163, granted on February 5, 2013, vested on February 5, 2014; and
•	3,694 shares with a value of $151,011, granted on August 13, 2013, vested on August 13, 2014.

Mr. Moghadam deferred 176,354 shares with a value of $6,852,952 as of the vest date under our nonqualified deferred compensation plan. Mr. Moghadam directly funded the taxes related to 3,694 shares not deferred and, accordingly, no shares were withheld. Mr. Moghadam has not sold any of the shares he acquired as a result of the vesting of these awards. See also the Nonqualified Deferred Compensation in Fiscal Year 2014 table below.

(2) Represents the vesting of awards as presented below:

•	8,350 shares with a value of $318,720, granted on February 11, 2010, vested on February 1, 2014;
•	4,552 shares with a value of $173,750, granted on February 2, 2011, vested on February 1, 2014;
•	9,507 shares with a value of $362,882, granted on February 1, 2012, vested on February 1, 2014;
•	9,918 shares with a value of $392,554, granted on February 5, 2013, vested on February 5, 2014;
•	6,600 shares with a value of $273,966, granted on June 2, 2011, vested on June 2, 2014; and
•	1,478 shares with a value of $60,421, granted on August 13, 2013, vested on August 13, 2014.

Mr. Olinger deferred 22,820 shares with a value of $885,024 as of the vest date under our nonqualified deferred compensation plan. Of the shares that were not deferred, 7,862 shares were withheld to satisfy taxes at a value of $313,688 and 9,723 shares were distributed to Mr. Olinger. Mr. Olinger sold or disposed of all of the shares he acquired prior to July 24, 2014 as a result of the vesting of these awards. See also the Nonqualified Deferred Compensation in Fiscal Year 2014 table below.

(3) Represents the vesting of shares as presented below:

•	18,066 shares with a value of $689,579, granted on February 11, 2010, vested on February 1, 2014;
•	9,104 shares with a value of $347,500, granted on February 2, 2011, vested on February 1, 2014;
•	20,282 shares with a value of $774,165, granted on February 1, 2012, vested on February 1, 2014;
•	13,717 shares with a value of $542,919, granted on February 5, 2013, vested on February 5, 2014;
•	6,600 shares with a value of $273,966, granted on June 2, 2011, vested on June 2, 2014; and
•	1,478 shares with a value of $60,421, granted on August 13, 2013, vested on August 13, 2014.

Of the vested shares, 28,811 shares were withheld to satisfy taxes at a value of $1,120,941 and the remaining 40,436 shares were distributed to Mr. Reilly. Mr. Reilly has not sold any of the shares he acquired as a result of the vesting of these awards.

(4) Represents the vesting of shares as presented below:

•	11,251 shares with a value of $436,643, granted on January 30, 2011, vested on January 30, 2014;
•	12,894 shares with a value of $492,164, granted on February 1, 2012, vested on February 1, 2014;
•	15,024 shares with a value of $594,650, granted on February 5, 2013, vested on February 5, 2014;
•	11,048 shares with a value of $453,520, granted on June 2, 2011, vested on June 3, 2014; and
•	1,478 shares with a value of $60,421, granted on August 13, 2013, vested on August 13, 2014.

Of the vested shares, 17,855 shares were withheld and Mr. Nekritz made a cash payment of $28,174 to satisfy taxes at a value of $705,592 and the remaining 33,840 shares were distributed to Mr. Nekritz. Mr. Nekritz has not sold any of the shares he acquired as a result of the vesting of these awards.

(5) Represents the vesting of shares as presented below:

•	6,787 shares with a value of $263,395, granted on January 30, 2011, vested on January 30, 2014;

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•	5,388 shares with a value of $205,660, granted on February 1, 2012, vested on February 1, 2014;
•	9,496 shares with a value of $375,852, granted on February 5, 2013, vested on February 5, 2014;
•	11,048 shares with a value of $453,520, granted on June 2, 2011, vested on June 3, 2014; and
•	1,478 shares with a value of $60,421, granted on August 13, 2013, vested on August 13, 2014.

Of the vested shares, 12,830 shares were withheld to satisfy taxes at a value of $512,123 and the remaining 21,366 shares were distributed to Mr. Anderson. Mr. Anderson sold all of the shares he acquired prior to June 19, 2014 as a result of the vesting of these awards.

(6) Represents the vesting of shares as presented below:

•	5,999 shares with a value of $232,803, granted on January 30, 2011, vested on January 30, 2014;
•	8,873 shares with a value of $338,682, granted on February 1, 2012, vested on February 1, 2014;
•	12,370 shares with a value of $489,605, granted on February 5, 2013, vested on February 5, 2014;
•	11,048 shares with a value of $453,520, granted on June 2, 2011, vested on June 3, 2014;
•	1,478 shares with a value of $60,421, granted on August 13, 2013, vested on August 13, 2014;
•	16,740 shares with a value of $693,873, granted on September 8, 2010, vested on September 8, 2014.

Of the vested shares, 25,583 shares were withheld to satisfy taxes at a value of $1,031,915 and the remaining 30,924 shares were distributed to Mr. Curless. Mr.  Curless has not sold any of the shares he acquired as a result of the vesting of these awards.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL YEAR 2014*

Name (a)	Plans	Executive Contributions in Last FY ($) (b)	Aggregate Earnings In Last FY ($) (d)		Aggregate Withdrawals/ Distributions ($) (e)		Aggregate Balance at Last FYE ($) (f)
Hamid R. Moghadam	AMB NQ Plans & 2012 NQDC Plan(1)	$7,179,371	$3,106,771	(2)	$—		$23,406,500
	Notional Account NQDC Plan(3)	$—	$5,657,270		$—		$11,366,951
Thomas S. Olinger	AMB NQ Plans & 2012 NQDC Plan(1)	$929,002	$237,158	(2)	$(348,618	)(4)	$1,807,185
	Notional Account NQDC Plan(3)	$—	$911		$—		$1,213
Eugene F. Reilly		$—	$—		$—		$—
Edward S. Nekritz		$—	$—		$—		$—
Gary E. Anderson		$—	$—		$—		$—
Michael S. Curless		$—	$—		$—		$—

*	Column (c) has been omitted from this table because it is not applicable.

(1) The named executive officer deferred the receipt of RSAs and RSUs that vested during 2014. See additional information on the awards deferred in the Option Exercises and Stock Vested in Fiscal Year 2014 table above. The value reported as a contribution represents the value on the date the shares were delivered to the rabbi trust which is not necessarily the value on the vesting date. The named executive officer did not defer any cash compensation in 2014. Dividends earned on our common stock that the named executive officer has deferred are credited to his account in cash, which is then invested in investment options other than our common stock. Our nonqualified deferred compensation plans are described in more detail in the narrative discussion that follows these footnotes.

(2) Represents earnings that are computed based on the specific investment options that are elected by the named executive officer, as described in the narrative discussion that follows these footnotes. Primarily these earnings consist of the dividends paid on the shares of our common stock deferred by the named executive officer and the change in the market value of those shares. These amounts are not included in the named executive officer’s total compensation presented in the Summary Compensation Table for Fiscal Year 2014 above.

(3) Participants in our nonqualified deferred compensation plans prior to the Merger received a lump-sum payment, triggered by the Merger, equal to the value of their account balance in June 2011. After the Merger, we established a new nonqualified deferred compensation plan that is discussed in further detail below. Under this Notional Account NQDC Plan, an initial account credit value was established for the named executive officer who received distributions from this plan in June 2011 as a result of the Merger. Participants in the Notional Account NQDC are credited with the excess in value, if any, of their Notional Earnings Account (representing the initial account credit value plus the cumulative earnings or losses associated with the underlying, hypothetical investments, if any) over the initial account credit value. The amount in column (f) represents the excess of the participant’s notional earnings account value over the initial account credit value as of December 31, 2014. The extent to which this excess is attributable to changes in values during 2014 is reflected as earnings for 2014 in column (d). The initial account credit value is not reflected in this table because the participant does not have a right to the initial account credit value. See the narrative discussion that follows these footnotes.

(4) Represents a previously elected in-service distribution in accordance with terms of the AMB NQ Plans.

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Narrative Discussion to Nonqualified Deferred Compensation in Fiscal Year 2014 Table

2012 NQDC Plan

Effective 2012, we established a nonqualified deferred compensation plan, the 2012 NQDC Plan. The 2012 NQDC Plan allows certain eligible employees and non-employee directors of the company and our participating subsidiaries to elect to defer up to 100% of their eligible compensation, such as annual salary, bonus, equity awards, and directors’ fees, that were earned and vested on or after January 1, 2012. The deferred compensation under the 2012 NQDC Plan is our unsecured obligation and amounts deferred are held in a rabbi trust. Participants select from various investment options available under the plan to earn investment credits on their elective deferrals. There are no guaranteed returns for any of the investment options or for any participants in the plans. The amount of earnings that a participant receives depends on the participant’s investment elections related to cash balances in the account and, with respect to shares of our common stock that have been deferred, the dividends earned on that stock and the change in market value of the stock during the period. The 2012 NQDC Plan offers a variety of investment choices with respect to cash contributions. Our common stock is not an investment option available with respect to deferrals of cash compensation. The named executive officers did not elect to defer any of their 2014 cash compensation (salary or bonus) under the 2012 NQDC Plan.

If a participant elects to defer the receipt of an equity award, the underlying common stock is held in the rabbi trust, which cannot be reinvested in any other investment option. Cash dividends earned on these shares of our common stock after deferral are credited with earnings and losses based on specific investment options, other than our common stock, that are selected by the participant. Distributions under these plans are made in a lump sum payment upon termination of employment, or service as a non-employee director, or in the event of a change in control or death of a participant. With respect to equity awards deferred by non-employee directors, participants may elect to receive distributions prior to termination of service.

We have reserved the right under the 2012 NQDC Plan to make discretionary matching contributions to participant accounts from time to time. No such discretionary contributions have been made. The participants’ elective deferrals and matching contributions, if any, are fully vested at all times. We pay all of the administrative costs associated with the 2012 NQDC Plan. Generally, the compensation that is deferred is tax-deferred until it is distributed to the participant. However, amounts deferred are subject to FICA and Medicare employee and employer taxes in accordance with statutory requirements.

In December 2014, the 2012 NQDC Plan was amended, primarily to allow for LTIP Units to be issued in lieu of other deferred compensation upon a distribution event.

AMB NQ Plans

Prior to the Merger in 2011, we maintained two nonqualified deferred compensation plans: (i) the Amended and Restated AMB 2005 Nonqualified Deferred Compensation Plan (the “2005 NQ Plan”) and (ii) the Amended and Restated Nonqualified Deferred Compensation Plan (the “2002 NQ Plan”), (together, the “AMB NQ Plans”). The AMB NQ Plans allowed our directors and certain eligible employees to defer certain compensation, including the receipt of restricted stock awards and, in the case of the 2002 NQ Plan, stock options, received under our equity compensation plans. The AMB NQ Plans provided that upon a change in control, such as the Merger in June 2011, participants would receive a lump-sum payment equal to the vested account balance. Such distributions were made before the end of 2011.

Compensation subject to deferral elections made under the AMB NQ Plans prior to the Merger with respect to compensation earned in 2011 and beyond was not subject to the distributions under the AMB NQ Plans triggered by the Merger. Mr. Moghadam has deferred certain gains resulting from the exercise of stock options under the 2002 NQ Plan. In addition, Mr. Moghadam and Mr. Olinger have deferred shares of our common stock received upon vesting of certain equity awards under the 2005 NQ Plan.

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The deferred compensation under the AMB NQ Plans is our unsecured obligation and amounts deferred are held in a rabbi trust. Participants select from various investment options available under the plans to receive investment credit on their elective deferrals. There are no guaranteed returns for any of the investment options or for any participants in the plans. The amount of earnings that a participant receives depends on the participant’s investment elections related to cash balances in the account and, with respect to deferred shares of our common stock, the dividends earned on the stock and the change in market value of the stock during the period. Cash dividends earned on shares of our common stock after deferral are credited with investment options, other than our common stock, selected by the participant. Distributions under these plans are made in either a lump sum payment or installments. Participants can elect a specific distribution date in accordance with Section 409A of the Internal Revenue Code or, if no election is made, the amounts will be distributed upon termination of the participant’s employment with us. Distributions are also made in event of change in control or a participant’s death or disability.

In December 2014, the 2005 NQ Plan was amended, primarily to allow for LTIP Units to be issued in lieu of other deferred compensation upon a distribution event under the plan.

Notional Account NQDC Plan

The Notional Account NQDC Plan was adopted in conjunction with the Merger in 2011 with the purpose of providing the opportunity for certain participants of the AMB NQ Plans to continue to receive tax deferred earnings with respect to taxes on distributions triggered by the Merger.

Each participant in the AMB NQ Plans who continued to be employed by us after the Merger or continued as a non-employee director after the Merger received an initial account credit in a notional earnings account under the Notional Account NQDC Plan. Mr. Moghadam and Mr. Olinger participate in the Notional Account NQDC Plan. The initial account credit value for a participant was equal to the deemed amount of the tax liability on the distributions they received in 2011 that were triggered by the Merger. The initial account credit value is either invested in our common stock or hypothetically invested in measurement funds selected by the participant, which do not include our common stock. Measurement funds are used for measurement purposes only and plan participants do not have rights in or to the underlying hypothetical investments.

A notional earnings account is credited with hypothetical earnings or charged with hypothetical losses associated with the underlying hypothetical investments in measurement funds. Upon a distribution event under the plan, the participant is entitled to the excess, if any, of the value in the notional earnings account (representing the value of the initial account credit plus cumulative earnings or losses associated with the underlying hypothetical investments, if any) over the initial account credit value.

Mr. Moghadam’s initial account credit value was in the amount of $25,798,616. A rabbi trust was created to hold shares of our common stock and cash in the amount of Mr. Moghadam’s initial account credit balance. We issued 803,945 shares of our common stock to the rabbi trust representing Mr. Moghadam’s initial account credit value. The number of shares was determined based on the price of our common stock at the time, $32.09 per share. Mr. Moghadam is entitled to direct the voting of these shares and, as such, they are reflected as beneficially owned by him in the stock ownership table presented under “Information Relating to Stockholders, Directors, Nominees, and Executive Officers.” Mr. Moghadam is not entitled to receive these shares upon distribution of his notional earnings account under the plan. Upon a distribution event under the plan, Mr. Moghadam is entitled to the excess, if any, of the value in the notional earnings account (representing the value of the initial account credit plus cumulative earnings or losses associated with the underlying common stock, if any) over the initial account credit value

Mr. Olinger’s initial account credit value was hypothetically invested in measurement funds selected by him. The initial account credit value for Mr. Olinger was $122,697.

In December 2014, the Notional Account NQDC Plan was amended, primarily to allow for LTIP Units to be issued in lieu of other deferred compensation upon a distribution event under the plan.

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Investment Funds and Returns for 2014

The participants in our nonqualified deferred compensation plans can elect measurement funds which are the same investment funds that are available to participants in our 401(k) Plan, with the exception of investments in our company stock. Our company stock is not an available investment option under the nonqualified deferred compensation plans. These investment funds are shown below with the returns earned by these investments funds in 2014:

Vanguard Prime M/M Fund Instl	0.05%	PIMCO Real Return/Institutional	3.42%
Metropolitan West High Yield Bond I	0.68%	Vanguard Interm. Term Bond Index Inst	6.99%
Vanguard Short-Term Bond Index Admiral	1.26%	Vanguard Balanced Index Fund Admiral	9.99%
Vanguard Target Retirement Income	5.54%	Vanguard Target Retirement 2010	5.93%
Vanguard Target Retirement 2015	6.56%	Vanguard Target Retirement 2020	7.11%
Vanguard Target Retirement 2025	7.17%	Vanguard Target Retirement 2030	7.17%
Vanguard Target Retirement 2035	7.24%	Vanguard Target Retirement 2040	7.15%
Vanguard Target Retirement 2045	7.16%	Vanguard Target Retirement 2050	7.18%
Vanguard Target Retirement 2055	7.19%	Vanguard Target Retirement 2060	7.16%
American Beacon Small Cap Value I	4.71%	Ell Global Property Institutional	10.68%
American Funds Wash. Mutual Inv R6	11.53%	American Funds Growth Fund of Am.R6	9.63%
Vanguard Institutional Index I	13.65%	Vanguard Growth Index Fund (Inst)	13.62%
Vanguard Small Cap Growth Index (Inst)	4.04%	Vanguard Mid-Cap Index Fund Instl	13.78%
Vanguard Total Intl Stock Index Admiral	-4.17%	Artisan International Institutional	-0.74%

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have change in control and noncompetition agreements (the “CIC Agreements”) with our named executive officers. The CIC Agreements are subject to automatic one-year extensions following the expiration of the initial terms on December 31, 2014. Some form of severance benefits (cash payments and/or acceleration of vesting of unvested equity awards) are provided to our named executive officers for: (i) in the CIC Agreements; (ii) under the equity award agreements of Messrs. Nekritz, Anderson, and Curless (for awards granted under the Trust Plans) and under the equity award agreements for awards granted to all named executive officers under the 2012 LTIP (awards granted after May 2, 2012); or (iii) under the terms of the Prologis Outperformance Plan under the following scenarios:

•	death
•	disability
•	retirement (as defined and under certain circumstances)
•	termination without cause or termination by employee for good reason within two years of change in control (as defined)

In the event of a change in control, the CIC Agreements provide for severance benefits on a “double-trigger” basis with severance benefits payable only upon termination of employment (which is, generally, termination without cause or termination by employee for good reason as such term is defined in the CIC Agreements), within two years following the change in control. Under the CIC Agreements, in consideration for the rights to receive such severance payments, the named executive officer is subject to confidentiality obligations during employment and after termination, non-competition obligations during the term of employment, and non-solicitation obligations for two years after the date of termination. A change of control, as defined in the CIC Agreements, generally occurs upon: (i) the consummation of a transaction, approved by our stockholders, to merge or consolidate the company with another entity, sell or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation, provided, however, that a change in control shall not occur if a transaction results in 50% or more of the beneficial ownership of the voting power of the company or other relevant entity being held by the same persons (although not necessarily in the same proportion) who held the voting power of the company immediately prior to the transaction (except that upon the completion of the transaction, employees or employee benefit plans of the company may be a new holder of such beneficial ownership); (ii) the beneficial ownership of securities representing 50% or more of the combined voting power of the company is acquired, other than from the company, by any person (with certain exceptions); or (iii) at any time during any period of two consecutive years, board members at the beginning of such period cease to constitute at least a majority of the board (unless the election or the nomination for election of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).

Potential payments due to the named executive officers under the scenarios listed above are presented in the table below based on the assumption that a termination occurred as of December 31, 2014. The acceleration of vesting of unvested equity awards benefit is estimated using the closing stock price of our common stock on December 31, 2014 of $43.03 per share. Under our company policy, each of our employees would be paid for their earned and unused vacation benefits upon termination under any termination scenario, so the value of this benefit is not included in the amounts below. Because the termination scenarios are as of December 31, 2014, the named executive officers would have completed the performance year such that they would receive their annual bonus and their annual long-term equity incentive award for 2014. Therefore, these payments are not considered to be severance benefits. Accordingly, such amounts are not included in the amounts presented.

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Name of Executive/ Type of Benefit	Death	Disability	After Change in Control: Termination without Cause or Voluntary Termination for Good Reason(1)
Hamid R. Moghadam
Cash severance (salary and bonus)(2)	$1, 250,000	$—	$4,500,000
Health and welfare benefits(3)	$—	$—	$82,701
280G adjustment(4)	$—	$—	$—
Equity awards (vesting accelerated)(5)(6)	$19,526,196	$19,526,196	$22,175,338

Total Estimated Value	$20,776,196	$19,526,196	$26,758,039

Thomas S. Olinger
Cash severance (salary and bonus)(2)	$237,500	$—	$2,475,000
Health and welfare benefits(3)	$—	$—	$82,701
280G adjustment(4)	$—	$—	$—
Equity awards (vesting accelerated)(5)(6)	$2,776,210	$2,776,210	$3,381,168

Total Estimated Value	$3,013,710	$2,776,210	$5,938,869

Eugene F. Reilly
Cash severance (salary and bonus)(2)	$237,500	$—	$2,475,000
Health and welfare benefits(3)	$—	$—	$82,701
280G adjustment(4)	$—	$—	$—
Equity awards (vesting accelerated)(5)(6)	$3,620,415	$3,620,415	$4,884,895

Total Estimated Value	$3,857,915	$3,620,415	$7,442,596

Edward S. Nekritz
Cash severance (salary and bonus)(2)	$237,500	$—	$2,475,000
Health and welfare benefits(3)	$—	$—	$82,701
280G adjustment(4)	$—	$—	$—
Equity awards (vesting accelerated)(5)(6)	$4,249,126	$4,249,126	$4,249,126

Total Estimated Value	$4,486,626	$4,249,126	$6,806,827

Gary E. Anderson
Cash severance (salary and bonus)(2)	$237,500	$—	$2,475,000
Health and welfare benefits(3)	$—	$—	$82,701
280G adjustment(4)	$—	$—	$—
Equity awards (vesting accelerated)(5)(6)	$2,972,771	$2,972,771	$2,972,771

Total Estimated Value	$3,210,271	$2,972,771	$5,530,472

Michael S. Curless
Cash severance (salary and bonus)(2)	$237,500	$—	$2,475,000
Health and welfare benefits(3)	$—	$—	$89,429
280G adjustment(4)	$—	$—	$—
Equity awards (vesting accelerated)(5)(6)	$3,065,414	$3,065,414	$3,065,414

Total Estimated Value	$3,302,914	$3,065,414	$5,629,843

(1)

Cause is generally defined in the CIC Agreements as: (i) the willful and continued failure by the executive to substantially perform specified duties; (ii) the engaging in conduct that is demonstrably injurious to the company (monetarily or otherwise); or (iii) the engaging in egregious misconduct involving serious moral turpitude. Termination by employee for good reason, as generally defined in the CIC Agreements, can occur should we: (i) change the executive’s duties such that they are inconsistent with the position held prior to the change in control and results in a material diminution in the executive’s authority, duties, or responsibilities; (ii) material reduction in the executive’s annual base compensation after the change in control; (iii) relocate the executive’s place of employment more than 50 miles from the current location or require the executive to be based anywhere other than where the executive was based prior to the change in control without the executive’s written consent resulting in a material change to geographic location; or (iv) not comply with the provisions of the agreements or arrangements pertaining to the officer’s compensation and benefits.

(2)

Under the death and disability scenarios contained in the CIC Agreements, the named executive officer would receive a cash severance payment equal to his annual base salary plus the annual bonus amount that he received or was entitled to receive for the most recent annual period (target level for 2014) less amounts that would be paid to the executive from other company benefits. The starting amount under each scenario ($2,250,000 for Mr. Moghadam and $1,237,500 for each of the other named executive officers) is based on the executive’s annual base salary as of December 31, 2014 ($900,000 for Mr. Moghadam and $550,000 for each of the other named executive officers) and the executive’s annual bonus at target for 2014 ($1,350,000 for Mr. Moghadam and $687,500 for each of the other named executive officers). Under the death scenario, each executive’s severance payment has been reduced by $1,000,000, which is the approximate present value of the life insurance benefit

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provided by the company. The life insurance benefit provided by the company is two times base salary with a limit of $1,000,000. Under the disability scenario, the starting amount is the same as under the death scenario and each executive’s severance payment has been reduced to zero based on the expected present value of future disability benefits that the executive would receive that are provided and funded by the company. The annual disability benefit provided by the company is 60% of base salary subject to a maximum of $204,000 per year. For this purpose, it is assumed that the present value of the future annual disability benefits to be received will be in excess of the payments required under the CIC agreements. Under the change in control scenario, the named executive officer would receive cash severance equal to two times his annual base salary and two times his annual bonus (at target) for the current year.

(3)

In the change in control scenario contained in the CIC Agreements, the named executive officer would receive a cash payment equal to the cost of continuation of health insurance coverage in place at the date of termination for 24 months. Additionally, the CIC Agreements provide for the payment of an amount equal to two times the company’s matching contribution under the 401(k) Plan ($15,900) and for outplacement services for one year with estimated value of $25,000.

(4)

The CIC Agreements provide for the reduction of any payments to which the named executive officer is entitled after a change in control should such payments constitute a “parachute payment” (as defined in Section 280G of the Internal Revenue Code). Such payments shall be either (a) reduced (but not below zero) so that the aggregate present value of the payment shall be $1.00 less than three times the officer’s “base amount” (also as defined in Section 280G of the Internal Revenue Code) so that no portion of the payment will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or (b) paid in full, whichever produces the better net after-tax result for the named executive officer (taking into account any applicable excise tax under Section 4999 and any applicable income taxes). Under the scenarios for 2014, none of the named executive officers would receive a better net after-tax result with a reduction.

(5)

The estimates for each scenario reflect the value that would be realized as of December 31, 2014 as a result of accelerated vesting of earned but unvested stock awards, LTIP Units, stock options, and participation points (or POP LTIP Units) awarded under the Prologis Outperformance Plan. Values are included to the extent that vesting would be accelerated under the applicable scenario under the terms of the applicable agreements.

For each scenario, the value attributable to stock options is computed as the difference between the closing price of our common stock on December 31, 2014 ($43.03) and the exercise price of the stock option (to the extent the exercise price is less than $43.03 per share).

For each scenario, the value attributable to stock awards is computed based on the closing price of our common stock on December 31, 2014 ($43.03). Stock awards made to Messrs. Moghadam, Olinger, and Reilly prior to May 2, 2012 do not provide for acceleration under the death and disability scenarios.

Under the death and disability scenarios, awards under the Prologis Outperformance Plan would not be paid until the end of the performance period and the actual awards paid would be based on performance for the entire performance period. Under these scenarios, the value of the participation points allocated to each named executive officer under the Prologis Outperformance Plan (and the POP LTIP Units exchanged for such participation points) for the 2013-2015 Performance Period and the 2014-2016 Performance Period is computed as of December 31, 2014 and is based on actual performance for the performance period through December 31, 2014 and assuming that actual performance for the remainder of the performance period matches the index. As of December 31, 2014, the estimated value of the awards for these performance periods is zero. In addition, the POP LTIP Units for the 2012-2014 Performance Period were forfeited and had no value based on actual performance for the period.

Under the change in control scenario, the Compensation Committee would determine the size of the compensation pool for each performance period and cash awards would be paid as of the executive’s termination date due to the change in control. Under this scenario, the value of the participation points allocated to each named executive officer under the Prologis Outperformance Plan (and the POP LTIP Units exchanged for such participation points) for the 2013-2015 Performance Period and the 2014-2016 Performance Periods is computed as of December 31, 2014 and is based on actual performance for the truncated performance period through December 31, 2014. As of December 31, 2014, the estimated value of the awards for these periods is zero. In addition, the participation points for the 2012-2014 Performance Period were forfeited and had no value based on actual performance for the period.

(6)

Awards made to Messrs. Nekritz, Anderson, and Curless prior to May 2, 2012 included provisions for the acceleration of vesting of unvested stock awards and stock options upon retirement, defined as attaining 60 years of age and having completed five years of service. Awards made to all named executive officers after May 2, 2012 under the 2012 LTIP provide for acceleration of vesting of unvested stock awards and stock options upon retirement, defined as attaining 62 years of age with a combined sum of age and years of service equal to or exceeding 75. The Prologis Outperformance Plan allows participants to retain their participation points upon retirement using the 2012 LTIP definition of retirement. None of the named executive officers met the retirement eligibility criteria of any equity compensation plan as of December 31, 2014, the assumed date of the termination scenarios for this presentation. Therefore, no acceleration benefit is reported under the retirement scenario.

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ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION FOR 2014	PROPOSAL 2

The Dodd-Frank Act allows our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

The compensation of our named executive officers is discussed above under “Executive Compensation Matters.” Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term, and strategic goals and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the compensation of our named executive officers for 2014.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation which is described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the company’s 2014 executive compensation, as discussed and disclosed in the company’s proxy statement for the 2015 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Executive Compensation Tables, and related narratives.”

You may vote for, vote against, or abstain from voting to approve the above resolution on the company’s executive compensation for 2014. Assuming a quorum is present, to be approved by the stockholders, the proposal must receive the affirmative vote of a majority of the shares of common stock having voting power present in person or by proxy at the annual meeting. Abstentions and broker non-votes are considered voting power present in person or by proxy and thus will have the same effect as votes cast “Against” the proposal.

As an advisory vote, this proposal is not binding on the company. However, the Compensation Committee values the opinions of our stockholders and will review and consider the voting results when making future executive compensation decisions. The company currently intends to hold an advisory vote on its executive compensation on an annual basis.

The Board unanimously recommends that the stockholders vote, on an advisory basis, “FOR” the approval of our 2014 executive compensation, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

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EQUITY COMPENSATION PLANS

We currently grant equity awards only under the 2012 LTIP. However, we do have awards outstanding that were granted under the AMB Plans and the Trust Plans. All future equity awards will be granted from the 2012 LTIP. The available shares of common stock reserved for issuance under the AMB Plans and the Trust Plans as of May 3, 2012, the date our stockholders approved the 2012 LTIP, were added to the share reserve of the 2012 LTIP. All outstanding awards under the AMB Plans and the Trust Plans will remain outstanding until they vest, expire, or are forfeited by the participant. The 2012 LTIP does not expire but no further awards can be granted under the plan after the tenth anniversary date of the plan approval (May 3, 2022). Information about our equity compensation plans as of December 31, 2014 is as follows:

Plan Category (a)	# of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (b)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (c)	# of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (b) (d)
Equity compensation plans approved by security holders(1)(2)	10,790,145	$34.80	12,352,628
Equity compensation plans not approved by security holders	—	—	—

(1) The amount in column (b) includes 5,263,139 shares of common stock that can be issued upon the exercise of outstanding stock options (of which 5,262,389 are vested), 2,615,328 outstanding RSUs, DSUs, DEUs, and phantom shares (of which 199,071 are vested), and 2,911,678 LTIP Units (of which none are vested). Amount in column (b) does not include 71,404 unvested RSAs that are included in our common stock outstanding at December 31, 2014.

(2) The weighted average exercise price in column (c) relates to 5,263,139 outstanding stock options reflected in column (b) which have a weighted average term to expiration of 3.8 years. Of the amount in column (b), 5,527,006 will be issued for no consideration.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to be an informed, vigilant, and effective overseer of our financial accounting and reporting processes consistent with risk mitigation appropriate in the circumstances. The committee is directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm. The committee is comprised of the four directors named below. Each member of the committee is independent as defined by SEC and NYSE rules. In addition, the Board has determined that each member of the Audit Committee is an audit committee financial expert and is financially literate in accordance with applicable NYSE and SEC rules. Management is responsible for the company’s internal controls and the financial reporting process. The company’s independent registered public accounting firm is responsible for performing an independent audit of the company’s consolidated financial statements and the effectiveness of the company’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), and issuing reports thereon. The Audit Committee is responsible for overseeing the conduct of these activities. The committee’s function is more fully described in its charter which has been approved by the Board. The charter can be viewed, together with any future changes, on our website at http://ir.prologis.com/governance.cfm.

We have reviewed and discussed the company’s audited financial statements for the fiscal year ended December 31, 2014 and unaudited financial statements for the quarterly periods ended March 31, June 30, and September 30, 2014 with management and KPMG LLP (“KPMG”), the company’s independent registered public accounting firm. We also reviewed and discussed management’s assessment of the effectiveness of the company’s internal controls over financial reporting. The committee has discussed with KPMG the matters that are required to be discussed by Auditing Standard No. 16, Communication With Audit Committees, issued by the PCAOB. KPMG has provided to the company the written disclosures and the letter required by applicable PCAOB requirements regarding their communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG, its independence. The committee also concluded that KPMG’s performance of

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non-audit services to us and our affiliates, as pre-approved by the committee and described in the next section, does not impair KPMG’s independence.

Based on the considerations referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for 2014. The foregoing report is provided by the following independent directors, who constitute the committee.

J. Michael Losh (Chair)

Christine N. Garvey

D. Michael Steuert

Carl B. Webb

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee engaged KPMG as our independent registered public accounting firm for the fiscal years ended December 31, 2014 and 2013. KPMG was also retained to provide certain audit-related and tax services in 2014 and 2013. In the course of the provision of services on our behalf, we recognize the importance of our independent registered public accounting firm’s ability to maintain objectivity and independence in its audit of our financial statements and the importance of minimizing any relationships that could appear to impair that objectivity. To that end, the Audit Committee has adopted policies and procedures governing the pre-approval of audit and non-audit work performed by our independent registered public accounting firm. The independent registered public accounting firm is authorized to perform specified pre-approved services up to certain annual amounts and up to specified amounts for specific services. Such limits vary by the type of service provided. Individual engagements anticipated to exceed pre-established thresholds must be separately approved. All of the fees reflected below for 2014 and 2013 were either specifically pre-approved by the Audit Committee or pre-approved pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy. These policies and procedures also detail certain services which the independent registered public accounting firm is prohibited from providing to us.

The following table represents fees for professional audit services rendered for the audit of our consolidated financial statements for the years ended December 31, 2014 and 2013 and fees billed for other services rendered in each year.

Types of Fees	2014	2013
Audit fees(1)	$4,475,500	$4,757,900
Audit-related fees(2)	40,000	47,500
Tax fees(3)	425,600	578,400
All other fees(4)	—	—

Totals	$4,941,100	$5,383,800

(1) Audit fees consists of fees for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, including all services required to comply with the standards of the PCAOB, and fees associated with performing the integrated audit of internal controls over financial reporting (Sarbanes-Oxley Section 404 work). Additionally, amounts include fees for services associated with comfort letters, statutory audits, and reviews of documents filed with the SEC.

(2) Audit-related fees consist of fees for assurance and related services associated with the audit of our employee benefit plans.

(3) Tax fees are primarily fees for tax compliance, tax return preparation, and pre-approved tax consultations.

(4) No other fees were billed for 2014 or 2013.

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RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	PROPOSAL 3

KPMG has been appointed by the Audit Committee as our independent registered public accounting firm for the year 2015. We are requesting our stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for the year 2015. In the event our stockholders do not approve the appointment, the appointment will be reconsidered by the Audit Committee.

KPMG representatives are expected to attend the 2015 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

You may vote for, vote against, or abstain from voting on ratifying the appointment of KPMG as our independent registered public accounting firm for the year 2015. Assuming a quorum is present, to be approved by the stockholders, the proposal must receive the affirmative vote of a majority of the shares of common stock having voting power present in person or by proxy at the annual meeting. Abstentions and broker non-votes are considered voting power present in person or by proxy and thus will have the same effect as votes cast “Against” the proposal.

The Board unanimously recommends that the stockholders vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year 2015.

ADDITIONAL INFORMATION

Annual Report to Stockholders

Our Annual Report on Form 10-K for the year ended December 31, 2014 (which includes our consolidated financial statements), is mailed to stockholders along with this proxy statement, if a request is made to receive printed proxy materials or if the stockholder is a participant in our 401(k) Plan. Our Annual Report to Stockholders, which includes our Annual Report on Form 10-K, and this proxy statement are provided electronically by e-mail to those stockholders who have requested that form of delivery. The Notice of Internet Availability that is distributed to many of our stockholders provides information on how you may access our 2014 Annual Report to Stockholders and this proxy statement through the Internet, which will be available on or about March 18, 2015 at www.proxyvote.com or http://ir.prologis.com/annuals.cfm. We will provide copies of our annual report to requesting stockholders, free of charge, by contacting Investor Relations, Prologis, Inc., Pier 1, Bay 1, San Francisco, California 94111, telephone (415) 394-9000.

Attendance at the 2015 Annual Meeting

Stockholders must bring proof of current ownership of our common stock to be admitted to and to attend the 2015 annual meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as amended, requires our directors, certain officers, and certain beneficial owners of our common stock to file reports of holdings and transactions in our common stock with the SEC and the NYSE. Based on our records and other information available to us, we believe that, in 2014, all of the above persons and entities met all applicable SEC filing requirements.

Other Matters

We do not anticipate any other business to be brought before the 2015 annual meeting of stockholders. In addition to the scheduled items, however, the meeting may consider properly presented stockholder proposals and matters relating to the conduct of the meeting. As to any other business, the proxies, in their discretion, are authorized to vote on other matters which may properly come before the meeting and any adjournments or postponements of the meeting.

March 11, 2015

San Francisco, California

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PROLOGIS, INC. PIER 1, BAY 1 SAN FRANCISCO, CA 94111

YOUR VOTE IS IMPORTANT!

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the meeting date. Have your Proxy Voting Instruction Form in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Prologis, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically by e-mail or through the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time the day before the meeting date. Have your Proxy Voting Instruction Form in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your Proxy Voting Instruction Form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Do not return your Proxy Voting Instruction Form if you are authorizing your proxy by telephone or Internet.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M85043-P60263-Z64853	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

PROLOGIS, INC.
The Board of Directors recommends you vote FOR all the listed nominees: 1. Election of Directors
Nominees:		For	Against	Abstain

1a.  Hamid R. Moghadam

1b.  George L. Fotiades

1c.  Christine N. Garvey

1d.  Lydia H. Kennard

1e.  J. Michael Losh

1f.  Irving F. Lyons III

1g.  David P. O’Connor

1h.  Jeffrey L. Skelton

1i.  Carl B. Webb

1j.  William D. Zollars

		☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

The Board of Directors recommends you vote FOR the following proposals:

2.   Advisory Vote to Approve the Company’s Executive Compensation for 2014

3.   Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the year 2015

							For ☐ ☐	Against ☐ ☐	Abstain ☐ ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

M85044-P60263-Z64853

PROLOGIS, INC.

Annual Meeting of Stockholders

April 29, 2015 1:30 P.M. Pacific time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints each of Hamid R. Moghadam, Thomas S. Olinger, and Edward S. Nekritz as proxies for the undersigned with full power of substitution in each of them, to represent the undersigned at the Annual Meeting of Stockholders to be held on April 29, 2015, and at any and all adjournments or postponements thereof with all powers possessed by the undersigned if personally present at the meeting, and to cast at such meeting all votes that the undersigned is entitled to cast at such meeting in accordance with the instructions indicated on the reverse side of this card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED AND THE SHARES ARE HELD DIRECTLY IN YOUR NAME, IT WILL BE VOTED (1) FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT, (2) FOR THE APPROVAL, BY ADVISORY VOTE, OF THE COMPANY’S EXECUTIVE COMPENSATION FOR 2014, (3) FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2015, AND (4) IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

IF YOU HOLD SHARES IN YOUR 401(K) PLAN ACCOUNT AND DO NOT PROVIDE SPECIFIC VOTING INSTRUCTIONS, THE TRUSTEE WILL VOTE ALL UNINSTRUCTED SHARES HELD IN THE COMPANY’S 401(K) PLAN IN THE SAME PROPORTION AS HOW INSTRUCTED SHARES HELD IN THE COMPANY’S 401(K) PLAN ARE VOTED. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, THE PROXY STATEMENT, AND THIS PROXY. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side